UNITED
STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.  )
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☐	Preliminary Proxy Statement

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Lionsgate Studios Corp.

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 LIONSGATE STUDIOS CORP.

NOTICE OF 2026 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

LIONSGATE STUDIOS CORP.

250 Howe Street, 20th Floor

Vancouver, British Columbia V6C 3R8

2700 Colorado Avenue

Santa Monica, California 90404

NOTICE OF ANNUAL GENERAL AND SPECIAL MEETING OF SHAREHOLDERS

To Be Held September 15, 2026

To Our Shareholders:

You are invited to attend the annual general and special meeting of shareholders (the “Annual Meeting”) of Lionsgate Studios Corp. (“Lionsgate” or the “Company”), which will be held on September 15, 2026, beginning at 10:00 a.m., Pacific Time, at Lionsgate’s head office in Canada at Dentons Canada LLP, 250 Howe Street, 20th Floor, Vancouver, British Columbia, V6C 3R8. At the Annual Meeting, shareholders will act on the following matters:

1.	Elect eleven (11) directors named as nominees in this proxy statement, each for a term ending at the next annual meeting of shareholders or until their respective successors are duly elected;

2.	Re-appoint Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2027;

3.	Conduct an advisory vote to approve executive compensation;

4.	Conduct an advisory vote on the frequency of future advisory votes on executive compensation; and

5.	Transact such further and other business as may properly come before the meeting and any continuations, adjournments or postponements thereof.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON SEPTEMBER 15, 2026 BEGINNING AT 10:00 A.M., PACIFIC TIME, AT LIONSGATE’S HEAD OFFICE IN CANADA AT DENTONS CANADA LLP, 250 HOWE STREET, 20TH FLOOR, VANCOUVER, BRITISH COLUMBIA, V6C 3R8.

We are using the Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing our shareholders a “Notice of Internet Availability of Proxy Materials” (the “Notice”) instead of a printed copy of the notice of the Annual Meeting, proxy statement, and proxy card or voting instruction form and our Annual Report for the fiscal year ended March 31, 2026, as amended (including the audited consolidated financial statements of the Company as of and for the fiscal year ended March 31, 2026, together with the auditor’s report therein) (the “Meeting Materials”). Each shareholder (other than those who previously requested electronic delivery of all materials or previously elected to receive delivery of a paper copy of the Meeting Materials) will receive a Notice. The Notice contains instructions on how shareholders can access the Meeting Materials over the Internet and vote their Company common shares, without par value (the “common shares”). The Notice also contains instructions on how shareholders can receive a printed copy of the Meeting Materials. We believe this process will expedite shareholders’ receipt of the Meeting Materials, lower the costs of the Annual Meeting and conserve natural resources. The Meeting Materials are also available at www.proxyvote.com.

We are also utilizing the “Notice and Access” rules adopted by the Canadian Securities Administrators pursuant to which the Company will post electronic copies of the Meeting Materials on the System for Electronic Document Analysis and Retrieval (“SEDAR+”) at www.sedarplus.ca and also on our website at https://investors.lionsgate.com/financials/annual-reports/default.aspx rather than mailing paper copies to all registered and Non-Registered Shareholders (as defined in this proxy statement). The other information on our corporate website does not constitute part of this proxy statement.

Shareholders of record of common shares at 5:00 p.m. (Eastern Time) on July 20, 2026 are entitled to notice of, and to vote at, the Annual Meeting or any continuations, adjournments or postponements thereof. Whether or not you plan to attend the Annual Meeting, we urge you to submit your proxy or voting instructions as promptly as possible by Internet, telephone or mail to ensure your representation and the presence of a quorum at the Annual Meeting. Shareholders of record that attend the Annual Meeting and wish to vote in person may withdraw a previously submitted proxy card or voting instructions and vote their common shares personally.

Your proxy card is revocable in accordance with the procedures set forth in the proxy statement accompanying this notice.

By Order of the Board of Directors,

Jon Feltheimer

Chief Executive Officer

Santa Monica, California

Vancouver, British Columbia

July 28, 2026

In accordance with our security procedures, all persons attending the Annual Meeting will be required to present picture identification.

EXPLANATORY NOTE

Prior to the Separation (defined below), Lionsgate Studios Corp. (formerly trading on the Nasdaq Stock Market under the ticker symbol LION) (“Legacy Lionsgate Studios”) was a subsidiary of Lions Gate Entertainment Corp. (formerly trading on the New York Stock Exchange under the ticker symbols LGF.A and LGF.B) (“Old Lionsgate Parent”), and included the company’s motion picture and television studio operations (collectively referred to as the “Studio Business”).

On May 6, 2025, pursuant to an arrangement agreement dated January 29, 2025, as amended on March 12, 2025, Old Lionsgate Parent completed the separation of its Studio Business from its STARZ-branded premium subscription platform (the “Starz Business”) through a series of transactions resulting in two separately traded public companies (the “Separation”): (1) a new Lionsgate Studios Corp. (trading on the New York Stock Exchange under the ticker symbol LION) (referred to in this proxy statement as the “Company,” “Lionsgate,” “we,” “us,” or “our”), which now holds, directly and through subsidiaries, the Studio Business, and (2) Old Lionsgate Parent, which was renamed Starz Entertainment Corp. (“Starz”) (trading on the Nasdaq Stock Market under the ticker symbol STRZ), which now holds, directly and through subsidiaries, the Starz Business.

Prior to the completion of the Separation, the Board of Directors of Old Lionsgate Parent consisted of 13 directors, which included Michael Burns, Mignon Clyburn, Gordon Crawford, Jon Feltheimer, Emily Fine, Michael T. Fries, John D. Harkey, Jr., Susan McCaw, Yvette Ostolaza, Mark H. Rachesky, M.D., Daryl Simm, Hardwick Simmons and Harry E. Sloan. Upon completion of the Separation, the Board of Directors of Lionsgate consisted of 10 directors, which included Gordon Crawford, Jon Feltheimer, Emily Fine, Michael T. Fries, John D. Harkey, Jr., Susan McCaw, Yvette Ostolaza, Mark H. Rachesky, M.D., Richard Rosenblatt and Harry E. Sloan. Currently, the Board of Directors of Lionsgate consists of 11 directors, including Gordon Crawford, Jon Feltheimer, Emily Fine, Michael T. Fries, John D. Harkey, Jr., Susan McCaw, Steven Mnuchin, Yvette Ostolaza, Mark H. Rachesky, M.D., Richard Rosenblatt and Harry E. Sloan.

Upon completion of the Separation, the executive officers and named executive officers of Old Lionsgate Parent became the executive officers and named executive officers of Lionsgate, respectively, and the information regarding executive compensation and related matters with respect to such executive officers for Old Lionsgate Parent’s fiscal year ended March 31, 2026 is set forth herein.

For fiscal 2026, compensation information reflects amounts paid to or earned by the Named Executive Officers (as defined herein) solely in respect of service to the Company following the completion of the Separation (i.e., for the period commencing May 7, 2025 through March 31, 2026), unless otherwise indicated.

For fiscal 2025 and fiscal 2024, compensation information reflects amounts paid to or earned by the Named Executive Officers in their capacities as executives of Old Lionsgate Parent prior to the completion of the Separation. Following the Separation, these executives continued in their respective roles with the Company.

Accordingly, unless otherwise noted herein, references in this proxy statement to:

(i)

the “Company,” “Lionsgate,” “we,” “us,” or “our” refer to Old Lionsgate Parent for periods prior to the completion of the Separation and to Lionsgate Studios Corp. for periods following the Separation; and

(ii)

the “Company’s fiscal year” refers to (A) the fiscal year ended March 31, 2024 (April 1, 2023 to March 31, 2024), (B) the fiscal year ended March 31, 2025 (April 1, 2024 to March 31, 2025), in each case representing Old Lionsgate Parent’s fiscal years, and (C) the fiscal year ending March 31, 2026 (May 7, 2025 to March 31, 2026), representing the Company’s current fiscal year, as applicable.

Additional Note Regarding the Annual Meeting

The Company held its initial annual general and special meeting of shareholders following the Separation on March 17, 2026, with respect to the Company’s fiscal 2025. This Annual Meeting is the Company’s annual general and special meeting of shareholders for fiscal 2026.

Lionsgate Proxy Statement i

ANNUAL REPORT TO SHAREHOLDERS

To Our Shareholders:

We ended fiscal 2026 with our best adjusted OIBDA quarter in 12 years and our third straight quarter of $1 billion trailing 12-month library revenue. During the year we secured renewals for nearly all of our premium scripted television series, our best series renewal year ever, scored back-to-back wins with The Housemaid and Michael, launching two major new Lionsgate properties in the span of just four months, and continued to grow an incredibly valuable portfolio of IP across our film, television, live entertainment, digital storytelling and 3 Arts businesses.

We enter fiscal 2027 in great shape, with our best film and television slates ever, a strengthening balance sheet and an improving operating environment that combine to put us on a path to strong growth this year and in the years ahead. We’re continuing to build on that momentum with the rollout of initiatives in digital storytelling, social media partnerships to bring our IP to growing fan bases, live experiences and AI designed to keep us at the forefront of the industry of the future.

MOTION PICTURE GROUP SCORES BACK-TO-BACK TRIUMPHS WITH MICHAEL AND THE HOUSEMAID

Michael grossed $1 billion at the worldwide box office on its way to becoming the highest-grossing biopic of all time. The performances of Michael, The Housemaid, and films as varied as Francis Lawrence’s critically-acclaimed The Long Walk and Ruben Fleischer’s Now You See Me: Now You Don’t illustrate the diversification of our lineup, our focus on bold, original storytelling, our world-class talent relationships and our ability to compete successfully on any kind of film at any level. During the first six months of calendar 2026, our 10% domestic box office market share ranked fourth among all studios.

Looking ahead, our slate is loaded with branded, repeatable properties: Francis Lawrence’s highly-anticipated The Hunger Games: Sunrise on the Reaping; Mel Gibson’s The Resurrection of the Christ Parts One and Two, his visually stunning & provocative follow-up to The Passion of the Christ, one of the highest grossing “R” rated films of all time; Paul Feig’s The Housemaid’s Secret, based on the second book in the best-selling trilogy; a new interpretation of Rambo with rising star Noah Centineo; the re-imagining of Blair Witch in partnership with Blumhouse and Atomic Monster, directed by rising star Dylan Clark; Caine, starring writer/director Donnie Yen, the latest chapter in the John Wick Universe; Spider Man: Brand New Day director Destin Daniel Cretton’s Naruto, based on one of the most beloved manga properties of all time; and acclaimed director Sam Raimi helming a remake of the classic horror thriller Magic.

We’re rolling out this lineup against the backdrop of a resurgent domestic box office, headed for its first $10 billion year in seven years, with hits emerging in new and exciting places from new and proven storytellers alike.

LIONSGATE TELEVISION EXECUTES ITS PLAYBOOK FOR SUCCESS

During the year, our Television Group leveraged our creative excellence and innovative business models to secure renewals of scripted series with 12 different platforms, keeping costs down and maintaining our flexibility to make shows at every price point, for every buyer and across a balanced mix of retained rights and cost plus models.

At the same time, we rolled out new series like the hit comedy The Studio on Apple TV and the erotic thriller The Hunting Wives on Netflix. The Studio recently completed one of the most dominant award runs in modern television history, winning a record 13 Emmys and top prizes at the Golden Globes, the Actor Awards, and the PGA, DGA, WGA and BAFTA Awards. The Hunting Wives debuted as a ratings leader on Netflix and a staple of national conversation. Both shows are entering their second seasons.

We also scored with long-running shows like The Rookie, our procedural at ABC and Hulu, which rode a surge of popularity among Gen Z audiences to a new streaming viewership record and renewal for a 9th season. We continued to expand the brand with ABC’s pickup of The Rookie: North with breakout star-in-the-making Jay Ellis.

The partnership between Lionsgate and STARZ has already leveraged the original Power series into three hit spinoffs, Power Book II: Ghost, Power Book III: Raising Kanan, and Power Book IV: Force. During the year, we secured pickups for two more series, Power: Origins and Power: Legacy, to further expand the Power Universe. We have built a strong, enduring and immensely valuable franchise that will span at least six different series and more than 200 episodes.

POWERHOUSE LIBRARY AND PORTFOLIO OF BRANDED INTELLECTUAL PROPERTIES DELIVER GROWTH & STABILITY

We operate one of the largest and most valuable film & television libraries in the world, a reliable driver of growth and stability with a 7% CAGR over the past 10 years. We expect this strength to continue as major film properties like Michael, The Housemaid and The

ii Lionsgate Proxy Statement

Hunger Games: Sunrise on the Reaping enter the library for the first time in the coming year, the rights of major television series continue to revert, and we complement our traditional buyers with licensing to a suite of 50 FAST channels, nearly 20 SVOD add-on services and LIONSGATE+, our self-distributed catalog platform of premium films & television series. Our library is also becoming more balanced and diversified: television properties today account for nearly one-third of our library revenues, up from 15% 10 years ago.

The backbone of this library is our deep portfolio of branded IP. One of the ways we keep these properties fresh & energized is by extending them into live entertainment, immersive experiences & games through our Global Products & Experiences Group… with a La La Land 10th anniversary theatrical re-release in August as we prepare to announce a theatre and date for La La Land: The Musical… bringing the Now You See Me Live magic show to the MGM Grand in Las Vegas, beginning in October… kicking off Dirty Dancing’s North American tour in August… launching Hunger Games & Twilight live streaming events on YouTube… and rolling out the Saw Genesis video game this fall.

BOLSTERING STRENGTHS, DIVERSIFYING INTO GROWTH OPPORTUNITIES AT 3 ARTS

3 Arts continued to grow & diversify its business during the year, bolstering traditional areas of strength while exploring exciting new growth opportunities. A longstanding force in broadcast network comedies, 3 Arts has expanded its leadership into streaming comedies, garnering 18 Emmy nominations for shows produced by 3 Arts and its clients earlier this month, with 13 series renewed for new seasons, including Nobody Wants This, The Four Seasons, Running Point and Welcome to Wrexham, and six new series launched.

We also continued to diversify into new areas of representation at 3 Arts: growing an elite sports management business with a deep roster of world-class athletes, representing many of the biggest names in horror, and cultivating one of the industry’s most extensive networks of creator relationships. 3 Arts represents four of the six creators named in a recent trade publication survey as most likely to break out at the box office.

CHARTING AN AI STRATEGY FOR THE “STUDIO OF THE FUTURE”

During the year, we continued our evolution into the studio of the future by hiring our first Chief AI Officer, renewing our generative AI partnership with Runway and executing our three-pronged strategy of: integrating AI across our businesses to streamline administrative workflow (every Lionsgate employee is trained in AI)… working collaboratively with our talent partners to strategically embed AI across our production, postproduction, marketing and other content operations… and creating new revenue streams through our AI partnerships. Beginning in the next two to three years, we expect to generate significant annual cost savings and incremental revenue from these initiatives.

ENTREPRENEURIAL CULTURE PROVIDES THE SPARK

Our dynamic and entrepreneurial culture is a driver of our success: empowering our executives to try new things, defy the conventional wisdom and create bold original content that sets us apart. We continue to re-imagine, restructure and re-energize key businesses, not only to streamline our organization but to pave the way for a new generation of executives to lead. Throughout this process, we continue to double down on our collaborative Team Lionsgate approach that is our force multiplier in competing against rivals with more scale and deeper resources.

POSITIONED FOR STRONG VALUE CREATION IN THE YEARS AHEAD

In closing, last May we completed the separation of Lionsgate and STARZ into two standalone public companies, collapsing our dual share structure into a single class of stock. The market’s response has confirmed that a focused, content-driven Lionsgate is the right structure for unlocking value.

Today, we operate as an independent, IP-centric pure play content company occupying a unique place in the media ecosystem, set apart by our content and our business models, backed by a massive film & television library and a deep portfolio of brands, and driven by a relentlessly entrepreneurial spirit. I am confident that these strengths will translate into strong growth and value creation for our shareholders in fiscal 2027 and the years ahead.

Sincerely,

Jon Feltheimer

Chief Executive Officer

Lionsgate Proxy Statement iii

PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement and does not contain all of the information you should consider in making a voting decision. You should read the entire proxy statement carefully before voting. For information on the voting process and how to attend the Annual Meeting, please see About the Annual Meeting on page 1.

Stock Performance

May 7, 2025* to June 30, 2026

Fiscal 2026 Highlights

12-Year High Adjusted OIBDA** Adjusted OIBDA of $165.4 million in the fourth quarter of fiscal 2026, up 17% year-over-year and the highest quarterly level in 12 years	Motion Picture Group Momentum The Housemaid grossed nearly $400 million worldwide, Now You See Me, Now You Don’t grossed nearly $250 million worldwide and Michael grossed over $1 billion worldwide	Consistent Library Revenue Performance Achieved three consecutive quarters exceeding $1 billion in trailing 12-month library revenue in fiscal 2026

Key Television Series Renewals Secured renewals for 12 of 13 current scripted series, television slate set to nearly double the number of episodic deliveries from fiscal 2026 to fiscal 2027	Separation of Lionsgate and Starz Completed separation of Lionsgate Studios Corp. (NYSE: LION) and Starz Entertainment Corp. (NASDAQ: STRZ) into standalone, publicly-traded companies

*	First day of trading of “LION” on the New York Stock Exchange.

**Adjusted OIBDA is a non-GAAP financial measure; please refer to Exhibit A for a definition of Adjusted OIBDA and a reconciliation to the most comparable GAAP measure.

iv Lionsgate Proxy Statement

Proxy Summary

Meeting Information and Voting*

Date September 15, 2026	Time 10:00 A.M. Pacific Time	Place Dentons Canada LLP 250 Howe Street, 20th Floor Vancouver, British Columbia, V6C 3R8

Telephone 1 (800) 322-2885	Tablet/Smartphone Scan this QR code	Internet www.proxyvote.com	Mail Mark, sign and date the proxy card or voting instruction form

* You may also vote personally or by proxy by attending the Annual Meeting. If you hold shares through a bank, broker, trustee or other nominee who holds your common shares, you cannot vote your common shares at the Annual Meeting unless you have obtained a legal proxy from your bank, broker, trustee or other nominee who holds your common shares.

Annual Meeting Proposals

Matters to Be Voted On

Elect eleven (11) directors named as nominees in this proxy statement, each for a term ending at the next annual general meeting or until their respective successors are duly elected.		Re-appoint Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2027.

FOR EACH NOMINEE	Page 8	FOR	Page 18

Conduct an advisory vote to approve executive compensation.		Conduct an advisory vote on the frequency of future advisory votes on executive compensation.

FOR	Page 19	EVERY ONE YEAR	Page 20

At the Annual Meeting, the Company’s shareholders will also consider any other business that may properly come before the Annual Meeting and any continuations, adjournments or postponements thereof regardless of whether you attend the meeting. Should any other business come before the Annual Meeting, the persons named on the enclosed proxy will, as stated therein, have discretionary authority to vote the common shares represented by such proxies, in accordance with their best judgment.

Lionsgate Proxy Statement v

2026 ANNUAL GENERAL AND SPECIAL MEETING OF SHAREHOLDERS OF LIONSGATE STUDIOS CORP.

PROXY STATEMENT

This proxy statement is part of a solicitation of proxies by the Board of Directors (the “Board”) of Lionsgate Studios Corp. (“Lionsgate,” the “Company,” “we,” “us” or “our”) and contains information relating to our annual general and special meeting of shareholders (the “Annual Meeting”) to be held on Tuesday, September 15, 2026, beginning at 10:00 a.m., Pacific Time, at the Company’s head office in Canada at Dentons Canada LLP, 250 Howe Street, 20th Floor, Vancouver, British Columbia, V6C 3R8, and to any continuations, adjournments or postponements thereof. All dollar figures contained in this proxy statement are in U.S. dollars, unless otherwise indicated. We are first mailing the proxy materials, and the proxy materials were first made available, to our shareholders on or about July 28, 2026.

ABOUT THE ANNUAL MEETING

Why did I receive a “Notice of Internet Availability of Proxy Materials” in the mail instead of a full set of proxy materials?

We are using the Securities and Exchange Commission (the “SEC”) rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to our shareholders a “Notice of Internet Availability of Proxy Materials” (the “Notice”) instead of a printed copy of the notice of the Annual Meeting, proxy statement, proxy card or voting instruction form, and our Annual Report for the fiscal year ended March 31, 2026, as amended (including the audited consolidated financial statements of the Company as of and for the fiscal year ended March 31, 2026, together with the auditor’s report therein) (collectively, the “Meeting Materials”). Each shareholder (other than those who previously requested electronic delivery of all materials or previously elected to receive delivery of a paper copy of the Meeting Materials) will receive a Notice. The Notice contains instructions on how shareholders can access the Meeting Materials over the Internet and vote their Company common shares, without par value (the “common shares”). The Notice also contains instructions on how shareholders can receive a printed copy of the Meeting Materials. We believe this process will expedite shareholders’ receipt of the Meeting Materials, lower the costs of the Annual Meeting and conserve natural resources.

In addition, the Company will utilize the “Notice and Access” rules adopted by the Canadian Securities Administrators pursuant to which the Company will post electronic copies of the Meeting Materials on the System for Electronic Document Analysis and Retrieval (“SEDAR+”) at www.sedarplus.ca and also at https://investors.lionsgate.com/financials/annual-reports/default.aspx rather than mailing paper copies to all registered and Non-Registered Shareholders (as defined below). Notwithstanding the foregoing, paper copies of the Meeting Materials are available but will only be mailed to those registered and Non-Registered Shareholders who request paper copies. All other shareholders will receive the Notice which will contain information on how to obtain either electronic or paper copies of the Meeting Materials in advance of the Annual Meeting. Registered shareholders and Non-Registered Shareholders may request free paper copies of the Meeting Materials in advance of the Annual Meeting by contacting Broadridge Financial Solutions, Inc. at (800) 579-1639 or by email at sendmaterial@proxyvote.com.

The Company has elected not to use the procedure known as “stratification” in relation to its use of the “Notice and Access” rules. Stratification occurs when a reporting issuer using the “Notice and Access” rules provides a paper copy of proxy-related materials to some, but not all, of its shareholders.

What is the purpose of the Annual Meeting?

At the Annual Meeting, shareholders will be asked to vote upon the following matters outlined in the notice of the Annual Meeting:

•

the election of eleven (11) directors named as nominees in this proxy statement;

•

re-appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2027;

•

an advisory vote on executive compensation;

•

an advisory vote on the frequency of future advisory votes on executive compensation; and

•

any other matters as may properly come before the Annual Meeting and any continuations, adjournments or postponements thereof.

Lionsgate Proxy Statement 1

About the Annual Meeting

Who is entitled to vote at the Annual Meeting?

Shareholders of record of common shares at 5:00 p.m. (Eastern Time) on July 20, 2026 (the “Record Date”) are entitled to receive notice of the Annual Meeting and to vote the common shares that they held on the Record Date at the Annual Meeting, or any continuations, adjournments or postponements thereof. Each outstanding common share entitles its holder to cast one vote on each matter to be voted upon. As of the Record Date, 297,490,930 common shares held by approximately 1,497 shareholders of record were outstanding and entitled to vote.

Unless the context dictates otherwise, all references to “you,” “your,” “yours” or other words of similar import in this proxy statement refer to holders of common shares.

Each shareholder of record of common shares has the right to appoint a person or company to represent the shareholder to vote in person at the Annual Meeting other than the persons designated in the form of proxy. See “How do I vote at the Annual Meeting?” below.

Who can attend and vote at the Annual Meeting?

Only registered shareholders of common shares or the persons they appoint as their proxies are permitted to attend and vote at the Annual Meeting. Most shareholders of common shares of the Company are “non-registered” shareholders (“Non-Registered Shareholders”) because the common shares they own are not registered in their names but are, instead, registered in the name of the brokerage firm, bank or trust company through which they hold such shares. Common shares beneficially owned by a Non-Registered Shareholder are registered either: (i) in the name of an intermediary (an “Intermediary”) that the Non-Registered Shareholder deals with in respect to such shares (which may be, among others, a bank, trust company, securities dealer or broker and trustees or administrator of self-administered Registered Retirement Savings Plans, Registered Retirement Income Funds, Registered Education Savings Plans and similar plans); or (ii) in the name of a clearing agency (such as The Canadian Depository for Securities Limited or The Depository Trust & Clearing Corporation) of which the Intermediary is a participant. In accordance with applicable securities law requirements, the Company will have distributed copies of the proxy materials to such clearing agencies and Intermediaries for distribution to Non-Registered Shareholders.

Such Non-Registered Shareholders are able to access the proxy materials and vote their shares following the instructions provided by their Intermediaries. If shareholders have requested printed copies, Intermediaries are required to forward the proxy materials to such Non-Registered Shareholders, unless such Non-Registered Shareholder has waived the right to receive them. Intermediaries often use service companies to forward the materials to Non-Registered Shareholders. Generally, Non-Registered Shareholders who have not waived the right to receive the proxy materials and who have requested a printed copy of the proxy materials will either:

(i)  be given a voting instruction form which is not signed by the Intermediary and which, when properly completed and signed by the Non-Registered Shareholder and returned to the Intermediary or its service company, will constitute voting instructions (often called a “voting instruction form”) which the Intermediary must follow. Typically, the voting instruction form will consist of a one-page printed form. Sometimes, instead of the one-page pre-printed form, the voting instruction form will consist of a regular printed form accompanied by a page of instructions which contains a removable label with a bar code and other information. In order for the form of proxy to validly constitute a voting instruction form, the Non-Registered Shareholder must remove the label from the instructions and affix it to the form of proxy, properly complete and sign the form of proxy and submit it to the Intermediary or its service company in accordance with the instructions of the Intermediary or its service company; or

(ii) be given a form of proxy which has already been signed by the Intermediary (typically by a facsimile or stamped signature), which is restricted to the number of common shares beneficially owned by the Non-Registered Shareholder but which is otherwise not completed by the Intermediary. Because the Intermediary has already signed the form of proxy, this form of proxy is not required to be signed by the Non-Registered Shareholder when submitting the proxy. In this case, the Non-Registered Shareholder who wishes to submit a proxy should properly complete the form of proxy and deposit it with the Company, c/o MacKenzie Partners, Inc. Attention: Lionsgate Tabulation, 7 Penn Plaza, Suite 503, New York, NY 10001.

In either case, the purpose of these procedures is to permit Non-Registered Shareholders to direct the vote of the common shares they beneficially own. Should a Non-Registered Shareholder who receives one of

2 Lionsgate Proxy Statement

About the Annual Meeting

the above forms wish to vote at the Annual Meeting in person (or have another person attend and vote on behalf of the Non-Registered Shareholder), the Non-Registered Shareholder should request a legal proxy from their Intermediary. Instructions for obtaining legal proxies may be found on the voting instruction form. If you have any questions about voting your common shares, please call MacKenzie Partners, Inc. at (800) 322-2885 or (212) 929-5500 or e-mail lionsgate@mackenziepartners.com.

A Non-Registered Shareholder may revoke a voting instruction form which has been given to an Intermediary, or make a request to its Intermediary to receive the proxy materials and to vote, as permitted by securities laws and supported by the Intermediary’s instructions. Intermediaries may not be required to act on a revocation of a voting instructions form or a waiver of the right to receive proxy materials and to vote if the communication from the Non-Registered Shareholder is not received by the Intermediary in a timely manner in advance of the Annual Meeting, or otherwise within the Intermediary’s required timelines. If you are a Non-Registered Shareholder, please comply with the revocation deadlines included in the voting instructions provided by the Intermediary that holds your common shares.

What constitutes a quorum?

A quorum is necessary to hold a valid meeting of shareholders. The quorum for the Annual Meeting is two (2) persons who are, or who represent by proxy, one or more shareholders who, in the aggregate, hold at least 10% of the issued common shares of the Company entitled to be voted at the Annual Meeting.

Abstentions will be included in determining the number of common shares present at the Annual Meeting for the purpose of determining the presence of a quorum. Broker non-votes (common shares held by a broker or nominee that does not have the authority, either express or discretionary, to vote on a particular matter), if any, to the extent broker-non votes arise in the limited circumstances described herein, will also be counted in determining the number of shares present at the Annual Meeting for the purpose of determining the presence of a quorum.

How do I vote at the Annual Meeting?

If you are a shareholder of record of common shares, you have the right to vote in person at the Annual Meeting. If you choose to do so, you can vote using the ballot that will be provided at the Annual Meeting, or, if you requested and received printed copies of the proxy materials by mail, you can complete, sign and date the proxy card enclosed with the proxy materials you received and submit it at the Annual Meeting. If you are a Non-Registered Shareholder, you may not vote your common shares in person at the Annual Meeting unless you obtain a “legal proxy” from the bank, broker, trustee or other nominee that holds your common shares, giving you the right to vote the common shares at the Annual Meeting.

Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions in advance of the Annual Meeting as described herein, so that your vote will be counted if you later decide not to attend the Annual Meeting.

At the Annual Meeting, a representative from Broadridge Financial Solutions, Inc. shall be appointed to act as scrutineer and will determine the number of common shares represented at the Annual Meeting, the existence of a quorum and the validity of proxies, will count the votes and ballots, if required, and will determine and report the results to the Company.

How can I vote my common shares without attending the Annual Meeting?

Whether you are a holder of record or a Non-Registered Shareholder, you may direct how your common shares are voted without attending the Annual Meeting.

If you are a shareholder of record, you may submit a proxy to authorize how your common shares are to be voted at the Annual Meeting. You can submit a proxy over the Internet following the instructions on the enclosed proxy card, by mail by signing, dating and returning the enclosed proxy card or by telephone pursuant to the instructions provided in the Notice. If you are a Non-Registered Shareholder, you may also submit your voting instructions over the Internet or telephone by following the instructions provided in the Notice, or, if you requested and received printed copies of the Meeting Materials, you can also submit voting instructions by Internet, telephone, tablet or smartphone, or mail by following the instructions provided in the voting instruction form sent by your Intermediary. If you do not fill a name in the blank space in the form of proxy, the persons named in the form of proxy are appointed to act as your proxy

Lionsgate Proxy Statement 3

About the Annual Meeting

holder. Those persons are directors and/or officers of the Company. If you are a shareholder of record, your proxy card must be received by telephone or the Internet by 8:59 p.m. (Pacific Time)/11:59 p.m. (Eastern Time) on September 14, 2026 in order for your common shares to be voted at the Annual Meeting. If you are a Non-Registered Shareholder, please comply with the deadlines included in the voting instructions provided by the Intermediary that holds your common shares.

Submitting your proxy card or voting instructions over the Internet, by telephone, tablet or smartphone or by mail will not affect your right to vote in person should you decide to attend the Annual Meeting, although Non-Registered Shareholders must obtain a “legal proxy” from the Intermediary that holds their shares giving them the right to vote the common shares in person at the Annual Meeting.

Can I change or revoke my vote after I return my proxy card?	Yes. If you are a shareholder of record, even after you have submitted your proxy card, you may change your vote by submitting a duly executed proxy bearing a later date in the manner and within the time described above under “How can I vote my common shares without attending the Annual Meeting?” (your latest voting instructions will be followed). If you are a Non-Registered Shareholder, please comply with the deadlines included in the voting instructions provided by the Intermediary that holds your common shares. If you are a holder of record, you may also revoke a previously deposited proxy (i) by an instrument in writing that is received by or at the Annual Meeting prior to the closing of the polls, (ii) by an instrument in writing provided to the chair of the Annual Meeting at the Annual Meeting or any continuation, postponement or adjournment thereof, or (iii) in any other manner permitted by law. The powers of the proxy holders will be suspended if you attend the Annual Meeting in person and so request, although attendance at the Annual Meeting will not by itself revoke a previously granted proxy.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except:

•

As necessary to meet applicable legal requirements;

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To allow for the tabulation and certification of votes; and

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To facilitate a successful proxy solicitation.

Occasionally, shareholders provide written comments on their proxy cards, which may be forwarded to the Company’s management and the Board.

What are the Board’s recommendations?

The proxy is solicited on behalf of the Board. If you are a shareholder of record, unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board set forth with the description of each item in this proxy statement. If you are a Non-Registered Shareholder, see “What is a broker non-vote?” below.

The Board has approved and recommends a vote:

•

“FOR” the election of each of the nominated directors: Gordon Crawford, Jon Feltheimer, Emily Fine, Michael T. Fries, John D. Harkey, Jr., Susan McCaw, Steven Mnuchin, Yvette Ostolaza, Mark H. Rachesky, M.D., Richard Rosenblatt and Harry E. Sloan (see page 8);

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“FOR” the re-appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2027 (see page 18);

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“FOR” the proposal regarding an advisory vote to approve executive compensation (see page 19); and

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“EVERY ONE YEAR” for the frequency for future advisory votes on executive compensation (see page 20).

Other than the proposals described in this document, the Board does not know of any other matters that may be brought before the Annual Meeting. If any other matter should properly come before the Annual Meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, with their discretionary authority and in accordance with their best judgment.

4 Lionsgate Proxy Statement

About the Annual Meeting

What vote is required to approve the election of each of the nominated directors?

Proposal 1: Directors are elected by a plurality of the common shares voting in person or by proxy, meaning that the eleven (11) nominees receiving the largest number of votes cast “FOR” by holders of common shares will be elected. Shareholders are not permitted to cumulate their common shares for purposes of electing directors.

Note that if your common shares are held by a broker or nominee, such broker or nominee will not have authority to exercise their discretion, and will not be able to vote your common shares on Proposal 1 unless you provide instructions to them regarding how you would like your common shares to be voted. If such broker or nominee does not receive your instructions, and as a result is unable to vote your common shares on Proposal No. 1, this will result in a broker non-vote.

For the purposes of determining the number of votes cast, only the common shares voting “FOR” or “WITHHOLD”, are counted. There is no minimum or maximum number of shares that must be cast for, or withheld from, any candidate nominated for election in order for that nominee to be elected.

Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote. Abstentions are not treated as votes cast and are not counted in the determination of the number of votes necessary for election of each of the nominated directors. Broker discretionary voting is not permitted. As a result, any shares not voted “FOR” a particular nominee (i.e., as a result of a “WITHHOLD” vote) will not be counted in such nominee’s favor.

What vote is required to approve the re-appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm?

Proposal 2: The affirmative vote of at least a majority of the votes cast by holders of common shares present or represented by proxy at the Annual Meeting is required for the re-appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2027.

Note that, because this proposal is considered a routine matter, if your common shares are held by a broker or nominee, such broker or nominee will have authority to exercise their discretion to vote your common shares on Proposal 2 if you do not provide instructions to them regarding how you would like your common shares to be voted. For the purposes of determining the number of votes cast, only shareholders voting “FOR” or “WITHHOLD” are counted.

Abstentions are not treated as votes cast and are not counted in the determination of the number of votes necessary for the reappointment of Ernst & Young LLP as the Company’s independent registered public accounting firm.

What vote is required to approve the proposal regarding an advisory vote to approve executive compensation?

Proposal 3: The affirmative vote of at least a majority of the votes cast by holders of common shares present or represented by proxy at the Annual Meeting is required for the non-binding advisory vote to approve executive compensation. Notwithstanding the vote required, Proposal 3 is advisory only and is not binding on the Company.

Note that if your common shares are held by a broker or nominee, such broker or nominee will not have authority to exercise their discretion to vote your common shares on Proposal 3 unless you provide instructions regarding how you would like your common shares to be voted. If such broker or nominee does not receive your instructions, and as a result is unable to vote your common shares on Proposal No. 3, this will result in a broker non-vote.

For purposes of determining the number of votes cast, only shares voting “FOR” or “AGAINST” are counted. Abstentions and broker non-votes are not treated as votes cast and are not counted in the determination of the outcome of Proposal 3.

What vote is required to approve the proposal regarding the frequency of future advisory votes on executive compensation?	Proposal 4: Shareholders’ choices for the frequency of advisory vote on executive compensation are limited to “EVERY ONE YEAR,” “EVERY TWO YEARS,” “EVERY THREE YEARS,” and “ABSTAIN” (“Proposal No. 4”). If no option receives the affirmative vote of at least a majority of the votes cast by common shares present in person or represented by proxy at the Annual Meeting, then the Board will consider the option receiving the highest number of votes as the preferred option of the shareholders. Notwithstanding the vote required, please be advised that Proposal No. 4 is advisory only and is not binding on the Company. The Board will consider the outcome of the vote on this proposal in considering what action, if any, should be taken in response to the advisory vote by shareholders.

Lionsgate Proxy Statement 5

About the Annual Meeting

Note that if your common shares are held by a broker or nominee, such broker or nominee will not have authority to exercise his or her discretion to vote your common shares on Proposal No. 4 unless you provide instructions regarding how you would like your common shares to be voted. If such broker or nominee does not receive your instructions, and as a result is unable to vote your common shares on Proposal No. 4, this will result in a broker non-vote.

For purposes of determining the number of votes cast, only common shares voting “EVERY ONE YEAR,” “EVERY TWO YEARS,” or “EVERY THREE YEARS” are counted. Abstentions and broker non-votes are not treated as votes cast and are not counted in the determination of the frequency option receiving the highest number of votes.

What is a broker non-vote?	If you own shares through a broker in street name, you may instruct your broker how to vote your shares. A “broker non-vote” occurs when a broker submits a proxy for the Annual Meeting with respect to a discretionary matter but does not vote on non-discretionary matters because the beneficial owner did not provide voting instructions on those matters. Proposal 1, Proposal 3 and Proposal 4 presented at the Annual Meeting will be considered “non-routine” matters and brokers will not have discretionary voting authority to vote on any of the proposals presented at the Annual Meeting.

What is the effect of abstentions and broker non-votes?	Abstentions will be treated as shares that are present and entitled to vote for purposes of determining whether a quorum is present, but will not be counted as “votes cast” either in favor of or against a particular proposal. To the extent broker non-votes arise in the circumstances noted above, such broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining whether a quorum is present, but will not be counted as “votes cast” either in favor of or against a particular proposal.

Who pays for the preparation of this proxy statement?	The Company will pay the cost of proxy solicitation, including the cost of preparing, assembling and mailing the proxy materials. In addition to the use of mail, the Company’s employees and advisors may solicit proxies personally and by telephone, facsimile, courier service, the Internet, e-mail, newspapers and other publications of general distribution. The Company’s employees will receive no compensation for soliciting proxies other than their regular salaries. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy materials to their principals and to request authority for the execution of proxies, and the Company will reimburse those persons for their reasonable out-of-pocket expenses incurred in connection with these activities. The Company will compensate only independent third-party agents that are not affiliated with the Company but who solicit proxies. We have retained MacKenzie Partners, Inc., a third-party solicitation firm, to assist in the distribution of the proxy materials and solicitation of proxies on our behalf for an estimated fee of $25,000 plus reimbursement of certain out-of-pocket expenses.

May a shareholder propose actions or recommend director nominees for consideration at next year’s annual general meeting of shareholders?

Yes. Under U.S. laws, for your proposal or recommendation for director nominees to be considered for inclusion in the proxy statement for the Company’s next annual general and special meeting, we must receive your written proposal no later than March 30, 2027 (120 days prior to the anniversary date of this proxy statement). You should also be aware that any proposal made pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) regarding inclusion of shareholder proposals in company-sponsored proxy materials must comply with the provisions of Rule 14a-8.

Shareholder proposals submitted in accordance with the Business Corporations Act (British Columbia) (the “BC Act”) to be presented at the next annual general meeting of shareholders must be received by our Corporate Secretary at our registered office at least three months before September 15, 2027, and must otherwise comply with the requirements of the BC Act. If you wish to recommend a director nominee, you must comply with the Company’s Articles and advance notice policy for director nominations.

If the date of the Company’s next annual general meeting is advanced or delayed by more than thirty (30) days from the date of the Annual Meeting under U.S. laws, shareholder proposals intended to be included in the proxy statement for the Company’s next annual general meeting must be received by us within a reasonable time before we begin to print and mail the proxy statement for the Company’s next annual general meeting.

6 Lionsgate Proxy Statement

About the Annual Meeting

SEC rules also govern a company’s ability to use discretionary proxy authority with respect to shareholder proposals that were not submitted by the shareholders in time to be included in the proxy statement. In the event a shareholder proposal is not submitted to us prior to June 14, 2027, the proxies solicited by the Board for the Company’s next annual general meeting of shareholders will confer authority on the proxy holders to vote the common shares in accordance with the recommendations of the Board if the proposal is presented at the Company’s next annual general meeting of shareholders without any discussion of the proposal in the proxy statement for such meeting. If the date of the Company’s next annual general meeting is advanced or delayed more than thirty (30) days from the anniversary date of this year’s Annual Meeting, then the shareholder proposal must have been submitted to us within a reasonable time before we mail the proxy statement for next year’s annual general meeting.

To comply with the SEC universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than our Board’s nominees must provide notice that sets forth any additional information required by Rule 14a-19 under the Exchange Act no later than sixty (60) days prior to the anniversary date of this year’s Annual Meeting, or if the date of the next annual general meeting has changed by more thirty (30) days from the anniversary date of this year’s Annual Meeting, by the later of sixty (60) days prior to the date of the Company’s next annual general meeting or the tenth (10th) day following the day on which public announcement of the date of the Company’s next annual general meeting is first made by us.

What does it mean if I receive more than one proxy statement or proxy card?	If you receive multiple copies of this proxy statement or the accompanying proxy card, your common shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each proxy card or voting instruction form, as applicable, to ensure that all of your common shares are voted.

Who can I contact if I have questions about the Annual Meeting?	Shareholders who have questions about deciding how to vote should contact their financial, legal or professional advisors. For any queries referencing information in this proxy statement or in respect of voting your common shares, please call MacKenzie Partners, Inc. at (800) 322-2885 or (212) 929-5500 or email lionsgate@mackenziepartners.com.

Where can I find the voting results of the Annual Meeting?	We intend to announce preliminary voting results at the Annual Meeting and disclose final voting results in a Current Report on Form 8-K to be filed with the SEC and on SEDAR+ at www.sedarplus.ca within four business days following the Annual Meeting.

The date of this proxy statement is July 28, 2026

Lionsgate Proxy Statement 7

PROPOSAL 1 ELECTION OF DIRECTORS

NOMINEES FOR DIRECTORS

Our Board currently consists of eleven (11) directors. Upon the recommendation of the Nominating and Corporate Governance Committee of the Board, our Board nominated each of the eleven (11) persons named below for election as a director. Each of the nominees listed below is currently a director of the Company.

Each nominee, if elected at the Annual Meeting, will serve until our next annual general meeting, or until their successor is duly elected or appointed, unless their office is earlier vacated in accordance with our Articles or applicable law.

Other than as discussed herein, there are no arrangements or understandings between any nominee and any other person for selection as a nominee. Pursuant to the Investor Rights Agreement (discussed under the heading in Certain Relationships and Related Transactions below), Michael T. Fries currently serves as the designee of Liberty Global Ltd. (“Liberty Global”) and Mark H. Rachesky, M.D., Emily Fine and John D. Harkey, Jr. currently serve as designees of MHR Fund Management, LLC (“MHR Fund Management”). Pursuant to the Governance, Standstill and Voting Agreement (discussed under the heading Certain Relationships and Related Transactions below), Mr. Mnuchin currently serves as the designee of Liberty 77 Capital L.P. (“Liberty 77”).

The nominees have consented to serve on the Board if elected and the Board has no reason to believe that they will not serve if elected. If any of the nominees should become unable or unwilling for good cause to serve as a director if elected, the persons the Board has designated as proxies may vote for a substitute nominee if the Board has designated a substitute nominee or for the balance of the nominees.

There are no family relationships among the nominees for directors, current directors or executive officers of the Company, except as noted below. Ages are as of July 24, 2026. Their skills and experience as reflected in Board Profile below are noted for each of the directors.

				Committee Membership

Name	Age	Independent	Director Since	Audit & Risk Committee	Compensation Committee	Nominating and Corporate Governance Committee	Transaction Committee

Gordon Crawford	79	✓	05/2025	✓			✓

Jon Feltheimer	74		05/2025

Emily Fine	52	✓	05/2025			✓

Michael T. Fries	63	✓	05/2025		✓		✓

John D. Harkey, Jr.	65	✓	05/2025

Susan McCaw	64	✓	05/2025	✓	✓

Steven Mnuchin	63	✓	01/2026				✓

Yvette Ostolaza	61	✓	05/2025

Mark H. Rachesky, M.D.	67	✓	05/2025		✓		✓

Richard Rosenblatt	57	✓	05/2025			✓	✓

Harry E. Sloan	76	✓	05/2025		✓

✓	Member	Chair	Financial Expert

8 Lionsgate Proxy Statement

Proposal 1 Election of Directors

GORDON CRAWFORD
Age: 79 Independent Director Since: May 2025 Committee Membership: Audit & Risk Committee, Transaction Committee Residence: Dana Point, California

Business Experience

For over 40 years, Mr. Crawford served in various positions at Capital Research and Management, a privately held global investment management company. In December 2012, Mr. Crawford retired as its Senior Vice President.

Other Directorships

Mr. Crawford serves as Director Emeritus of the Board of Trustees of the U.S. Olympic and Paralympic Foundation (which he Chaired for nine years from its inception in 2013), and as a Life Trustee on the Board of Trustees of Southern California Public Radio (which he Chaired from 2005 to 2012). Mr. Crawford formerly served as Vice Chairman at The Nature Conservancy and is currently a member of the Emeritus Board of the Nature Conservancy. Mr. Crawford is a past Vice Chairman of the Paley Center for Media and a member of the Board of Trustees of Berkshire School. Mr. Crawford also served on the Board of the U.S. Olympic and Paralympic Committee, and as a member of the Board of the LA24 Olympic and Paralympic Bid Committee.

Mr. Crawford served as a director of Legacy Lionsgate Studios from May 2024 to May 2025, and as a director of Old Lionsgate Parent from February 2013 to May 2025.

Qualifications

Mr. Crawford has been one of the most influential and successful investors in the media and entertainment industry for over 40 years. Mr. Crawford’s professional experience and deep understanding of the media and entertainment sector make Mr. Crawford a valuable member of the Board.

JON FELTHEIMER
Age: 74 Director Since: May 2025 Position with the Company: Chief Executive Officer Residence: Los Angeles, California

Business Experience

Mr. Feltheimer is the Chief Executive Officer of Lionsgate since May 2025.

During his entertainment industry career, Mr. Feltheimer has held leadership positions at Lions Gate Entertainment Corp., Sony Pictures Entertainment and New World Entertainment, and has been responsible for tens of thousands of hours of television programming and hundreds of films. Prior to joining Lionsgate, he served as President of TriStar Television from 1991 to 1993, President of Columbia TriStar Television from 1993 to 1995, and President of Columbia TriStar Television Group and Executive Vice President of Sony Pictures Entertainment from 1995 to 1999, shepherding a string of hit television shows and leading the television group’s launch of nearly 30 branded channels around the world. Mr. Feltheimer has received MIPCOM’s prestigious “Personality of The Year” Award, was inducted into Broadcasting & Cable’s Hall of Fame, received NATPE’s coveted Brandon Tartikoff Legacy Award, the Producer’s Guild of America Milestone Award and the Simon Wiesenthal Center Humanitarian of the Year Award.

Other Directorships

Mr. Feltheimer is a director of Grupo Televisa, S.A.B. (NYSE: TV; BMV: TLEVISA CPO).

Mr. Feltheimer served as a director of Legacy Lionsgate Studios from May 2024 to May 2025, and a director of Old Lionsgate Parent from January 2000 to May 2025 (where he also served as Chief Executive Officer from March 2000 to May 2025).

Qualifications

Under Mr. Feltheimer’s leadership, Lionsgate has grown into one of the world’s leading independent content platforms with a more than 20,000-title film and television library, a valuable portfolio of brands and franchises and a reputation for innovation. As Lionsgate’s Chief Executive Officer, Mr. Feltheimer provides a critical link to management’s perspective in Board discussions regarding the business and strategic direction of Lionsgate. With extensive experience at three different studios in the entertainment industry, Mr. Feltheimer brings an unparalleled level of strategic and operational experience to the Board, as well as an in-depth understanding of Lionsgate’s industry and invaluable relationships within the business and entertainment community.

Lionsgate Proxy Statement 9

Proposal 1 Election of Directors

EMILY FINE*
Age: 52 Independent Director Since: May 2025 Committee Membership: Nominating and Corporate Governance Committee Residence: New York, New York * Ethnic/gender diverse

Business Experience

Ms. Fine is a principal of MHR Fund Management LLC, a New York based private equity firm that manages approximately $5 billion of capital and has holdings in public and private companies in a variety of industries. Ms. Fine joined MHR Fund Management in 2002 and is a member of the firm’s investment committee. Prior to joining MHR Fund Management, Ms. Fine served as Senior Vice President at Cerberus Capital Management, L.P. and also worked at Merrill Lynch in the Telecom, Media & Technology Investment Banking Group, where she focused primarily on media merger and acquisition transactions.

Other Directorships

Ms. Fine is a director of Starz Entertainment Corp. (NASDAQ: STRZ) since May 2025, where she is a member of the Nominating and Corporate Governance Committee and the Compensation and Talent Committee. Ms. Fine also serves on the Board of Directors of Rumie Initiative, a non-profit organization dedicated to providing access to free educational content through digital microlearning.

Ms. Fine served as a director of Legacy Lionsgate Studios from May 2024 to May 2025, and as a director of Old Lionsgate Parent from November 2015 to May 2025.

Qualifications

Ms. Fine brings to the Board a unique perspective of Lionsgate’s business operations and valuable insight regarding financial matters. Ms. Fine has over 25 years of investing experience and experience working with various companies in the media industry, including, as a principal of MHR Fund Management, working closely with Lionsgate over the past fifteen years.

Investor Rights Agreement

Ms. Fine serves as a designee of MHR Fund Management under the Investor Rights Agreement (discussed under the heading Certain Relationships and Related Transactions below).

MICHAEL T. FRIES
Age: 63 Independent Director Since: May 2025 Committee Membership: Compensation Committee, Transaction Committee Residence: Denver, Colorado

Business Experience

Mr. Fries has served as the Chief Executive Officer of Liberty Global (NASDAQ: LBTYA, LBTYB, LBTYK) since June 2005 and is also Chairman of the Board of Directors of Liberty Global. Mr. Fries was a co-Founder and Chief Executive Officer of UnitedGlobalCom LLC (“UGC”) until the businesses of UGC and Liberty Media International, Inc. were combined to form Liberty Global in 2005.

Other Directorships

Mr. Fries has been Chairman of Sunrise Communications AG in Switzerland (SWX: SUNN) since November 2024 and Executive Chairman of Liberty Latin America Ltd. (NASDAQ: LILA) since December 2017 (both formerly 100% owned by Liberty Global), and a director of Grupo Televisa S.A.B. (NYSE: TV; BMV: TLEVISA CPO) since April 2015. Mr. Fries serves as a board member of GSMA and CableLabs®, as a trustee and finance committee member of The Paley Center for Media and as a Digital Communications Governor of the World Economic Forum.

Mr. Fries served as a director of Legacy Lionsgate Studios from May 2024 to May 2025, and as a director of Old Lionsgate Parent from November 2015 to May 2025.

Qualifications

As Chairman and Chief Executive Officer of Liberty Global and co-founder of its predecessor, Mr. Fries has overseen its growth into a world leader in converged broadband, mobile and video communications and an active investor in cutting-edge infrastructure, media and technology businesses. Liberty Global delivers next-generation products through advanced fiber and 5G networks in four core European markets, providing 80 million connections across Europe and the U.K. Liberty Global’s joint ventures in the U.K. and the Netherlands generate combined annual revenue of approximately $18 billion, while remaining operations generate consolidated revenue of more than $4 billion. Through its substantial scale and commitment to innovation, Liberty Global is building Tomorrow’s Connections Today, investing in the infrastructure and platforms that empower customers and deploying the advanced technologies that nations and economies need to thrive. Mr. Fries’ significant executive experience in building and managing international distribution and programming businesses, in-depth knowledge of all aspects of a global telecommunications business and responsibility for setting the strategic, financial and operational direction for Liberty Global contributes to the Board’s consideration of the strategic, operational and financial challenges and opportunities of Lionsgate’s business, and strengthens the Board’s collective qualifications, skills and attributes.

Investor Rights Agreement

Mr. Fries serves as the designee of Liberty Global under the Investor Rights Agreement (discussed under the heading Certain Relationships and Related Transactions below).

10 Lionsgate Proxy Statement

Proposal 1 Election of Directors

JOHN D. HARKEY, JR.
Age: 65 Independent Director Since: May 2025 Committee Membership: Audit & Risk Committee (Chair) Residence: Dallas, Texas

Business Experience

Mr. Harkey has served as the principal and founder of JDH Investment Management, LLC, an investment advisory firm, since 2007, and as chairman and chief executive officer of Consolidated Restaurant Operations, Inc., a full-service and franchise restaurants company, since 1998. Mr. Harkey is also a co-founder, and has served on the board of directors, of Cessation Therapeutics, a developer of vaccines for addictions to fentanyl, heroin and nicotine, since June 2018. Mr. Harkey is also a co-founder and executive chairman of the board of Dialectic Therapeutics, Inc. which is developing cancer immunotherapies, since November 2018. In addition, he was a co-founder of AveXis, Inc., a biotechnology company, from 2010 until it was acquired in 2018 by Novartis AG, and served as executive chairman from 2010 to 2015. Mr. Harkey holds a B.B.A. in Business Honors from the University of Texas at Austin, a J.D. from the University of Texas School of Law, and an M.B.A. from Stanford Graduate School of Business.

Other Directorships

Mr. Harkey serves as chairman of privately-held Veterinary Service, Inc., as well as several non-profit organizations. He previously served on the board of directors of Sumo Logic, Inc. until its acquisition by Francisco Partners in May 2023, Loral Space & Communications Inc. until its merger with Telesat Canada in November 2021, Emisphere Technologies, Inc. until its acquisition by Novo Nordisk in December 2020, and Zuora, Inc. until its acquisition by Silver Lake in February 2025.

Mr. Harkey also served as a director of Legacy Lionsgate Studios from May 2024 to May 2025, and as a director of Old Lionsgate Parent from June 2023 to May 2025.

Qualifications

Mr. Harkey has extensive operational experience as a private investor and chief executive, in both public and private companies, across a wide range of industries. Mr. Harkey’s qualifications and experiences, including executive leadership, global leadership, growth and operational scale, business development and strategy, finance and accounting, legal, regulatory, and compliance, and public company board membership, are invaluable to the Board.

Investor Rights Agreement

Mr. Harkey serves as a designee of MHR Fund Management under the Investor Rights Agreement (discussed under the heading Certain Relationships and Related Transactions below).

SUSAN MCCAW*
Age: 64 Independent Director Since: May 2025 Committee Membership: Audit & Risk Committee, Compensation Committee Residence: North Palm Beach, Florida * Ethnic/gender diverse

Business Experience

Ms. McCaw is the President of SRM Capital Investments, a private investment firm. Before this, Ms. McCaw served as President of COM Investments, a position she held from April 2004 to June 2019 except while serving as U.S. Ambassador to the Republic of Austria from November 2005 to December 2007. Prior to April 2004, Ms. McCaw was the Managing Partner of Eagle Creek Capital, a private investment firm investing in private technology companies, a Principal with Robertson, Stephens & Company, a San Francisco-based technology investment bank, and an Associate in the Robertson Stephens Venture Capital Group. Earlier in her career, Ms. McCaw was a management consultant with McKinsey & Company.

Other Directorships

Ms. McCaw is the chair of the Hoover Institution and a board member of the Ronald Reagan Presidential Foundation & Institute. She is also a founding board member of the Malala Fund and serves as the chair of the Knight-Hennessy Scholars Global Advisory Board. Ms. McCaw is also Trustee Emerita of Stanford University. Ms. McCaw holds a Bachelor’s Degree in Economics from Stanford University and a Masters of Business Administration from Harvard Business School.

Ms. McCaw served as a director of Legacy Lionsgate Studios from May 2024 to May 2025, and as a director of Old Lionsgate Parent from September 2018 to May 2025. Ms. McCaw also served as a director of Air Lease Corporation (formerly NYSE: AL) from November 2019 until April 2026, when Air Lease was acquired by Sumitomo Corporation.

Qualifications

Ms. McCaw brings deep experience and relationships in global business and capital markets to the Board through her private sector experience in investment banking and investment management, and through her public service as a former U.S. Ambassador. Ms. McCaw’s experience both as an investor and diplomat brings broad and meaningful insight to the Board’s oversight of Lionsgate’s business.

Lionsgate Proxy Statement 11

Proposal 1 Election of Directors

STEVEN MNUCHIN
Age: 63 Independent Director Since: January 2026 Committee Membership: Compensation Committee (Chair), Transaction Committee Residence: Los Angeles, California

Business Experience

Secretary Steven T. Mnuchin is the Managing Partner of Liberty Strategic Capital, a Washington, DC-based private equity firm focused on strategic investments in technology, financial services and fintech, and new forms of content.

Prior to founding Liberty Strategic Capital, Mr. Mnuchin served as the 77th Secretary of the Treasury from February 2017 through January 2021.

As Secretary, Mr. Mnuchin was responsible for leading the U.S. Treasury, whose mission is to maintain a strong economy, foster economic growth, and create job opportunities by promoting the conditions that enable prosperity at home and abroad. He was also responsible for strengthening national security by combating economic threats and protecting the U.S. financial system, as well as managing the U.S. government’s finances. Mr. Mnuchin also oversaw cybersecurity for the financial services sector and all Treasury bureaus including the IRS.

Secretary Mnuchin played a pivotal role in shaping and advancing the President’s economic agenda, including the passage and implementation of the Tax Cuts and Jobs Act and the CARES Act. He also led the Treasury Department’s regulatory reform efforts. Secretary Mnuchin was chair of the Committee on Foreign Investment in the United States (CFIUS) and was a member of the National Security Council. He was responsible for using economic tools to combat terrorist financing and other threats to the United States and its allies.

Prior to his confirmation, he served as Founder, Chairman, and Chief Executive Officer of Dune Capital Management. He founded OneWest Bank Group LLC and served as its Chairman and Chief Executive Officer until its sale to CIT Group Inc. Earlier in his career, Secretary Mnuchin worked at The Goldman Sachs Group, Inc., where he was a Partner and served as Chief Information Officer, with responsibility for the firm’s global information and technology strategy and operations. He has extensive experience in global financial markets and investments.

Secretary Mnuchin is committed to philanthropic activities and previously served as a member of the board of directors of the Museum of Contemporary Art Los Angeles (MOCA), the Whitney Museum of Art, the Hirshhorn Museum and Sculpture Garden on the National Mall, the UCLA Health System, the New York Presbyterian Hospital, and the Los Angeles Police Foundation.

Secretary Mnuchin was born and raised in New York City. He holds a BA from Yale University.

Other Directorships

Secretary Mnuchin is a director of Flagstar Bank, N.A. (NYSE: FLG, FLG-PA, FLG-PU) since March 2024, where he serves as the Chair of the Nominating and Corporate Governance Committee and member of the Compensation Committee and Executive Committee, and a director of Satellogic Inc. (NASDAQ: SATL, SATLW) since February 2022, where he serves as Chairman of the Board and the Chair of the Finance Committee. Secretary Mnuchin also currently serves on the boards of directors of Liberty Strategic Capital portfolio companies LevelBlue and Zimperium, Inc.

Qualifications

With extensive experience in corporate finance, investment banking, technology, government service and the media and entertainment industry, Secretary Mnuchin provides valuable strategic insight to the Board. The breadth of his financial, operational and entertainment sector expertise, combined with his leadership across multiple sectors, makes him a highly valuable and effective member of the Board.

Investor Rights Agreement

Secretary Mnuchin serves as a designee of Liberty Strategic Capital under the Governance, Standstill and Voting Agreement (discussed under the heading Certain Relationships and Related Transactions below).

12 Lionsgate Proxy Statement

Proposal 1 Election of Directors

YVETTE OSTOLAZA*
Age: 61 Independent Director Since: May 2025 Committee Membership: Nominating and Corporate Governance Committee (Chair) Residence: Dallas, Texas * Ethnic/gender diverse

Business Experience

Since October 2013, Ms. Ostolaza has been a partner at Sidley Austin LLP, a 160-year-old global law firm with 21 offices located in four continents and over $3.8 billion in revenue. She currently serves as Chair of Sidley’s Management Committee and as a member of the firm’s Executive Committee. Ms. Ostolaza has also served on a number of nonprofit organizations as a board member or trustee. She regularly advises companies and boards in governance, crisis management, internal investigations, and litigation matters. Ms. Ostolaza was named to CNBC’s 2024 inaugural list of 50 “Changemakers: Women Transforming Business” and Forbes 2024 and 2025 America’s Top 200 Lawyers. She has received awards for her leadership, legal work, and community involvement, including the American Bar Association’s Margaret Brent Award in 2023, Girls, Inc.’s “Woman of Achievement” award, Hispanic National Bar Law Firm Leader of 2022, Texas Lawyer’s Lifetime Achievement Award, and one of 20 “Women of Excellence” nationally by Hispanic Business magazine.

Other Directorships

Ms. Ostolaza served as a director of Legacy Lionsgate Studios from May 2024 to May 2025, and as a director of Old Lionsgate Parent from December 2019 to May 2025.

Qualifications

Ms. Ostolaza has dedicated her career developing a global practice representing public and private companies, board committees, and directors and officers in high-profile litigation, investigations, shareholder activism, regulatory, governance, and crisis management matters across a wide variety of industries. This breadth of experience provides important insight and counsel to the Board’s oversight of Lionsgate’s business.

MARK H. RACHESKY, M.D.
Age: 67 Independent Director Since: May 2025 Committee Membership: Chair of the Board, Compensation Committee, Transaction Committee Residence: New York, New York

Business Experience

Dr. Rachesky is Founder and Chief Investment Officer of MHR Fund Management, a New York-based private equity firm that manages approximately $5 billion of capital and has holdings in public and private companies across a variety of industries.

Other Directorships

Dr. Rachesky is a director and a member of the Compensation and Talent Committee of Starz Entertainment Corp. (NASDAQ: STRZ) since May 2025, the Non-Executive Chairman of the Board of Directors, member of the Nominating Committee and the Human Resources and Compensation Committee of Telesat Corporation (Nasdaq: TSAT), and a director and member of the Nominating Committee, the Corporate Governance Committee and the Compensation Committee of Titan International, Inc. (NYSE: TWI). Dr. Rachesky formerly served on the Board of Directors of Loral Space & Communications Inc. until its merger with Telesat Canada in November 2021, on the Board of Directors of Navistar International Corporation (NYSE: NAV) until its merger with Traton SE in July 2021, and on the Board of Directors of Emisphere Technologies Inc. until it was acquired by Novo Nordisk in December 2020. Dr. Rachesky also serves on the Board of Directors of Mt. Sinai Hospital Children’s Center Foundation, the Board of Advisors of Columbia University Medical Center, as well as the Board of Overseers of the University of Pennsylvania. Dr. Rachesky served as a director of Legacy Lionsgate Studios from May 2024 to May 2025, and as a director of Old Lionsgate Parent from September 2009 to May 2025.

Qualifications

Dr. Rachesky has demonstrated leadership skills as well as extensive financial expertise and broad-based business knowledge and relationships. In addition, as the Chief Investment Officer of MHR Fund Management, with a demonstrated investment record in companies engaged in a wide range of businesses over the last 25 plus years, together with his experience as chair and director of other public and private companies, Dr. Rachesky brings broad and insightful perspectives to the Board relating to economic, financial and business conditions affecting Lionsgate and its strategic direction.

Investor Rights Agreement

Dr. Rachesky serves as a designee of MHR Fund Management under the Investor Rights Agreement (discussed under the heading Certain Relationships and Related Transactions below).

Lionsgate Proxy Statement 13

Proposal 1 Election of Directors

RICHARD ROSENBLATT
Age: 57 Independent Director Since: May 2025 Committee Membership: Nominating and Corporate Governance Committee, Transaction Committee Residence: Los Angeles, California

Business Experience

Mr. Rosenblatt is a serial entrepreneur who has built, operated, taken public and/or sold several high-profile Internet media companies including Demand Media Inc., Intermix Media, Inc., Myspace LLC and iMall. Mr. Rosenblatt has continued his entrepreneurial journey by co-founding several tech/media companies, such as Whip Media Group (where he served as Chair and Chief Executive Officer from January 2014 to October 2023), Autograph with his Co-Chairman Tom Brady, in February 2021 and acquired FUTURE, in January 2025, to create the leading fitness platform powered by AI. In December 2021, Mr. Rosenblatt also Co-Founded and Chaired Adim with Robert McElhenney, which is a Web3 platform that connects premium content to content creators. Adim was renamed INCENTION, with a focus on bringing IP to the blockchain for safe and protected development by the IP’s fans/community. In June 2026, INCENTION was merged with and into FaZe Media, Inc.

Mr. Rosenblatt serves as senior advisor to a number of firms, including Draft Kings Inc. (Nasdaq: DKNG) (“DraftKings”) and Fifth Down Capital. Fortune Magazine has recognized him as one of “The 50 Smartest People in Tech” and The Los Angeles Business Journal named Mr. Rosenblatt one of the “Most Admired CEOs.” A Southern California native, Mr. Rosenblatt holds a B.A. from UCLA and a J.D. from USC Law School. In 2016, he was inducted into the USC Marshall School of Business Entrepreneurs Hall of Fame.

Other Directorships

Mr. Rosenblatt served on the Board of Directors of Draft Kings from April 2020 to April 2021 (and its predecessor from January 2018 to April 2020). Mr. Rosenblatt also serves on the Board of Directors of Imagine Entertainment.

Qualifications

Mr. Rosenblatt’s extensive experience as an executive in the media and entertainment industry and experience guiding companies through transformational events, positions him to provide valuable strategic insight and leadership to the Board.

HARRY E. SLOAN
Age: 76 Independent Director Since: May 2025 Committee Membership: Transaction Committee (Chair), Compensation Committee Residence: Los Angeles, California

Business Experience

Mr. Sloan is a founder, public company chief executive officer and a leading investor in the media, entertainment and technology industries. Mr. Sloan is the Chairman and CEO of Eagle Equity Partners LLC (“Eagle Equity”). Under Mr. Sloan’s leadership, Eagle Equity has acquired and taken public, through special purpose acquisition companies, several digital media companies including, during 2020, Draft Kings, Inc. (Nasdaq: DKNG) and Skillz Inc. (NYSE: SKLZ). Eagle Equity has also been behind: Screaming Eagle Acquisition Corp. (NASDAQ: SCRM), which completed a business combination with Lionsgate Studios Corp. (formerly trading on the Nasdaq Stock Market under the ticker symbol LION) in May 2024; Soaring Eagle Acquisition Corp., which raised $1.725 billion in its initial public offering in February 2021, and in September 2021, completed its initial business combination with Ginkgo Bioworks Holdings, Inc. (NYSE: DNA) (“Ginkgo”); Bold Eagle Acquisition Corp. (NASDAQ: BEAGU), which raised $250 million in October 2024; and Infinite Eagle, which raised $345 million in January 2026. Mr. Sloan has been at the forefront and evolution of the video gaming industry as one of the founding investors and a Board Member of Zenimax/Bethesda Game Studios, the award-winning studio acquired by Microsoft in March 2021. Earlier in his career, Mr. Sloan was Chairman and Chief Executive Officer of MGM Studios and founded and led two public companies in the entertainment media arena, New World Entertainment and SBS Broadcasting, S.A. Mr. Sloan was also one of the founding investors of Old Lionsgate Parent and served as Old Lionsgate Parent’s Non-Executive Chairman from 2004 to 2005. In May 2023, Mr. Sloan was appointed by President Biden as a member of the United States Holocaust Memorial Council.

Other Directorships

Mr. Sloan is a member of the Board of Directors and a member of the Audit Committee of Ginkgo, and Vice Chairman of the Board of Directors and Chair of the Nominating and Corporate Governance Committee of DraftKings.

Mr. Sloan served as a director of Legacy Lionsgate Studios from May 2024 to May 2025, and as a director of Old Lionsgate Parent from December 2021 to May 2025. Mr. Sloan also served as a director of Starz from May 2025 to May 2026.

Qualifications Mr. Sloan’s extensive experience as an international media investor, entrepreneur and studio executive makes him well qualified to serve on the Board.

14 Lionsgate Proxy Statement

Proposal 1 Election of Directors

BOARD PROFILE

The Board and the Corporate Governance and Nominating Committee are committed to ensuring that the Board is composed of directors who possess highly relevant skills, professional experience and backgrounds, bring diverse viewpoints and perspectives, and effectively represent the long-term interests of shareholders. The following provides a snapshot of the skills and experience of our current Board.

Corporate Governance and Risk Management

Understanding Board and management accountability, transparency, and protection of shareholders’ interests, overseeing risk management practices in complex organizations.

	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Financial Expertise and Capital Allocation

Proficiency in financial strategy, capital deployment, and financial reporting, gained through leadership roles in finance, investment, and corporate management.

	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Global Business Insight into international markets and cross-cultural business environments, developed through global operational leadership and international business development.	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Media and Entertainment Experience and expertise with the entertainment and media industry.	✓	✓		✓			✓			✓	✓

Public Company Experience of modern board practice and principles and the ability and business acumen to debate and address critical board-level issues.	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Strategic Planning

Expertise in identifying and developing opportunities for long-term value creation, including experience in driving innovation, improving operations, identifying risks and executing strategic goals.

	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Ethnic/Gender Balance Contributes to the representation of varied backgrounds, perspectives and experience in the boardroom.			✓			✓		✓

Lionsgate Proxy Statement 15

Proposal 1 Election of Directors

DIRECTOR SERVICE COMMITMENTS

The Board believes that each of its directors devotes the time and attention necessary to fulfill his or her responsibilities. The Board is aware, however, that certain proxy advisory firms have identified Mr. Fries as “overboarded” due to his service as Chief Executive Officer of Liberty Global, together with his service on multiple public company boards.

The Board, with the oversight of the Nominating and Corporate Governance Committee, has carefully reviewed Mr. Fries’ professional commitments, including the nature of his outside directorships and the demands of his executive role. In conducting this review, the Board has considered both the quantitative and qualitative aspects of Mr. Fries’ service and does not believe that his external commitments impair his effectiveness as a director of the Company. In particular, the Board has determined that Mr. Fries’ outside board service on other boards is closely aligned with, and complementary to, his role as Chief Executive Officer of Liberty Global and his contributions to the Company as a director and therefore, provides meaningful strategic and industry insight.

In reaching this conclusion, the Board considered, among other factors:

•

Mr. Fries’ extensive leadership experience as Chief Executive Officer of Liberty Global and his long-standing involvement in the global media and telecommunications sectors, which provide the Board with valuable perspective on industry trends, competitive dynamics and strategic opportunities.

•	The relevance of Mr. Fries’ other board service, which affords him real-time exposure to governance practices and operational developments that are directly applicable to the Company.

•	Mr. Fries’ demonstrated continuous commitment to the Company, including his attendance at 75% of Board meetings and 100% attendance at committee meetings in fiscal 2026.

•	His consistent preparedness, active engagement in Board deliberations, and regular communications with management and fellow directors outside of formal meetings.

•	His contributions as a member of the Compensation Committee and the Transaction Committee, where his executive and governance experience enhances the Board’s oversight and decision-making.

Based on this assessment, the Board and the Nominating and Corporate Governance Committee believe that Mr. Fries effectively balances his professional responsibilities and that his continued service on the Board is in the best interests of the Company and its shareholders. Accordingly, the Board recommends that shareholders vote in favor of Mr. Fries’ re-election as a director.

VOTE REQUIRED

A plurality of the common shares voting in person or by proxy is required to elect each of the eleven (11) nominees for director. A plurality means that the eleven (11) nominees receiving the largest number of votes cast “FOR” by holders of common shares will be elected. Shareholders are not permitted to cumulate their shares for the purpose of electing directors.

For the purposes of determining the number of votes cast, only the common shares voting “FOR” or “WITHHOLD” are counted. There is no minimum or maximum number of shares that must be cast for, or withheld from, any candidate nominated for election in order for that nominee to be elected. The eleven (11) nominees receiving the greatest number of “FOR” votes will form the Board following the Annual Meeting. As a result, any shares not voted “FOR” a particular nominee (as a result of a withhold vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election (except to the extent they otherwise reduce the number of shares voted “FOR” such director nominee). You may vote (i) “FOR” a director nominee or (ii) “WITHHOLD” for a director nominee.

Note that if your common shares are held by a broker or nominee, such broker or nominee will not have authority to exercise their discretion to vote your common shares on Proposal 1 unless you provide instructions to them regarding how you would like your common shares to be voted.

For purposes of this proposal, abstentions and broker non-votes are not treated as votes cast and are not counted in the determination of the number of votes necessary for the election of each of the nominated directors.

16 Lionsgate Proxy Statement

Proposal 1 Election of Directors

BOARD RECOMMENDATION

The Board recommends a vote “FOR” the election of Gordon Crawford, Jon Feltheimer, Emily Fine, Michael T. Fries, John D. Harkey, Jr., Susan McCaw, Steven Mnuchin, Yvette Ostolaza, Mark H. Rachesky, M.D., Richard Rosenblatt and Harry E. Sloan on the proxy card or voting instruction form.

If you are a registered shareholder and you sign, date and return your proxy card or vote by telephone or over the Internet as instructed on the proxy card but, in each case, do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the election of each of Messrs. Crawford, Feltheimer, Fries, Harkey, Mnuchin, Rachesky, Rosenblatt and Sloan, and Mmes. Fine, McCaw and Ostolaza. If you are a Non-Registered Shareholder and you do not give voting instructions to your broker or nominee using the voting instruction form, your broker will leave your shares unvoted on this matter.

UNLESS SUCH AUTHORITY IS WITHHELD, WITHOUT VOTING INSTRUCTIONS, THE PROXIES GIVEN PURSUANT TO THIS SOLICITATION WILL BE VOTED FOR THE ELECTION OF EACH DIRECTOR RECOMMENDED BY THE BOARD.

THE BOARD RECOMMENDS A VOTE FOR EACH OF THE NOMINEES RECOMMENDED BY THE BOARD.	FOR

Lionsgate Proxy Statement 17

PROPOSAL 2 RE-APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

At the request of the Audit & Risk Committee of the Board, Ernst & Young LLP will be nominated at the Annual Meeting for re-appointment as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2027. Ernst & Young LLP has been our independent registered public accounting firm since May 2025 (and was the independent registered public accounting firm for Lions Gate Entertainment Corp. (formerly NYSE: LGF.A, LGF.B) from August 2001 to May 2025).

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so, and to respond to appropriate questions from shareholders.

VOTE REQUIRED AND BOARD RECOMMENDATION

The affirmative vote of a majority of votes cast by holders of common shares present or represented by proxy at the Annual Meeting is required for the re-appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm.

For purposes of this proposal, votes not cast are not counted in the determination of the number of votes necessary for the re-appointment of Ernst & Young LLP as Lionsgate’s independent registered public accounting firm for the fiscal year ending March 31, 2027.

Note that, because this proposal is considered a routine matter, if your common shares are held by a broker or nominee, such broker or nominee will have authority to exercise their discretion to vote your common shares on Proposal 2 if you do not provide instructions to them regarding how you would like your common shares to be voted. For the purposes of determining the number of votes cast, only shareholders voting “FOR” or “WITHHOLD” are counted.

UNLESS SUCH AUTHORITY IS WITHHELD, THE PROXIES GIVEN PURSUANT TO THIS SOLICITATION WILL BE VOTED FOR THE RE-APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING MARCH 31, 2027.

THE BOARD RECOMMENDS A VOTE FOR THE RE-APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING MARCH 31, 2027.	FOR

18 Lionsgate Proxy Statement

PROPOSAL 3 ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Company is providing its shareholders with the opportunity to cast a non-binding, advisory vote on the compensation of the Named Executive Officers (as defined in Compensation Discussion and Analysis) as disclosed pursuant to the SEC’s executive compensation disclosure rules and set forth in this proxy statement (including in the compensation tables and narratives accompanying those tables as well as in Compensation Discussion and Analysis).

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act) and the related rules of the SEC, the Board will request your advisory vote on the following resolution at the Annual Meeting:

RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed in this proxy statement pursuant to the SEC’s executive compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables), is hereby approved.

This vote is an advisory vote only and will not be binding on the Company, the Board or the Compensation Committee of the Board (the “Compensation Committee”), and will not be construed as overruling a decision by, or creating or implying any additional fiduciary duty for, the Board or the Compensation Committee. However, the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by shareholders in their vote on this proposal, and will consider the outcome of the vote when making future compensation decisions for the Named Executive Officers.

The Company’s current policy is to provide shareholders with an opportunity to approve, by a non-binding advisory vote, the compensation of the Named Executive Officers each year at the Annual Meeting. It is expected that such vote will occur at the Company’s next annual general meeting.

VOTE REQUIRED AND BOARD RECOMMENDATION

Approval of this Proposal 3 requires the affirmative vote of the holders of a majority of the votes cast by holders of common shares present in person or by proxy at the Annual Meeting. For purposes of this proposal, abstentions and broker non-votes are not treated as votes cast and are not counted in the determination of the number of votes necessary for the non-binding advisory vote to approve executive compensation. Notwithstanding the vote required, Proposal 3 is advisory only and is not binding on the Company. Note that if your common shares are held by a broker or nominee, such broker or nominee will not have authority to exercise their discretion to vote your common shares on Proposal 3 unless you provide instructions regarding how you would like your common shares to be voted.

UNLESS SUCH AUTHORITY IS WITHHELD, THE PROXIES GIVEN PURSUANT TO THIS SOLICITATION WILL BE VOTED FOR THE ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION.

THE BOARD RECOMMENDS A VOTE FOR THE ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION.	FOR

Lionsgate Proxy Statement 19

PROPOSAL 4 ADVISORY VOTE TO APPROVE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE EXECUTIVE COMPENSATION

As described in Proposal No. 3 above, the Company is providing its shareholders with the opportunity to cast a non-binding, advisory vote on the compensation of the Named Executive Officers (referred to as a “say-on-pay” vote).

Under SEC rules, the Company is required to hold a new say-on-frequency vote at least every six years. Accordingly, this Proposal No. 4 affords the Company’s shareholders the opportunity to cast an advisory vote (referred to as a “say-on-frequency” vote) on how often the Company should include a say-on-pay vote in its proxy materials for future annual meetings of shareholders (or special shareholder meetings for which the Company must include executive compensation information in the proxy statement for that meeting). Under this Proposal No. 4, shareholders may vote to have future say-on-pay votes on executive compensation every year, every two years, every three years, or abstain from voting. The Company believes that say-on-pay votes on executive compensation should be conducted every year so that the Company’s shareholders may annually express their views on the Company’s executive compensation program. Like the say-on pay vote, this say-on-frequency vote is advisory and will not be binding on the Company, the Board or the Compensation Committee, and will not be construed as overruling a decision by, or creating or implying any additional fiduciary duty for, the Board or its Compensation Committee. However, the Board and the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by shareholders in their vote on this proposal, and will consider the outcome of this vote when determining the frequency of future say-on-pay votes.

VOTE REQUIRED AND BOARD RECOMMENDATION

Approval of one of the alternatives on frequency of future advisory votes to approve executive compensation set forth in this Proposal No. 4 requires the affirmative vote of the holders of a majority of the votes cast by holders of common shares present in person or by proxy at the Annual Meeting. However, if no option receives the affirmative vote of at least a majority of the votes cast by holders of common shares present or represented by proxy at the Annual Meeting, then the Board will consider the option receiving the highest number of votes as the preferred option of the shareholders. For purposes of this proposal, abstentions and broker non-votes are not treated as votes cast and are not counted in the determination of a majority or the frequency option receiving the highest number of votes.

UNLESS SUCH AUTHORITY IS WITHHELD, THE PROXIES GIVEN PURSUANT TO THIS SOLICITATION WILL BE VOTED FOR EVERY ONE YEAR FOR THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE EXECUTIVE COMPENSATION.

THE BOARD RECOMMENDS A VOTE “EVERY ONE YEAR” FOR THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE EXECUTIVE COMPENSATION.	ONE YEAR

20 Lionsgate Proxy Statement

ENVIRONMENTAL, SOCIAL AND GOVERNANCE

The Board believes that human capital management and social responsibility are important to the Company’s long-term success and organizational health and is committed to fostering a positive corporate culture that promotes integrity, equal opportunity, employee engagement and accountability. The Company focuses on attracting, developing and retaining talent, supporting professional growth and maintaining a workplace where employees can contribute and succeed. The Board receives regular reports on human capital management and social responsibility matters at each regularly scheduled Board meeting and periodically throughout the year.

ENVIRONMENTAL, SOCIAL RESPONSIBILITY AND HUMAN CAPITAL MATTERS

Human Capital Strategy

•

We are dedicated to attracting, developing and retaining talented employees with a broad range of experiences, skills and perspectives across all aspects of our business. Our goal is to foster a workplace in which all employees feel empowered to contribute and succeed, regardless of their personal characteristics protected by applicable law.

•

We maintain the following recruitment and hiring initiatives:

•

Internship programs designed to broaden and strengthen the talent pipeline across the entertainment industry.

•

Fair hiring practices intend to attract the best talent in the industry through an equal and accessible approach. Key components of the framework include hiring training, qualified candidate slates, and cross-functional interview panels.

•

Supplier program designed to expand and strengthen relationships with a broad range of innovative, high-quality, and cost-effective suppliers while enhancing the competitiveness of our procurement activities.

Employee Resource Groups

•

We sponsor several Employee Resource Groups (“ERGs”) which are voluntary, employee-led groups that are open to all employees, regardless of their background. ERGs provide opportunities for employees to establish a greater presence at Lionsgate and an opportunity to develop leadership skills, build professional networks and engage across the Company’s various business units and levels. Our ERGs focus on a variety of topics, including professional development, mentorship, community engagement, and shared interests, and are designed to support employee connection and career growth.

Community Involvement

•

We are committed to responsible corporate citizenship and making a meaningful impact in both local and global communities through Lionshares, our employee volunteer program. Lionshares provides opportunities for employees to engage with a wide range of charitable organizations, fostering connection and service.

•

We maintain a Corporate Sponsorship Committee that guides philanthropic initiatives across Lionsgate, with a focus on supporting organizations and activities that address economic hardship and promote broader social impact.

•

We encourage employees to actively participate in the nonprofit sector—whether by volunteering their time, serving on boards, or leading charitable initiatives. We recognize that employee-driven efforts often foster the most authentic and lasting connections within our communities, and we proudly support these contributions as part of our broader commitment to social impact.

•

We support employee philanthropic efforts through a corporate matching program for eligible nonprofit organizations.

•

We regularly assess the impact of our corporate giving and volunteer efforts to help inform future community engagement activities.

Lionsgate Proxy Statement 21

Environmental, Social and Governance

Employee Experience and Organization Health

•

We conduct an annual employee engagement survey through an independent third party to gain meaningful insights into workplace sentiment and areas for improvement.

•

Employee satisfaction scores have remained consistently positive year over year, reflecting a strong organizational culture and commitment to continuous improvement.

•

We invest in the growth of our employees through learning and development programs, mentorship opportunities, and leadership training designed to support career advancement and personal fulfillment.

•

Employees participate in structured performance management conversations throughout the year, with a focus on goal-setting, professional development, feedback, and overall well-being.

•

We offer a confidential, voluntary Self-ID program that allows employees to share aspects of their identity at their discretion. We safeguard and limit access to this information, using it consistent with applicable law to assist us in understanding workforce composition and enhancing the employee experience.

•

We provide annual employee training on anti-harassment, IT security, and the Foreign Corrupt Practices Act, with additional targeted programs for managers to support effective leadership and reinforce company standards.

•

We provide a comprehensive benefits program designed to support employee health, well-being, and family needs, including medical coverage, mental health resources, and assistance for caregiving and parental support.

CLIMATE RISK EXPOSURE AND AWARENESS

As a content-driven entertainment company, we generally have less direct exposure to certain climate-related risks than companies with significant manufacturing or industrial operations. Nevertheless, we recognize that climate-related developments, including regulatory changes, evolving stakeholder expectations, and change in consumer behavior, may affect our business. Accordingly, we monitor regulatory developments, industry best practices, and stakeholder perspectives. We also consider opportunities to reduce our environmental footprint such as promoting sustainable production practices, managing energy usage across our operations, and engaging with partners who share our commitment to environmental responsibility.

Climate Policies

•

In all our offices, we prioritize efforts to prevent pollution, and to conserve, recover, and recycle materials, water and energy wherever possible.

•

Our productions distribute documents electronically to minimize paper consumption and waste and limit the use of single-use plastics.

•

Our productions follow best practices featured in the Producers Guild of America and Sustainable Production Alliance’s Green Production Guide, which are designed to reduce the film, television, and streaming industry’s carbon footprint and environmental impact.

•

Our U.S. productions encourage the employment of green vendors that provide sustainable goods and services for film, television, and streaming productions.

•

We prioritize vendors whose dedication to operating business in a responsible and sustainable manner directly aligns with those of Lionsgate.

22 Lionsgate Proxy Statement

Environmental, Social and Governance

CORPORATE GOVERNANCE

Corporate governance is a focus for the Company. The Board, together with its committees, actively oversees the Company’s governance framework, regularly reviewing key governance policies, practices and strategic initiatives. This oversight is carried out through discussions at Board and committee meetings held throughout the year, as well as through ongoing engagement with management.

Role of the Board and Corporate Governance Guidelines

The Company’s corporate governance practices are set forth in its Corporate Governance Guidelines established by the Board. These guidelines, which provide a framework for the conduct of the Board’s business, provide that, among other matters:

•

the Board review and regularly monitor the effectiveness of the Company’s fundamental operating, financial and other business plans, policies and decisions, including the execution of its strategies and objectives;

•	the Board act in the best interest of the Company to enhance long-term shareholder value;

•	a majority of the members of the Board be independent directors;

•	independent directors meet at least quarterly in executive session, or otherwise as needed;

•	directors have unimpeded access to management and, as necessary and appropriate, independent advisors; and

•	the Board and its committees conduct annual self-evaluations to determine whether they are functioning effectively.

The full text of the key practices and procedures of the Board are outlined in the Corporate Governance Guidelines available on the Company’s website at http://investors.lionsgate.com/governance/governance-documents, or may be obtained in print, without charge, by any shareholder upon request to the Company’s Corporate Secretary, at either of its principal executive offices.

Board Leadership Structure

Mr. Feltheimer serves as the Company’s Chief Executive Officer, and together with Mr. Burns, the Company’s Vice Chair, has led the Company’s growth and development for more than 30 years. The Board believes that Mr. Feltheimer’s service on the Board in an executive capacity is appropriate in light of his responsibility for the day-to-day oversight, management and strategic direction of the Company, as well as his role in serving as a bridge between management and the Board.

Dr. Rachesky serves as the independent, non-executive Chair of the Board, ensuring independent oversight of management. Dr. Rachesky presides over regularly scheduled executive sessions of the Company’s non-employee directors. In addition, the Company’s non-employee directors routinely meet and deliberate without management present to further support independent oversight and open discussion.

Lionsgate Proxy Statement 23

Environmental, Social and Governance

Separate Chair and Chief Executive Officer Roles

The Board believes that the Company’s current leadership structure, which separates the roles of Chair and Chief Executive Officer, is appropriate at this time in light of the Company’s evolving needs, strategy and operating environment. This structure promotes effective independent oversight of management and the Company’s affairs, while enabling the Chief Executive Officer to maintain focus on the Company’s business, operations and strategy. At the same time, it allows the Chair to provide independent leadership, judgment and perspective in overseeing the Board’s functions and advancing the long-term interests of shareholders.

Board Role in Risk Oversight

The Company’s management is responsible for identifying and communicating material risks to the Board and its committees, which oversee the risk management practices implemented by management. This oversight is carried out primarily through the review of regular reports from management and ongoing discussions regarding risk identification, assessment and mitigation.

Board of Directors

At regularly scheduled Board meetings, management presents key risks facing the Company. The Company’s Chief Executive Officer and other senior executives provide strategic and operational reports, including risk assessments relating to the Company’s operating segments; the Company’s Vice Chair reports on the Company’s investment portfolio and financing activities, including current and prospective sources and uses of capital; the Company’s Chief Financial Officer addresses credit and liquidity risks, tax planning strategies, the integrity of internal controls over financial reporting, and internal audit matters; and the Company’s General Counsel provides updates on legal and regulatory risks and reviews material litigation. Additionally, the Board receives reports from its standing committees, which may include risk-related matters initially overseen at the committee level and, as appropriate, evaluated for broader Board consideration. Between meetings, the Board also receives periodic updates on specific areas of risk, such as cyclical or other risks not addressed in the ordinary course.

Board Committees

The Board delegates certain risk oversight responsibilities to its standing committees, each of which reports regularly to the Board.

Audit & Risk Committee: The Audit & Risk Committee is primarily responsible for overseeing the Company’s risk assessment and enterprise risk management. Among other responsibilities set forth in the Audit & Risk Committee’s charter, the committee: (i) discusses, as appropriate, the Company’s guidelines and policies regarding financial risk exposure, financial statement risk assessment, and risk management with management, the internal auditor, and the independent auditor, and the Company’s plans or processes to monitor, control and minimize such risks and exposures; (ii) reviews and evaluates management’s identification of major risks to the business and their relative weight; (iii) when necessary, assesses management’s response to failures, if any, in compliance with established risk management policies and procedures; (iv) reviews the Company’s insurance policies, including directors’ and officers’ liability insurance; (v) reviews the significant internal audit reports and management’s responses; (vi) reviews the Company’s risk disclosure in SEC filings; and (vii) provides oversight over the Company’s information technology and cybersecurity risks, policies and procedures.

Compensation Committee: The Compensation Committee monitors risks related to the Company’s compensation policies and practices, including those associated with incentive-based and equity-based compensation plans, and other executive or Company-wide incentive programs.

Nominating and Corporate Governance Committee: The Nominating and Corporate Governance Committee oversees risk related to corporate governance practices, including Board independence, director and management succession planning, and the Company’s activities and practices regarding corporate responsibility and environmental, social and related governance matters.

Transaction Committee. The Transaction Committee monitors and evaluates risks related to proposed corporate transactions, including strategic alignment, financial exposure, legal and regulatory compliance, and integration considerations.

24 Lionsgate Proxy Statement

Environmental, Social and Governance

Succession Planning

The Board considers effective succession planning to be critical to the Company’s success and central to its long-term strategy. The Board oversees these programs through its Nominating and Corporate Governance Committee, which works closely with the Company’s Chief Human Resources Officer to ensure that appropriate processes and programs are in place for identifying, developing, and retaining leadership talent, as well as for cultivating potential successors for key leadership positions.

The Nominating and Corporate Governance Committee, with the assistance of Balsam Consulting Group, an independent executive search and leadership advisory firm, has developed both short-term and long-term succession plans, which it reviews and updates periodically. The plans identify critical positions and potential replacements for the Company’s senior executives (including the Company’s Chief Executive Officer). The plans are designed to address both anticipated transitions, such as retirements, and unexpected transitions (i.e., “black swan events”), such as those occurring when executives leave for positions at other companies, or due to death, disability or other unforeseen events.

Cybersecurity and Information Security Risk Oversight

The Board maintains active oversight of the Company’s cybersecurity and information security program, which is led by the Company’s Chief Information Officer and Chief Information Security Officer. The program is designed to identify, assess and manage evolving cybersecurity risks, support compliance with applicable data protection and privacy requirements, and maintain robust incident response and crisis management protocols.

The Audit & Risk Committee has primary responsibility for oversight of cybersecurity risk. At each regularly scheduled meeting, and more frequently as appropriate, the Committee receives updates from the Chief Information Officer regarding cybersecurity matters. These updates include assessments of emerging threats, recent incidents and response activities, relevant technology developments, and the Company’s ongoing efforts to prevent, detect and respond to internal and external threats. The Audit & Risk Committee regularly reports to the full Board on these matters.

Cybersecurity and Information Security Risk Governance Highlights

•

All employees and consultants are required to complete annual cybersecurity training, with new hires completing mandatory training within their first two weeks of employment. The Company also conducts periodic phishing simulations and targeted follow-up training.

•	The Company conducts annual penetration testing, weekly vulnerability scans, and periodic third-party assessments to evaluate and strengthen its security posture.

•	The Company conducts periodic disaster recovery and incident response tabletop exercises, including participation by senior management, to test and validate response protocols.

•	The Company provides periodic internal communications, including cybersecurity alerts and newsletters, to increase employee awareness of emerging threats.

•	The Company maintains a third-party risk management program to assess cybersecurity practices of key vendors and partners with access to Company systems or data.

•

The Company’s cybersecurity program is aligned with the National Institute of Standards and Technology (NIST) Cybersecurity Framework and is subject to periodic assessments to evaluate maturity and effectiveness.

•

The Company maintains a Cyber Incident and Response Policy governing the escalation, investigation and reporting of cybersecurity events, including protocols for informing senior management and the Board, as appropriate.

•	The Company maintains cybersecurity insurance coverage and adheres to industry-recognized security standards, including the Center for Internet Security (CIS) Critical Security Controls.

•	The Company monitors risks associated with the use of generative AI and other emerging technologies, including potential misuse, data leakage and evolving regulatory compliance.

•	The Company did not experience any material cybersecurity incidents during fiscal 2026.

Lionsgate Proxy Statement 25

Environmental, Social and Governance

Stock Ownership Guidelines

The Board believes that meaningful equity ownership by directors and executive officers supports long-term alignment with shareholders and reinforces a commitment to the Company’s sustained success. While the Company does not impose formal stock ownership or holding requirements on its directors or executive officers, most maintain significant equity interests in the Company, either through direct ownership or through equity-based awards.

Equity compensation for executive officers is structured to promote long-term value creation. Except for certain special equity grants that may vest immediately, awards such as restricted share units, stock options, and share appreciation rights generally vest in annual installments over three years. This approach encourages long-term decision-making and aligns the interests of leadership with those of shareholders.

26 Lionsgate Proxy Statement

Environmental, Social and Governance

Insider Trading
Policy
The Company has adopted an Insider Trading Policy and Compliance Program that applies to directors, executive officers, employees, and certain related persons and entities. The policy is designed to promote compliance with applicable securities laws and to protect the integrity of the Company’s governance practices. Among other provisions, the policy:

•	Prohibits trading in Company securities while in possession of material non-public information and prohibits the unauthorized disclosure (“tipping”) of such information.

•
Prohibits speculative or short-term transactions, including short sales and transactions in derivative securities (such as publicly traded options), and restricts hedging arrangements and certain pledging or margining of Company securities.

•
Establishes trading blackout periods, including regularly scheduled quarterly blackout periods in connection with earnings releases and event-specific blackout periods, during which trading by designated individuals and their related persons is restricted.

•	Requires advance notice and pre-clearance of transactions by directors, executive officers and other designated employees, and requires pre-approval of Rule 10b5-1 trading plans.

•	Addresses post-termination trading restrictions and applicable reporting obligations under applicable securities laws for “reporting insiders.”

•	Provides for disciplinary measures for violations, in addition to potential civil and criminal liability under applicable securities laws.
All individuals subject to the policy are required to acknowledge and certify their understanding of, and compliance with, its terms.
Board and Shareholder Meeting Attendance
The Board held a total of six meetings in fiscal 2026 (including regularly scheduled and special meetings of the Board, which were held in person or via teleconference). Each director attended at least 75% of the aggregate number of meetings of the Board and meetings of committees on which he or she served in fiscal 2026. All directors are invited, but not required, to attend the Annual Meeting. Accordingly, directors may not be present in person at the Annual Meeting. No directors were present for the annual general and special meeting held in March 2026.
Board Committees and Responsibilities
The Board has a standing Audit & Risk Committee, Compensation Committee, Nominating and Corporate Governance Committee and Transaction Committee. The tables below provides current membership information for our standing committees, as well as meeting information for such committees.

Committee Membership

Name	Audit & Risk Committee	Compensation Committee	Nominating and Corporate Governance Committee	Transaction Committee

Gordon Crawford	✓			✓

Jon Feltheimer

Emily Fine			✓

Michael T. Fries		✓		✓

John D. Harkey, Jr.

Susan McCaw	✓	✓

Steven Mnuchin				✓

Yvette Ostolaza

Mark H. Rachesky, M.D.		✓		✓

Richard Rosenblatt			✓	✓

Harry E. Sloan		✓

✓ Member	Chair	Financial Expert

Lionsgate

Proxy Statement

Environmental, Social and Governance

AUDIT & RISK COMMITTEE

Current Members:

John D. Harkey, Jr. (Chair)

Gordon Crawford

Susan McCaw

Meetings held in fiscal 2026: 4

Independent/Financially Literate:

Each member is independent and financially literate.

Financial Expert:

John D. Harkey, Jr.

The Audit & Risk Committee is governed by a written charter adopted by the Board, which is available on our website at http://investors.lionsgate.com/governance/governance-documents or may be obtained in print, without charge, by any shareholder upon request to our Corporate Secretary.

Pursuant to its charter, the duties and responsibilities of the Audit & Risk Committee include, among other matters, the following:

•

overseeing the integrity of the Company’s financial statements, accounting and financial reporting processes;

•

overseeing the Company’s exposure to risk and compliance with legal and regulatory requirements;

•

overseeing the independent auditor’s qualifications and independence;

•

overseeing the performance of the Company’s internal audit function and independent auditor;

•

overseeing the development, application and execution of all the Company’s risk management and risk assessment policies and programs;

•

preparing the reports required by applicable SEC and Canadian securities commissions’ disclosure rules; and

•

reviewing and providing oversight over the Company’s information technology and cybersecurity risk, policies and procedures.

The Board has determined that each member of the Audit & Risk Committee qualifies as an “independent” director under the New York Stock Exchange (the “NYSE”) listing standards and the enhanced independence standards applicable to audit committee members pursuant to Rule 10A-3(b)(1) under the Exchange Act, and that each member of the Audit & Risk Committee is “independent” and “financially literate” as prescribed by the NYSE and Canadian securities laws, regulations, policies and instruments. Additionally, the Board has determined that Mr. Harkey is an “audit committee financial expert” under applicable SEC rules and has “accounting or related financial management expertise” under the NYSE listing standards.

COMPENSATION COMMITTEE
Current Members: Steven Mnuchin* (Chair) Michael T. Fries Susan McCaw Mark H. Rachesky, M.D. Harry E. Sloan Meetings held in fiscal 2026: 3 * Joined in May 2026

The Compensation Committee is governed by a written charter adopted by the Board, which is available on our website at http://investors.lionsgate.com/governance/governance-documents or may be obtained in print, without charge, by any shareholder upon request to our Corporate Secretary.

Pursuant to its charter, the duties and responsibilities of the Compensation Committee include, among other matters, the following:

•

reviewing, evaluating and making recommendations to the Board with respect to management’s proposals regarding the Company’s overall compensation policies and practices and overseeing the development and implementation of such policies and practices;

•

evaluating the performance of and reviewing and approving the level of compensation for our Chief Executive Officer and Vice Chair;

•

in consultation with our Chief Executive Officer, considering and approving the selection, retention and remuneration arrangements for other executive officers and employees of the Company with compensation arrangements that meet the requirements for Compensation Committee review, and establishing, reviewing and approving compensation plans in which such executive officers and employees are eligible to participate;

•

reviewing and recommending for adoption or amendment by the Board and, when required, the Company’s shareholders, incentive compensation plans and equity compensation plans and administering such plans and approving award grants thereunder to eligible persons; and

•

reviewing and recommending to the Board compensation for Board and committee members.

28 Lionsgate Proxy Statement

Environmental, Social and Governance

The Compensation Committee is also authorized, after considering such independence factors as may be required by the NYSE rules or applicable SEC rules, to retain independent compensation consultants and other outside experts or advisors as it believes to be necessary or appropriate to carry out its duties. See Compensation Discussion and Analysis for additional discussion of the Compensation Committee’s role and responsibilities, including a discussion on the role of our compensation consultant in fiscal 2026.

Our executive officers, including the Named Executive Officers, do not have any role in determining the form or amount of compensation paid to the Named Executive Officers and our other senior executive officers (other than the Company’s Chief Executive Officer, who makes recommendations to the Compensation Committee with respect to compensation paid to the other Named Executive Officers (other than the Company’s Vice Chair)).

The Board has determined that each member of the Compensation Committee qualifies as an “independent” director under the NYSE listing standards and the enhanced independence standards applicable to compensation committee members under the NYSE listing standards. In making its independence determination for each member of the Compensation Committee, our Board considered whether the director has a relationship with the Company that is material to the director’s ability to be independent from management in connection with the duties of a compensation committee member.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Current Members: Yvette Ostolaza (Chair) Emily Fine Richard Rosenblatt Meetings held in fiscal 2026: 6

The Nominating and Corporate Governance Committee is governed by a written charter adopted by the Board which is available on our website at http://investors.lionsgate.com/governance/governance-documents or may be obtained in print, without charge, by any shareholder upon request to our Corporate Secretary.

Pursuant to its charter, the duties and responsibilities of the Nominating and Corporate Governance Committee include, among other matters, the following:

•

identifying, evaluating and recommending individuals qualified to become members of the Board, consistent with criteria approved by the Board;

•

considering and recommending to the Board the director nominees for each annual meeting of shareholders, the Board committees and the Chairpersons thereof;

•

periodically reviewing the Company’s activities and practices regarding corporate responsibility and environmental, social and related governance (“ESG”) matters that are significant to the Company, oversee the Company’s public reporting on these topics and receive updates from the Company’s management committee responsible for significant ESG activities;

•

reviewing the Company’s human capital management policies, programs and initiatives focused on the Company’s culture, talent development and retention;

•

developing and recommending to the Board a set of corporate governance guidelines applicable to the Company and assisting in the oversight of such guidelines;

•

overseeing the evaluation of the Board and management; and

•

monitoring and making recommendations with respect to succession planning for the Company’s Chief Executive Officer and other officers.

The nominees for the Annual Meeting were recommended for selection by the Nominating and Corporate Governance Committee and were selected by the Board. The Nominating and Corporate Governance Committee did not engage a third party to identify or assist it in identifying or evaluating potential nominees to the Board.

The Board has determined that each member of the Nominating and Corporate Governance Committee qualifies as an “independent” director under the NYSE listing standards.

Lionsgate Proxy Statement 29

Environmental, Social and Governance

TRANSACTION COMMITTEE
Current Members: Harry E. Sloan (Chair) Gordon Crawford Michael T. Fries Steven Mnuchin* Richard Rosenblatt Mark H. Rachesky, M.D. Meetings held in fiscal 2026: 4 * Joined in May 2026

The Transaction Committee is governed by a written charter adopted by the Board which is available on Lionsgate’s website at https://investors.lionsgate.com/governance/governance-documents or may be obtained in print, without charge, by any shareholder upon request to Lionsgate’s Corporate Secretary.

Pursuant to its charter, the Transaction Committee is responsible for evaluating potential strategic transactions, overseeing related communications and negotiations, and making recommendations to the Board regarding any proposed transaction.

Each member of the Transaction Committee qualifies as an “independent” director under the NYSE listing standards.

Determining Board Composition

The Board nominates directors for election at each annual meeting of shareholders and may appoint new directors to fill vacancies when they arise between annual meetings of shareholders. The Nominating and Corporate Governance Committee has the responsibility to identify, evaluate, recruit and recommend qualified candidates to the Board for nomination or election. In considering candidates for the Board, the Nominating and Corporate Governance Committee reviews the entirety of each candidate’s credentials. In particular, the committee’s assessment of potential candidates for election includes, but is not limited to, consideration of:

(i)	relevant knowledge and range of background and experience;

(ii)	understanding of the Company’s business;

(iii)	roles and contributions valuable to the business community;

(iv)

personal qualities of leadership, character, judgment and whether the candidate possesses and maintains, throughout service on the Board, a reputation in the community at large of integrity, trust, respect, competence and adherence to the highest ethical standards;

(v)	whether the candidate is free of conflicts and has the time required for preparation, participation and attendance at all meetings;

(vi)	compatibility with our Chief Executive Officer, senior management and the culture of the Board; and

(vii)	other factors deemed relevant.

The Nominating and Corporate Governance Committee assesses the Board’s current and anticipated strengths and needs based upon the Board’s then-current profile and the Company’s current and future needs, and screens the slate of candidates to identify the individuals who best fit the criteria listed above. During the selection process, the Nominating and Corporate Governance Committee seeks to ensure a broad range of perspectives and experiences within the Board. The Nominating and Corporate Governance Committee considers overall composition of the Board with respect to varied backgrounds and professional expertise. Candidates to the Board may be recommended by its members, by other Board members, by shareholders, and by management, as well as those identified by third-party search firms retained to assist in identifying and evaluating possible candidates. The Nominating and Corporate Governance Committee will evaluate director candidates recommended by shareholders in the same manner in which the Nominating and Corporate Governance Committee evaluates any other director candidate.

Board Evaluations, Tenure and Refreshment

The Board has not adopted formal term or age limits for directors. This reflects the Board’s view that directors with deep understanding of the Company’s business and industry, developed over time, provide valuable continuity and institutional knowledge. At the same time, the Board recognizes the importance of ongoing refreshment and seeks to balance experience with the addition of new skills, perspectives and backgrounds.

Pursuant to the Company’s Corporate Governance Guidelines and the charter of the Nominating and Corporate Governance Committee, the Board conducts an annual evaluation of its performance, as well as that of its committees and individual directors. The Nominating and Corporate Governance Committee oversees this process, which is designed to promote accountability, enhance Board

30 Lionsgate Proxy Statement

Environmental, Social and Governance

effectiveness and support continuous improvement in governance practices. The evaluation considers, among other factors, Board and committee composition and dynamics, the effectiveness of oversight functions, and the contributions and engagement of individual directors. The process also assesses the alignment of the Board’s collective skills and experience with the Company’s strategic priorities and considers the overall mix of backgrounds and perspectives represented on the Board.

Succession planning is also an integral part of process, enabling the Board to proactively identify and prepare for future needs and opportunities. Results of the evaluation are reviewed in executive session by the Board and its committees, with a focus on identifying areas for enhancement and implementing actionable improvements where appropriate.

This approach is intended to ensure that the Board remains effective, appropriately composed and well-positioned to oversee the Company’s strategy and serve the long-term interests of shareholders. The performance of individual directors is also considered in connection with decisions regarding nominations for re-election.

Shareholder Communications

The Board recognizes the importance of providing shareholders and interested parties with a means of direct communication with the members of the Board. Shareholders and interested parties who would like to communicate with the Chair of the Board or the Company’s non-employee directors may do so by writing to the Board or the Company’s non-employee directors, care of the Company’s Corporate Secretary, at either of the Company’s principal executive offices. The full text of our Policy on Shareholder Communications is available on our website at http://investors.lionsgate.com/governance/governance-documents.

Code of Conduct and Ethics

We have a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees (and, where applicable, to our suppliers, vendors, contractors and agents) that is available on our website at http://investors.lionsgate.com/governance/governance-documents, or may be obtained in print, without charge, by any shareholder upon request to our Corporate Secretary. We will disclose on our website any waivers of, or amendments to, the code that applies to our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer or persons performing similar functions. The code is administered by a compliance officer, the Office of the General Counsel, and is overseen by the Nominating and Corporate Governance Committee.

Director Independence

It is the policy of the Board that, as required by the requirements of the NYSE listing standards, a majority of directors be “independent” of the Company and its management. For a director to be deemed “independent,” the Board will affirmatively determine that the director has no material relationship with the Company or its affiliates or any member of the senior management of the Company or his/her affiliates.

Pursuant to our Corporate Governance Guidelines, the Board undertook its annual review of director independence in May 2026. During the review, the Board considered transactions and relationships between each director or any member of his/her immediate family and the Company and its subsidiaries and affiliates, including those reported under the heading Certain Relationships and Related Party Transactions below. The Board also examined transactions and relationships with the Company between directors or their affiliates and members of the Company’s senior management or their affiliates. As provided in our Corporate Governance Guidelines, the purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is “independent.” The Nominating and Corporate Governance Committee, with assistance from counsel, regularly reviews our Corporate Governance Guidelines to ensure their compliance with Canadian law, SEC and New York Stock Exchange regulations. The full text of our Corporate Governance Guidelines is available on our website at http://investors.lionsgate.com/governance/governance-documents, or may be obtained in print, without charge, by any shareholder upon request to our Corporate Secretary, at either of our principal executive offices.

As a result of this review, the Board affirmatively determined that ten (10) of our directors, each of Messrs. Crawford, Fries, Harkey, Mnuchin, Rachesky, Rosenblatt and Sloan and Mmes. Fine, McCaw and Ostolaza, are “independent” under our Standards for Director Independence, which is available on our website at http://investors.lionsgate.com/governance/governance-documents, Canadian standards, SEC rules and regulations (for Audit & Risk Committee members) and the New York Stock Exchange listing standards (including the enhanced independence requirements for Compensation Committee members).

A number of our independent directors currently serve, or have previously served, as directors or members of senior management of other public companies. All of the Board’s committees are comprised entirely of independent directors, with each committee chaired by a different independent director. We believe that that the Board’s strong representation of experienced independent directors, together with independent leadership provided by the non-executive Chair, enhances the effectiveness of Board oversight and supports the long-term interests of the Company and its shareholders.

Lionsgate Proxy Statement 31

Environmental, Social and Governance

Non-Management Director Meetings

The Board has implemented a number of governance practices to support its independence from management. The Chair, Dr. Rachesky, serves as an independent director. For matters requiring independence, only independent directors participate in deliberations and decision-making. In addition, at each regularly scheduled Board meeting, and at certain committee meetings, the independent directors meet in executive session without members of management present, led by the Chair.

During fiscal 2026, the independent directors held six executive sessions at which non-independent directors and members of management were not in attendance.

MANAGEMENT

The following is a list of our executive officers followed by their biographical information (other than for Mr. Feltheimer, whose biographical information appears above). Ages are as of July 24, 2026.

Name	Age	Position

Jon Feltheimer	74	Chief Executive Officer

Michael Burns	67	Vice Chair

James W. Barge	70	Chief Financial Officer

Brian Goldsmith	53	Chief Operating Officer

Bruce Tobey	67	Executive Vice President and General Counsel

Michael Burns

Mr. Burns has been our Vice Chair since May 2025. From March 2000 to May 2025, Mr. Burns served as the Vice Chair of Old Lionsgate Parent, and from May 2024 to May 2025, as the Vice Chair of Legacy Lionsgate Studios. Mr. Burns served for nine years as Managing Director and Head of Office at Prudential Securities’ Los Angeles Investment Banking Office from 1991 to March 2000, specializing in raising equity within the media and entertainment industry. Prior to joining Prudential, he spent nine years at Shearson/American Express (now Morgan Stanley) in New York and Los Angeles.

James W. Barge

Mr. Barge has been Lionsgate’s Chief Financial Officer since May 2025. From October 2013 to May 2025, Mr. Barge served as Chief Financial Officer of Old Lionsgate Parent, and from May 2024 to May 2025, as Chief Financial Officer of Legacy Lionsgate Studios. From October 2010 to November 2012, Mr. Barge served as the Executive Vice President, Chief Financial Officer of Viacom, Inc. (having served as its Executive Vice President, Controller, Tax and Treasury since January 2008), where he was responsible for overseeing all aspects of the company’s global finances and capital structure, as well as information technology, risk management and internal audit activities. Prior to joining Viacom, Mr. Barge served as Senior Vice President, Controller and Chief Accounting Officer (from October 2002 to December 2007) and Vice President and Controller (from February 2000 to October 2002) of Time Warner Inc., where he was responsible for the company’s overall financial planning, reporting and analysis, including budgeting and long-range planning, and led several shared service and global process improvement initiatives. Mr. Barge joined Time Warner in March 1995 as Assistant Controller. Prior to joining Time Warner, Mr. Barge held several positions at Ernst & Young, including Area Industry Leader of the Consumer Products Group and National Office Partner, where he was responsible for the resolution of SEC accounting and reporting issues. Mr. Barge is the lead Independent Director, Chair of the Audit Committee and a member of the Nominating and Governance Committee of Scholastic Corporation (NASDAQ: SCHL).

Brian Goldsmith

Mr. Goldsmith has been our Chief Operating Officer since May 2025. From October 2012 to May 2025, Mr. Goldsmith served as Chief Operating Officer of Old Lionsgate Parent, and its Executive Vice President, Corporate Development and Strategy, from September 2008 to October 2012. From May 2024 to May 2025, Mr. Goldsmith served as Chief Operating Officer of Legacy Lionsgate Studios. Prior to that, Mr. Goldsmith served as Chief Operating Officer and Chief Financial Officer of Mandate Pictures and its predecessor company Senator International, joining Old Lionsgate Parent after its September 2007 acquisition of Mandate. Previously, Goldsmith worked as a financial analyst and strategic planner at Sony Pictures, beginning his career as a financial analyst at Merrill Lynch.

Bruce Tobey

Mr. Tobey has been our Executive Vice President and General Counsel since May 2025. From March 2023 to May 2025, Mr. Tobey served as Executive Vice President and General Counsel of Old Lionsgate Parent, and from May 2024 to May 2025, as Executive Vice President and General Counsel of Legacy Lionsgate Studios. Prior to that, Mr. Tobey served as Partner and Head of the Entertainment, Sports and Media Department at O’Melveny & Myers LLP, where he worked from August 2012 to March 2023. Prior to joining O’Melveny & Myers LLP, Mr. Tobey served as Chief Operating Officer at CBS Films from March 2007 to December 2010, as Executive Vice President at Paramount Pictures Corporation from February 2001 to August 2005, and as a partner at Troop Steuber Pasich Reddick & Tobey, LLP (and its predecessor firm), where he worked from May 1986 to March 2000.

Our officers are appointed and serve at the discretion of the Board. The employment agreements for the Named Executive Officers (as defined under Compensation Discussion and Analysis below) are described in Executive Compensation Information — Description of Employment Agreements below.

32 Lionsgate Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

NAMED EXECUTIVE OFFICERS

This Compensation Discussion and Analysis is designed to provide shareholders with an understanding of the Company’s executive compensation philosophy, objectives and practices. In doing so, it describes the material elements of compensation at the Company awarded to, earned by, or paid to, the individuals who served as our principal executive officer, principal financial officer, and three other most highly compensated executive officers for fiscal 2026 (the “Named Executive Officers”). The Named Executive Officers for fiscal 2026 include the following:

Named Executive Officer	Position

Jon Feltheimer	Chief Executive Officer

Michael Burns	Vice Chair

James W. Barge	Chief Financial Officer

Brian Goldsmith	Chief Operating Officer

Bruce Tobey	Executive Vice President and General Counsel

EXECUTIVE SUMMARY

STOCK PERFORMANCE

May 7, 2025* to June 30, 2026 * First day of trading of “LION” on the New York Stock Exchange.

Lionsgate Proxy Statement 33

Compensation Discussion and Analysis

WHO WE ARE

(1) Includes wide-release, multi-platform and direct-to-platform titles. (2) Fiscal year ended March 31, 2026. (3) Includes scripted television, unscripted television, programming syndicated by wholly-owned subsidiaries Debmar/Mercury and Pilgrim Media Group, and distribution as of March 31, 2026. Does not include 3 Arts Entertainment executive-produced series. (4) Average across scripted and unscripted content from fiscal 2019 through March 31, 2026; does not include programming syndicated by Debmar/Mercury. (5) Fiscal year ended March 31, 2026; includes film and television revenues; reported library revenue defined as revenue earned after first cycle of sales which generally includes theatrical revenue, first six months of home entertainment sales, first pay television contract and minimum guarantees from first international sales.

34 Lionsgate Proxy Statement

Compensation Discussion and Analysis

FILM PROPERTIES

•

Over $1 billion global box office

•

Record-breaking opening weekend of $97 million domestic and $218 million global box office, best ever for a musical biopic

•

Highest grossing biopic ever

•

Highest Lionsgate grossing movie ever

• 5 films • $3 billion+ global box office • 6th film, The Hunger Games: Sunrise on the Reaping (November 20, 2026) • Stage play (London)

•

4 films

•

$1 billion+ global box office

•

5th film in development

•

Spinoff film, Caine in development

•

Television series: The Continental, John Wick: Under the High Table upcoming

•

John Wick AAA game in development

•

The John Wick Experience (Las Vegas)

• 5 films • $3 billion+ global box office • Television series: Midnight Sun (straight-to-series ordered at Netflix) • Twilight world concert tour upcoming • Roblox IP partnership

•

$10 films

•

$1 billion+ global box office

•

Saw Escape Room (Las Vegas)

•

Saw the Ride (London)

•

Partnered with Blumhouse/Atomic Monster to revitalize Saw, reuniting franchise with co-creators James Wan and Leigh Whannell

• 3 films • $900 million+ global box office • 4th film in development • Live magic touring show

• 440 million+ global box office • 6 Academy Awards • La La Land world concert tour • Broadway musical in development	• $200 million+ global box office (1st film) • 3rd film in development • Library bestseller • Broadway musical in development

TELEVISION PROPERTIES

• Renewed for season 6 • One of top 10 Nielsen-rated shows • #1 sitcom on CBS among key demographics	• 8 seasons (ABC) • Season 9 ordered • Spinoff in development (ABC) • One of top 10 Nielsen-rated shows	• Season 2 renewed • Most critically acclaimed television series of 2026: 79 nominations, 49 awards

• Season 2 renewed • Netflix’s top non-original English-language series in second half of 2025 • 5 weeks on Netflix’s global list (despite only being released in U.S.)	• 7 seasons • 16 Emmy awards (116 nominations) • 4 consecutive Best Drama Emmy’s • #1 show on THR’s best television shows of the 21st century	• 6 seasons • 3 spinoffs • Power: Legacy ordered (Starz)

• 7 seasons • 4 Emmy awards (21 nominations) • First series ever licensed to Netflix • Rights returning in the near future	• 7 seasons • 5 Emmy awards (24 nominations)	• 8 seasons • 2 Emmy awards (14 nominations) • 10 Golden Globe Nominations (1 Win)

Lionsgate Proxy Statement 35

Compensation Discussion and Analysis

CONTENT LIBRARY

Predictable, Recurring Revenue from a Scaled Content Library

($ Millions)
Strong & Consistent Library Revenue Growth Over the Past 10 Years
FY2017-2026
$529
$589
$551
$613
$779
$766
$884
$886
$956
$1,001
FY17
FY18
FY19
FY20
FY21
FY22
FY23
FY24
FY25
FY26

ROOKIE
JOHN WICK
MAD MEN
Dirty Dancing
CONNERS
CHOSEN
KILL BILL
SAW
twilight

The Rookie | The Hunger Games | John Wick | Mad Men | Dirty Dancing | The Conners | The Chosen | Kill Bill | Saw | Rambo | Twilight

Trailing 12-Month Library Revenue of $1 Billion+ for Three Straight Quarters (F26)
Driven by Franchises, Television Productions and New Platforms for Licensing

Key Numbers

20,000+
Films and TV episodes

$20B+
Total content investment to date

Nearly 90%
Library titles produced since 2000

7.3%
Revenue CAGR

30% v. 18%
Current library revenue from TV episodes v. 10 years ago

85%
Current library revenue from Lionsgate owned or controlled films and TV episodes*

39%
Library revenue from top 50 titles v. 49% in F2017

* "Owned/controlled titles" refers to films and television titles produced, acquired or otherwise economically controlled by Lionsgate as part of its library, as distinct from 3rd-party titles distributed solely for a fee.

SELECT ACCOMPLISHMENTS IN FISCAL 2026

12-Year High Adjusted OIBDA* Adjusted OIBDA of $165.4 million in the fourth quarter of fiscal 2026, up 17% year-over-year and the highest quarterly level in 12 years	Motion Picture Group Momentum The Housemaid grossed nearly $400 million worldwide, Now You See Me, Now You Don’t grossed nearly $250 million worldwide and Michael grossed over $1 billion worldwide	Consistent Library Revenue Performance Achieved three consecutive quarters exceeding $1 billion in trailing 12-month library revenue in fiscal 2026

Key Television Series Renewals Secured renewals for 12 of 13 current scripted series, television slate set to nearly double the number of episodic deliveries from fiscal 2026 to fiscal 2027	Separation of Lionsgate and Starz Completed separation of Lionsgate Studios Corp. (NYSE: LION) and Starz Entertainment Corp. (NASDAQ: STRZ) into standalone, publicly-traded companies

* Adjusted OIBDA is a non-GAAP financial measure; please refer to Exhibit A for a definition of Adjusted OIBDA and a reconciliation to the most comparable GAAP measure.

36 Lionsgate Proxy Statement

Compensation Discussion and Analysis

FORWARD VISIBILITY

COMPENSATION PROGRAM GOALS AND PRINCIPLES

•

Attract, retain, and motivate high-caliber executive talent in a highly competitive industry

•

Align executive compensation with performance and shareholder interests

•

Promote long-term value creation through a balanced and disciplined compensation framework

•

Maintain appropriate level of “at-risk” compensation

•

Maintain a strong “clawback” policy

•

No tax gross-ups on severance or other change in control benefits

•

No repricing or buyouts of underwater stock options/SARs without shareholder approval

•

Utilize “double trigger” change in control provisions that provide benefits only upon a qualified termination in connection with a change in control

COMPENSATION COMMITTEE PRACTICES

•

Engage in proactive, transparent, and ongoing investor communication

•

Evaluate the cost and potential dilutive impact of equity-based compensation

•

Inform compensation decisions through the use of relevant peer group and industry survey data

• Apply performance metrics consistently across the organization, including for executive officers • Incorporate independent advice from the Company’s compensation consultant, Pay Governance

Lionsgate Proxy Statement 37

Compensation Discussion and Analysis

COMPONENTS OF EXECUTIVE COMPENSATION

Item	Nature	Purpose	Basis

Base Salary	Fixed; Short-term	Provide financial stability; support retention	Competitive within peer and industry context

Annual Incentive Bonus	At-risk; Short-term	Reward annual performance; drive execution of business strategy; ensure competitive compensation	Competitive within peer and industry context; performance-based, with defined target opportunities

Long-Term Incentive Awards	At-risk; Long-term	Promote retention; reward sustained performance; align with shareholder interests	Competitive within peer and industry context; performance-based award delivered over multiple years to support retention and sustained alignment with shareholders

DETERMINATION OF ANNUAL INCENTIVE BONUSES FOR FISCAL 2026

Financial Metrics Utilized

- Segment Profit
- Adjusted OIBDA

Performance Metrics Utilized

Corporate
Divisional
Individual

½ Corporate Performance

Overall Company performance utilizing Adjusted OIBDA

½ Divisional Performance

Overall performance of each operating division utilizing segment profit

Individual Performance

Discretion to consider individual achievements and contributions of each executive

For more information on the compensation of the Named Executive Officers, please see the Summary Compensation Table below.

SHAREHOLDER ENGAGEMENT

We are committed to maintaining a proactive shareholder engagement program to foster open, transparent and constructive dialogue with our investors and other key stakeholders. Throughout the year, we actively engage with shareholders to solicit their perspectives on a broad range of topics, including Company performance, long-term strategy, corporate governance, executive compensation and key environmental, social and governance matters. Feedback from these engagement efforts is regularly summarized and communicated to the Board and its committees, and is considered in the Board’s oversight of the Company’s governance practices, compensation programs and disclosure framework.

38 Lionsgate Proxy Statement

Compensation Discussion and Analysis

Investor Conferences and Meetings

In fiscal 2026, we engaged with 35 of our top 50 shareholders, representing approximately 80% of the Company’s outstanding common shares (excluding shares held by directors and executive officers). This outreach underscores our commitment to transparency, responsiveness, and alignment with the interests of our long-term shareholders.

Investor Meetings

✓ Conducted more than 100 meetings with investors during the year, engaging with all of the Company’s analysts and nearly all of the largest active fund managers.

✓ Engagement was led by senior members of management, including our Chief Executive Officer, Vice Chair, Chief Financial Officer, Head of Investor Relations, Chair of the Motion Picture Group, Chair of the Television Group, and President, Worldwide Television & Digital Distribution.

✓ Members of the Board also participated in select investor meetings, reinforcing the Board’s active role in shareholder engagement and oversight.

Investor Conferences

✓ Senior members of management participated in a range of leading industry and investor conferences, including:

•

The Morgan Stanley Tech, Media & Telecom Conference;

•

The Deutsche Bank Media, Internet and Telecom Conference;

•

Raymond James Institutional Investor Conference;

•

UBS Global Media & Communications Conference;

•

Wells Fargo TMT Summit; and

•

The Gabelli Media & Sports Symposium.

Initial Annual Meeting of Shareholders and Say-on-Pay Vote

At our initial annual general and special meeting of shareholders held on March 17, 2026, approximately 80.2% of votes cast were in favor of the Company’s advisory vote on executive compensation (“say-on-pay”). We believe this level of support reflects the continued alignment of our compensation practices with Company performance and long-term shareholder interests, while also reinforcing our commitment to ongoing engagement and responsiveness.

Key Actions in Response to Shareholder Engagement

We are committed to continuous improvement and to taking meaningful action in response to shareholder input. Feedback received through our engagement efforts has informed Board and management actions across governance, compensation and disclosure practices. Selected examples of actions taken in response to shareholder feedback are described below.

Key Actions in Response to Shareholder Engagement

Governance and Capital Structure

✓ Eliminated the Company’s dual-class share structure in connection with the Separation

✓  Aligned voting power with economic interests

✓  Streamlined capital structure to reduce complexity

✓  Improved trading liquidity and broadened appeal to both institutional and retail investors

Executive Compensation Design and Alignment

✓ Continued use of adjusted OIBDA and segment profit as core performance metrics for fiscal 2026 annual incentive bonuses and long-term incentive award levels

✓ Fiscal 2026 long-term equity incentive awards (granted in fiscal 2027) were set at 95% of target, reflecting actual fiscal 2026 Adjusted OIBDA performance relative to plan

✓ Fiscal 2025 long-term equity incentive awards (granted in fiscal 2026) were set at 85% of target, reflecting actual fiscal 2025 Adjusted OIBDA performance relative to plan (discussed in the Company’s 2025 proxy statement)

✓ Approved a two-year extension of the Chief Executive Officer’s employment agreement featuring equity awards with vesting contingent on the achievement of rigorous stock price targets ($17.50, $20.00 and $22.50) and continued service for five years after the grant date

✓  Structured realizable compensation to be directly tied to sustained share price appreciation, reinforcing alignment with long-term shareholder value creation and executive retention as described in more detail below under Employment Agreements

Shareholder Rights and Governance Practices

✓ Allowed the Company’s shareholder rights plan to expire in accordance with its terms

✓  Did not seek to extend or replace takeover defenses, reinforcing the Company’s commitment to shareholder rights and strong governance practices

Lionsgate Proxy Statement 39

Compensation Discussion and Analysis

KEY FEATURES OF OUR EXECUTIVE COMPENSATION PROGRAM

The Compensation Committee believes that our executive compensation program effectively aligns the interests of the Named Executive Officers with the Company’s long-term strategic direction and the interests of our shareholders. Key features of our program include:

•	Market-Competitive Pay – compensation decisions are informed by peer group and relevant industry survey data.

•	Performance-Based Compensation – a significant portion of executive compensation is “at risk,” with both annual incentives and long-term equity awards tied to performance.

•	Balanced Structure – the program is designed with a balanced mix of fixed base salary, short-term incentives and long-term, equity-based compensation.

•	Committee Discretion – the Compensation Committee retains discretion in evaluating performance and determining payouts under the annual incentive plan and performance-based equity awards.

•	Limited Perquisites – benefits and perquisites are modest in scope and aligned with market practice.

We maintain employment agreements with Named Executive Officers to promote leadership continuity and stability, while adhering to governance practices generally favored by shareholders. These agreements:

•	Exclude “single-trigger” provisions (equity awards and other benefits do not automatically accelerate upon a change in control).

•	Do not provide tax gross-ups on excess parachute payments.

•

Provide severance in connection with a change in control only upon qualifying terminations, including involuntary terminations or termination for “good reason,” which we consider constructive termination of employment.

Equity award opportunities for Named Executive Officers are generally established in connection with new or amended employment agreements, which specify the target value of grants to be made annually over the term of the agreement. The Compensation Committee retains discretion to determine the form and terms of such awards each year. While the Company does not typically grant equity outside this framework, it may award annual incentive awards in cash and/or equity and retains discretion to make additional equity awards in circumstances deemed appropriate by the Compensation Committee.

PROGRAM OBJECTIVES

The Company’s executive compensation program is designed to drive long-term shareholder value by attracting, motivating, and retaining top senior talent. The Compensation Committee structures the program to reward sustained financial and operational performance, align executive interests with shareholder interests, and support long-term leadership stability.

A substantial portion of executive compensation is performance-based, with both annual and long-term incentive opportunities awarded only upon the achievement of pre-established performance objectives.

40 Lionsgate Proxy Statement

Compensation Discussion and Analysis

COMPENSATION PRACTICES

What We Do	What We Don’t Do

✓  Pay for Performance: A significant majority of target compensation is “at risk” in the form of annual and long-term incentive awards tied to pre-established performance goals aligned with our short- and long-term objectives and/or stock price performance.

× No Tax Gross-ups: We do not provide tax reimbursements or gross-ups on severance or change-in-control payments.
✓ Use Performance Metrics: Annual and long-term incentive programs incorporate a balanced mix of individual, business unit and Company-wide financial and operational metrics.	× No Special Retirement Arrangements: We do not maintain defined benefit pension plans or supplemental retirement plan for executives.

✓  Risk Mitigation Practices: Our compensation program includes features designed to discourage excessive risk-taking, including payout caps, a clawback policy, diversified performance metrics, and established oversight processes.

× No Single-Trigger Change in Control: Benefits are not triggered solely by a change in control.
✓ Measured Equity Grant Practices: The Compensation Committee regularly evaluates equity usage, including burn rate and dilution, in evaluating equity compensation decisions.	× No Hedging: Executives and directors are prohibited from hedging transactions involving Company stock.
✓ Competitive Peer Group: Compensation decisions are informed by a peer group of companies with comparable size, complexity and industry characteristics.	× No Repricing of Stock Options or SARs: Repricing requires shareholder approval.
✓ Independent Compensation Consultant: The Compensation Committee engages Pay Governance as its independent consultant for executive and director compensation matters.	× No Buyout of Underwater Awards: Underwater stock options or SARs cannot be exchanged or bought out for cash without shareholder approval.
✓ Limit Perquisites: Perquisites are modest and provided only where they serve a reasonable business purpose.	× No Evergreen Provisions: Equity plans do not include automatic share replenishment features.
✓ Double-Trigger Equity Vesting: Equity awards generally require both a change in control and a qualifying termination for accelerated vesting.

×   No Liberal Change-in-Control Definitions: We do not define “change in control” in a manner that would trigger payments for transactions that do not result in a meaningful shift in ownership or control.

PROCESS FOR DETERMINING EXECUTIVE COMPENSATION

Role of the Compensation Committee

The Compensation Committee administers the Company’s executive compensation program and operates pursuant to a written charter approved by the Board. In fulfilling its responsibilities, the Compensation Committee, in consultation with management, establishes and oversees the Company’s executive compensation philosophy, structure, policies and programs, and administers the Company’s compensation and benefit plans.

The Compensation Committee has primary responsibility for approving compensation arrangements for the Company’s executive officers and oversees compensation-related matters for other key salaried employees. The Compensation Committee reports regularly to the Board on executive compensation matters.

Role of Management

The Compensation Committee considers information and analyses provided by management to help ensure that the Company’s executive compensation program remains aligned with the Company’s strategic priorities and operational performance.

During fiscal 2026, the Company’s Chief Executive Officer and other members of senior management attended portions of Compensation Committee meetings, as appropriate, to provide updates on business strategy, financial performance and other factors relevant to compensation decisions.

Lionsgate Proxy Statement 41

Compensation Discussion and Analysis

The Chief Executive Officer generally reviews and makes recommendations to the Compensation Committee with respect to the compensation of the Company’s other executive officers, taking into account market data, Company performance, individual contributions, experience and scope of responsibility. The Compensation Committee evaluates these recommendations and exercises its independent judgment in approving or modifying them.

The Compensation Committee determines the compensation of the Chief Executive Officer and the Vice Chair in its sole discretion. No Named Executive Officer participates in the determination of his or her own compensation.

Role of Compensation Consultant

During fiscal 2026, the Compensation Committee engaged Pay Governance as its independent compensation consultant to assist in the review and design of the Company’s executive compensation program. Pay Governance reports directly to the Compensation Committee and provides advice regarding compensation trends, market practices, peer group data and the structure and design of executive and director compensation programs. The Compensation Committee retains sole authority to appoint or terminate the consultant and to approve its fees and other terms of engagement.

Consultant Independence

The Compensation Committee has assessed the independence of Pay Governance in accordance with applicable regulatory requirements and has determined that its engagement does not give rise to any conflict of interest.

During fiscal 2026, Pay Governance did not provide any services to the Company other than those services related to executive and director compensation requested and approved by the Compensation Committee.

Peer Group Analysis

The Compensation Committee utilizes a peer group to assess compensation provided to the Named Executive Officers against that of similarly situated executives at companies engaged in film production, television programming, digital content creation and live entertainment. This analysis helps ensure that the Company’s compensation programs remain competitive and aligned with shareholder interests.

In fiscal 2025, the Compensation Committee engaged Pay Governance to develop a peer group for the Company. Pay Governance identified an initial pool of companies spanning entertainment, cable, streaming, and adjacent industries, which was subsequently refined to exclude entities with disproportionately large revenues and prioritize companies focused on content creation and distribution. Pay Governance also considered companies referenced by shareholder advisory firms in prior reports, evaluated “peer-to-peer” relationships (where multiple peers identified the same companies), and reviewed “reverse peer” companies that had designated the Company as a peer.

Based on this analysis, the Compensation Committee adopted a peer group consisting of the following ten companies, which it used to evaluate its compensation framework in fiscal 2026:

Peer Group

AMC Global Media	Madison Square Garden Entertainment Corp.

Electronic Arts Inc.	Nexstar Media Group, Inc.

Fox Corporation	Sirius XM Holdings Inc.

Hasbro, Inc.	Take-Two Interactive Software, Inc.

Live Nation Entertainment, Inc.	World Wrestling Entertainment, Inc.

42 Lionsgate Proxy Statement

Compensation Discussion and Analysis

Finally, consistent with past practice, Pay Governance recommended that the Company continue to supplement peer group data with entertainment industry-specific compensation survey data for roles not fully represented within the peer group. Participants in this survey include the following:

Entertainment Industry Group

ABC	Netflix

Amazon Studios	Paramount/Showtime

Apple TV	Sony Pictures Entertainment

ESPN	Walt Disney Studios

Mattel	Warner Bros. Discovery

NBCUniversal

Use of Market Data

Utilizing peer group and industry survey data, the Compensation Committee evaluates both the levels and mix of base salary, annual incentive compensation, and long-term awards, including target total direct compensation (defined as base salary, target annual bonus, and the target grant date value of equity awards during the fiscal year) for select executive officers, including the Named Executive Officers, relative to similarly situated executives at comparable companies.

While this market data serves an important reference point, the Compensation Committee doesn’t strictly benchmark compensation against any particular level relative to the Company’s peer group.

Except as otherwise noted in this Compensation Discussion and Analysis, decisions by the Compensation Committee are qualitative, reflecting the Compensation Committee’s business judgment, which is informed by analysis of the members of the Compensation Committee including input from, and data provided by, Pay Governance. The Compensation Committee believes that the compensation opportunities provided to the Named Executive Officers are appropriate in light of competitive considerations, and will continue to refine its programs as appropriate in response to evolving industry trends and the Company’s competitive landscape.

Employment Agreements

We have entered into employment agreements with each of the Named Executive Officers. The material terms of these agreements are described below under Description of Employment Agreements. The following section also discusses an amendment to Mr. Feltheimer’s employment agreement entered into in fiscal 2027.

The Compensation Committee believes that entering into multi-year employment agreements with Named Executive Officers is consistent with industry practice and supports the Company’s ability to attract and retain senior talent. These agreements provide leadership continuity, promote stability within the management team, and reinforce long-term alignment with the Company’s strategic objectives. At the same time, they are structured to preserve the Compensation Committee’s flexibility to design incentive compensation programs and to reward performance through discretionary determinations.

Jon Feltheimer

In fiscal 2026, the Compensation Committee engaged Pay Governance to assist the committee in structuring and analyzing terms for amendments to the Company’s employment agreement with Mr. Feltheimer. Accordingly, in April 2026, the Compensation Committee approved an amendment to Mr. Feltheimer’s employment agreement providing for the term of the agreement to be extended by two years to July 31, 2031 and for Mr. Feltheimer to be granted an option to purchase up to 4,500,000 of the Company’s common shares at an exercise price of $11.07 per share (the closing price of a common share on the grant date) and an award of 666,667 restricted share units. Each award consists of three vesting tranches that will vest only if both (i) the stock price goal applicable to that tranche is achieved within five years after the grant date of the award and (ii) Mr. Feltheimer’s employment with the Company continues through the fifth anniversary of the grant date (or, if earlier, a termination of his employment by the Company without cause, by him for good reason, or due to his death or disability). The stock price goals for, and the number of shares subject to, the three tranches of each award are $17.50 (as to 2,500,000 options and 370,371 restricted share units), $20.00 (as to 1,000,000 options and 148,148 restricted share units) and $22.50 (as to 1,000,000 options and 148,148 restricted share units), and a particular goal will be considered met if the average per-share closing price of the Company’s common shares

Lionsgate Proxy Statement 43

Compensation Discussion and Analysis

over a period of twenty consecutive trading days equals or exceeds the goal. If a change in control of the Company occurs, each tranche of the awards as to which the stock price goal has previously been met or that is met based on the closing price of the common shares on the last trading day before the change in control will thereafter be subject only to the time-based vesting requirement (or will be deemed vested immediately prior to the change in control if the awards are not assumed by the successor or acquiring entity in the transaction), and all other tranches of each award will terminate upon the change in control.

The terms of the amendment were established by the Compensation Committee based on its qualitative assessment of Mr. Feltheimer’s performance, negotiations with Mr. Feltheimer, and taking into account data provided by Pay Governance. The Compensation Committee designed the one-time award to align Mr. Feltheimer’s compensation with long-term stockholder value creation and retention, with value realizable only upon the achievement of significant stock price appreciation and continued service.

For more information on this agreement, see the Description of Employment Agreements and Potential Payments Upon Termination or Change in Control below.

COMPENSATION COMPONENTS

The Company’s executive compensation program is generally comprised of three principal components:

(1)	Base salary;

(2)	Annual incentive bonuses; and

(3)	Long-term incentive awards that are subject to time-based and/or performance-based vesting.

The Company also provides certain perquisites and personal benefits to the Named Executive Officers pursuant to their employment agreements, as well as severance benefits upon termination under specified circumstances. In structuring executive compensation packages, the Compensation Committee considers how each component of compensation supports the attraction and retention of executive talent and reinforces performance-based outcomes and long-term shareholder alignment.

Base Salary

Base salary represents the fixed component of executive compensation and is intended to provide a stable and predictable level of income that reflects the executive’s role, experience and responsibilities, while supporting the Company’s ability to attract and retain highly qualified leadership.

Base salaries are negotiated and typically established at the time of hire or in connection with the amendment of an employment agreement. In setting base salary levels, the Compensation Committee considers relevant market data, peer group and entertainment industry data, internal pay equity, individual performance, and scope of responsibilities.

Consistent with the Company’s compensation philosophy, base salaries are generally positioned at or below market median levels, with a greater proportion of total target compensation delivered through performance-based incentives and equity awards.

The current base salaries of the Named Executive Officers are described below under Description of Employment Agreements. The Compensation Committee believes that the base salary levels for each Named Executive Officer are appropriate in light of peer group data, the Company’s performance, and each executive’s individual contributions and responsibilities.

Annual Incentive Bonuses

Annual incentive bonuses are designed to motivate executive officers to achieve key financial, operational and strategic objectives aligned with the Company’s overall business strategy. Employment agreements with Named Executive Officers generally establish a target annual incentive opportunity. Actual awards are determined by the Compensation Committee in its discretion, taking into account performance against pre-established criteria and, for executives other than the Chief Executive Officer and Vice Chair, recommendations from the Chief Executive Officer. The program operates within a structured, performance-based framework intended to align compensation outcomes with both Company-wide and individual performance.

44 Lionsgate Proxy Statement

Compensation Discussion and Analysis

Fiscal Budget and Plan: At the beginning of each fiscal year, the Company incorporates an estimated incentive compensation pool into its annual budget and operating plan. This pool reflects the aggregate target bonus opportunities for eligible employees, including Named Executive Officers, as set forth in their respective employment arrangements or otherwise determined by the Compensation Committee.

Funding: The incentive pool is funded, in whole or in part, based on the Company’s actual financial performance for the fiscal year, measured primarily by Adjusted OIBDA relative to the level established in the Company’s annual budget and operating plan. No individual awards are paid unless the pool is funded to some extent.

Allocation: To the extent the incentive pool is funded, individual awards are paid from the pool and are generally calibrated against each participant’s target bonus opportunity. If the incentive pool is funded at less than 100% of target, the aggregate amount available for distribution is correspondingly reduced, and individual awards are typically reduced on a proportional basis, subject to the Compensation Committee’s discretion. Within the funded pool, however, actual awards may vary above or below target levels based on individual and/or divisional performance, as determined by the Compensation Committee. As a result, while the total amount of incentive compensation is capped by the level of pool funding, individual payouts may differ to reflect relative performance.

Performance Framework: In determining individual awards, the Compensation Committee evaluates performance based on two equally weighted components:

•	Corporate performance (50%): Reflects the Company’s overall financial and operational performance, including key metrics aligned with strategic priorities and long-term value creation.

•

Divisional performance (50%): Reflects performance across operating segments, including financial results, execution and achievement of strategic objectives. For Named Executive Officers with enterprise-wide responsibilities, this assessment is determined by the Compensation Committee in the context of overall Company performance rather than discrete business units.

Individual Performance and Discretion: While corporate and divisional performance form the foundation for determining incentive awards, the Compensation Committee retains discretion to adjust awards based on individual performance and other qualitative considerations. This allows the Compensation Committee to recognize contributions and circumstances not fully captured by formulaic metrics, including:

•	Strategic, accretive or transformative initiatives that may not be reflected in near-term financial results;

•	Investments that position the Company for long-term growth, notwithstanding short-term impacts; and

•	External or unplanned factors outside management’s control, such as acquisitions, divestitures, significant business opportunities, or other unforeseen events.

In exercising this discretion, the Compensation Committee may also consider factors such as role, scope of responsibility, experience, tenure, historical and expected future contributions, internal equity and retention considerations.

Determination: Initial bonus payouts are calculated by applying the average of the corporate and divisional performance assessments to the executive’s target bonus opportunity, subject to available funding in the incentive pool. The Compensation Committee may then apply a discretionary adjustment, upward or downward, based on individual performance considerations. This framework is designed to align executive compensation with Company performance while preserving appropriate flexibility to account for individual contributions and the broader strategic context in which performance is achieved.

Lionsgate Proxy Statement 45

Compensation Discussion and Analysis

Fiscal 2026 Annual Incentive Bonus Targets

Annual incentive bonus target amounts for each of the Named Executive Officers (other than Mr. Burns) are set as a dollar amount or percentage of base salary, as set forth in their employment agreements.

Name	Fiscal 2026 Target Bonus

Jon Feltheimer	$7,500,000

Michael Burns*	$—

James W. Barge	$3,000,000

Brian Goldsmith	$1,250,000

Bruce Tobey	$1,020,000

*	Discretionary annual bonus.

Fiscal 2026 Performance*

In determining the payout percentages for the corporate and divisional performance components for the Named Executive Officers, the Compensation Committee considered the financial results and operational results for fiscal 2026 set forth below.

	Year Ended March 31,
	2026 Plan	2026 Actual
	(amounts in millions)

Segment Profit

Motion Picture	$279.6	$278.9

Television Production	$125.3	$124.5

Total Studio Business	$404.9	$403.4

Adjusted corporate general and administrative expenses	$(134.9)	$(142.1)

Adjusted OIBDA	$270.0	$261.3

*	See Exhibit A for definitions, adjustments and related reconciliations for non-GAAP measures.

46 Lionsgate Proxy Statement

Compensation Discussion and Analysis

✓Record Library Performance

➣   All-time high trailing 12-month library revenue for the quarter ended December 31, 2025

➣   Achieved three consecutive quarters exceeding $1 billion in trailing 12-month library revenue in fiscal 2026

➣   Continued growth of the television library now accounts for 30% of library revenues compared to 18% 10 years ago

✓ Strong Value Creation Following Separation and Strategic Execution

➣   Completed separation of Lionsgate and Starz into standalone, publicly traded companies in May 2025

➣   Included transition into single class of stock

➣   NYSE: LION stock price has increased by more than 87% since separation ($8.15 on May 7, 2025 and $15.31 on June 30, 2026)

➣   High of $16.40 on June 26, 2026

➣   Adjusted OIBDA of $165.4 million in the fourth quarter of fiscal 2026 was up 17% year-over-year and was the highest quarterly level in 12 years

➣   Fourth quarter of fiscal 2026 Motion Picture Group revenue increased 23% year-over-year to $652 million, while segment profit grew 39% to $187 million

➣   Year-end leverage improved well over a full turn, reflecting both higher trailing 12 months adjusted OIBDA and strength in free cash flow

➣   Established foundation for significant growth in fiscal 2027

✓ Motion Picture Group Delivered Commercial Success and Built Franchise Pipeline

➣   Began fiscal 2026 with Francis Lawrence’s critically acclaimed hit The Long Walk and Ruben Fleischer’s Now You See Me, Now You Don’t, which grossed nearly $250 million worldwide

➣   Launched The Housemaid as a new franchise, grossing nearly $400 million at the global box office, delivering strong performance in the ancillary markets and generating significant rollover contribution into fiscal 2027

➣   The next installment, The Housemaid’s Secret, will begin production later in 2026 for a December 2027 release

➣   After the close of fiscal 2026, Michael achieved a record-breaking opening weekend of $97 million domestically and $218 million worldwide, best ever for a musical biopic, Lionsgate’s highest-grossing film ever

➣   Momentum expected to continue with The Hunger Games: Sunrise on the Reaping (November 2027), Resurrection of the Christ Parts 1 and 2 (May 2027 and May 2028, respectively), John Rambo (June 2027), Caine (from the John Wick Universe) and recent greenlights of Dirty Dancing, Blair Witch, and Naruto

✓ Television Group Drove Growth Through Renewals, Hit Series and Franchise Expansion

➣   Secured renewals for 12 of 13 current scripted series

➣   The Studio was the most critically acclaimed show of the year, earning a record-breaking 13 Emmy Awards.

➣   Renewed for a second season

➣   The Hunting Wives became the number one series on Netflix in the U.S.

➣   Renewed for a second season

➣   Continued to grow television franchises, re-energizing The Rookie, renewed for its ninth season on ABC and producing The Rookie: North spinoff

✓ Advanced Digital Strategy and AI Initiatives

➣   Appointed first Chief AI Officer and established AI infrastructure

➣   Leveraging AI to enhance production efficiency, marketing and content development and drive cost savings

➣   Expanded digital media initiatives, including short- and long-form digital content and platform partnerships

Lionsgate Proxy Statement 47

Compensation Discussion and Analysis

Fiscal 2026 Annual Incentive Bonus Pool

Funding

To determine funding of the annual incentive bonus pool for fiscal 2026, the Compensation Committee selected adjusted OIBDA as the primary measure of the Company’s financial performance, consistent with its role as a key internal indicator aligned with the Company’s strategic objectives and long-term value creation.

Consistent with the Company’s incentive framework, the annual incentive bonus pool is funded based on the percentage of actual fiscal 2026 Adjusted OIBDA relative to the level established in the Company’s annual budget and operating plan.

	Fiscal 2026 Actual	Fiscal 2026 Plan	Percent of 2026 Actual vs. 2026 Plan

Adjusted OIBDA	$261.3 million	$270.0 million	~97%

Actual Adjusted OIBDA for fiscal 2026 was approximately 97% of plan, which, absent Committee discretion, would have resulted in funding at approximately 97% of the target annual incentive bonus pool. The Compensation Committee, however, exercised its judgment to fund the bonus pool at 87% of target.

In arriving at this determination, the Compensation Committee considered that, while performance was broadly in line with plan, Adjusted OIBDA declined on a year-over-year basis, reflecting the Company’s deliberate investment in growth initiatives during fiscal 2026. The Committee concluded that this lower earnings profile, together with certain financial objectives not being fully achieved, warranted a downward adjustment from formulaic results.

At the same time, the Compensation Committee elected not to reduce funding further in light of strong operational execution during the year, including successful content releases and improving operating momentum, particularly in the second half, as well as the Company’s positioning for improved performance in fiscal 2027. These factors supported a balanced outcome reflecting a growth year with the underlying strength of the Company’s operations.

Corporate Performance

To determine the Company’s corporate performance measure for fiscal 2026, the Compensation Committee again utilized Adjusted OIBDA as the primary metric, consistent with the framework used to assess bonus pool funding.

While actual Adjusted OIBDA for fiscal 2026 was approximately 97% of plan, the Compensation Committee exercised its judgment to approve a corporate performance payout at 87% of target, reflecting the same considerations underlying the funding determination as described above. Specifically, the Committee weighed the year-over-year decline in Adjusted OIBDA and the impact of the Company’s investment cycle against strong operating execution, positive share price performance and improving momentum over the course of the year. Taken together, these factors supported a calibrated outcome below target.

Divisional Performance

As noted above, for the divisional performance component for the Named Executive Officers, the Compensation Committee evaluated performance on a Company-wide basis rather than by reference to any single division.

The Compensation Committee determined that a payout of 90% for the divisional performance component for each Named Executive Officer was appropriate to reflect strong execution across key operating segments, including the continued performance of the Motion Picture and Television businesses, successful content releases and franchise development, and progress on operational and strategic initiatives. The Committee also considered that divisional performance reflected areas of strength not fully captured in consolidated financial results, including content performance, library monetization and operational execution. As a result, the Committee determined that a 90% payout appropriately recognized these contributions while maintaining overall alignment with Company-wide performance outcomes.

48 Lionsgate Proxy Statement

Compensation Discussion and Analysis

Fiscal 2026 Annual Incentive Bonuses for Named Executive Officers

Jon Feltheimer

Name	Corporate Performance	Divisional Performance	Fiscal 2026 Target Bonus	Fiscal 2026 Bonus

Jon Feltheimer	87%	90%	$7,500,000	$6,500,000

Based on the application of the corporate and divisional performance metrics discussed above, Mr. Feltheimer earned a preliminary bonus of $6,637,500.

The Compensation Committee then reviewed Mr. Feltheimer’s individual performance during fiscal 2026 to determine whether to exercise discretion to adjust the preliminary bonus amount. In its evaluation, the Compensation Committee considered Mr. Feltheimer’s leadership across the Company’s strategic, financial and operational priorities, taking into account the breadth of his responsibilities as Chief Executive Officer, including oversight of enterprise-wide strategy, capital allocation, operational execution and long-term value creation. The Committee also considered the scope and impact of Mr. Feltheimer’s contributions and noted in particular the following key achievements:

•

Separation Execution and Strategic Positioning: Successfully led the separation of Lionsgate and Starz into independent, publicly traded companies, including the transition to a simplified capital structure and establishment of standalone operating and governance frameworks. The transaction positioned the Company as a focused, pure-play content company with enhanced strategic clarity, with share price performance increasing significantly following the Separation.

•

Financial Performance and Balance Sheet Improvement: Delivered strong financial performance, including achieving the Company’s highest quarterly Adjusted OIBDA performance in more than a decade in the fourth quarter. Oversaw meaningful deleveraging, while positioning the Company for further improvement in free cash flow and leverage in fiscal 2027.

•

Library Expansion and Long-Term Asset Value: Continued to enhance the value and scale of the Company’s film and television library, achieving record performance and expanding a portfolio of premium intellectual property across multiple platforms, including growth in high-margin licensing and continued diversification of revenue streams.

•

Motion Picture Strategy and Franchise Development: Oversaw the successful repositioning of the Motion Picture Group, including rollout of a refreshed slate and the launch of The Housemaid as a new franchise. Further strengthened the long-term theatrical pipeline through development and greenlighting of multiple tentpole and franchise titles, improving visibility across the fiscal 2027 and 2028 slates.

•

Television Growth and Content Leadership: Drove continued growth in the Television Group, including the launch of new hit series, high renewal rates across scripted programming and expansion of the Company’s television library. Played a key role in strategic platform decisions that enhanced value, including the successful repositioning of The Hunting Wives, and oversaw delivery of critically acclaimed content, including The Studio.

•

Expansion into New Platforms and Growth Initiatives: Advanced growth initiatives beyond traditional film and television, including scaling the Global Products and Experiences business and expanding into interactive and experiential platforms.

•

Leadership, Culture and Organizational Alignment: Strengthened organizational culture and alignment across the Company, including initiatives to enhance collaboration and communication across business units. Maintained consistent engagement with employees and leadership teams, supporting execution of enterprise priorities and reinforcing accountability across the organization.

Accordingly, based on this analysis and in recognition of the scope and impact of Mr. Feltheimer’s individual contributions, the Compensation Committee approved for fiscal 2026 a cash bonus of $6,500,000 (adjusted downward from the preliminary bonus amount and below target). In making this determination, the Committee carefully balanced Mr. Feltheimer’s strong leadership in executing significant strategic, operational and creative initiatives listed above, many of which have strengthened the Company’s market positioning and contributed to substantial share price appreciation, against overall Company performance during the fiscal year, including areas where results did not fully meet internal objectives. The Committee considered that fiscal 2026 represented a significant investment and growth year for the Company, including continued investment in content and the development and launch of new franchise properties and platforms, which impacted near-term earnings, free cash flow and leverage metrics. In particular, the Committee noted variability in full-year financial performance despite a strong fourth quarter. The Committee determined that, in this context, a below-target outcome appropriately reflects both the Company’s current financial performance and its disciplined pay-for-performance philosophy, while recognizing management’s role in positioning the Company for improved performance in future periods.

Lionsgate Proxy Statement 49

Compensation Discussion and Analysis

Michael Burns

Name	Corporate Performance	Divisional Performance	Fiscal 2026 Target Bonus	Fiscal 2026 Bonus

Michael Burns	87%	90%	*	$2,000,000

*	Discretionary annual bonus.

The Compensation Committee used the corporate and divisional performance metrics discussed above in evaluating overall Company performance as part of its discretionary determination of Mr. Burns’ bonus. The Compensation Committee then reviewed Mr. Burns’ performance during fiscal 2026 to determine the appropriate bonus outcome. In its evaluation, the Committee considered Mr. Burns’ leadership across the Company’s strategic, financial and operational priorities, including his role as Vice Chair and his partnership with the Chief Executive Officer in shaping enterprise-wide strategy, overseeing capital markets activities and leading external stakeholder engagement. The Committee also considered the scope and impact of Mr. Burns’ contributions and noted in particular the following key achievements:

•

Strategic Leadership and Shareholder Value Creation: Played a central leadership role in the execution and completion of the separation of Lionsgate and Starz into two independent, publicly traded companies, including structuring, investor engagement and positioning Lionsgate as a standalone, pure-play content company. Supported increased trading liquidity, expansion of the Company’s institutional shareholder base and enhanced market visibility following the transaction.

•

Capital Markets and Investor Engagement: Led the Company’s capital markets strategy and investor outreach efforts, strengthening relationships with existing institutional investors, attracting new long-term shareholders and reinforcing the Company’s positioning in the public markets.

•

Strategic Initiatives and Business Development: Originated and advanced new strategic initiatives, including The Wonder Project, establishing new content distribution relationships and generating incremental library monetization opportunities. Continued to identify and develop strategic partnerships and opportunities to expand the Company’s content ecosystem and long-term growth profile.

•

Financial Strategy, Liquidity and Capital Structure Management: Directed treasury, liquidity and working capital strategies, including expansion of lending relationships, establishment of new credit facilities and execution of monetization programs. Also supported the development of production financing capabilities through the onboarding of new financing partners and structures to support the Company’s content pipeline.

•

Technology, Innovation and Strategic Partnerships: Led the Company’s artificial intelligence strategy, including recruiting senior leadership and advancing strategic partnerships to position the Company to leverage emerging technologies across content creation and operations.

•

Stakeholder Engagement, Governance and Industry Leadership: Acted as a principal representative of the Company in investor, industry and public-facing settings, strengthening relationships with key stakeholders, creative partners and distribution platforms. Played a key role in Board-related matters, including supporting director recruitment and maintaining alignment across stakeholders following the Separation.

•

Organizational Leadership and Cross-Company Coordination: Served as a key liaison across business units and with Starz following the Separation, supporting ongoing strategic and commercial alignment and facilitating coordination on shared priorities and initiatives.

Accordingly, based on this analysis and in recognition of the breadth, scale and impact of Mr. Burns’ individual contributions, the Compensation Committee approved for fiscal 2026 a cash bonus of $2,000,000. In making this determination, the Committee considered Mr. Burns’ significant leadership in advancing the Company’s strategic positioning, including contributions to strong share price performance, capital markets engagement and the execution of key strategic initiatives that position the Company for future growth. The Committee also considered overall Company performance during the fiscal year, including that fiscal 2026 represented a growth and investment year characterized by continued content investment, development of new initiatives and platforms, and the timing of realizing the full financial benefits of strategic actions. In this context, the Committee determined that a discretionary award at this level appropriately reflects both the Company’s performance and its disciplined pay-for-performance philosophy.

50 Lionsgate Proxy Statement

Compensation Discussion and Analysis

James W. Barge

Name	Corporate Performance	Divisional Performance	Fiscal 2026 Target Bonus	Fiscal 2026 Bonus

James W. Barge	87%	90%	$3,000,000	$2,610,000

Based on the application of the corporate and divisional performance metrics discussed above, Mr. Barge earned a preliminary bonus of $2,655,000.

The Compensation Committee then reviewed Mr. Barge’s performance during fiscal 2026 to determine whether to exercise discretion to adjust the preliminary bonus amount. In its evaluation, the Committee considered Mr. Barge’s leadership across the Company’s financial, strategic and operational priorities, including his responsibilities for capital structure, liquidity, financial planning, tax strategy and financial infrastructure. The Committee also considered the scope and impact of Mr. Barge’s contributions and noted in particular the following key achievements:

•

Capital Structure and Financing Leadership: Led the financial planning and execution of the separation of Lionsgate and Starz, including the design and implementation of distinct capital structures, coordination of public market listings, and simplification of the Company’s equity structure. Oversaw the restructuring and raising of more than $3 billion of debt across both companies, including enhancements to IP-backed credit facilities, establishing durable financing platforms to support standalone operations.

•

Liquidity, Leverage and Financial Performance: Maintained strong liquidity, including substantial available cash and revolving credit capacity, and drove meaningful deleveraging during the fiscal year, while supporting continued investment in content through production financing and working capital programs.

•

Capital Markets Execution and Investor Engagement: Supported the Company’s positioning in the public markets through active investor relations engagement, including direct interaction with major institutional investors and alignment with market expectations, helping to reinforce investor confidence and manage complex shareholder dynamics.

•

Financing Strategy and Infrastructure Expansion: Expanded and optimized the Company’s financing platform, including upsizing existing credit facilities and enhancing access to capital through diversified lending relationships. Developed and maintained significant production loan capacity and monetization programs across a broad network of financial institutions.

•

Tax Strategy and Operational Efficiency: Designed and implemented a global tax structure generating significant long-term value, including substantial cash tax savings and enhancement of tax attributes, strengthening the Company’s financial position and strategic flexibility.

•

Operational Execution and Systems Transformation: Led the Separation and transition of technology and financial systems and enhanced financial reporting processes, including accelerating the Company’s close cycle, while improving scalability and discipline across finance operations.

•

Cost Discipline and Efficiency Initiatives: Advanced cost management initiatives across the organization, including expansion of procurement savings programs and the integration of cost discipline into production and operational processes, contributing to improved operating efficiency.

•

Organizational Leadership and Talent Development: Strengthened the finance and technology organizations through leadership transitions, targeted hiring and workforce optimization, while maintaining strong governance, controls and regulatory compliance across jurisdictions.

Accordingly, based on this analysis and in recognition of the scope and impact of Mr. Barge’s individual contributions, the Compensation Committee approved for fiscal 2026 a cash bonus of $2,610,000 (adjusted downward from the preliminary bonus amount and below target). In reaching this determination, the Committee considered Mr. Barge’s strong execution across capital structure, financing and operational initiatives, many of which supported the Company’s strategic positioning and financial flexibility, while also taking into account overall Company performance during the fiscal year, including that fiscal 2026 represented a period of continued investment in content and strategic initiatives. In this context, the Committee determined that a below-target outcome appropriately aligned with the Company’s pay-for-performance philosophy.

Lionsgate Proxy Statement 51

Compensation Discussion and Analysis

Brian Goldsmith

Name	Corporate Performance	Divisional Performance	Fiscal 2026 Target Bonus	Fiscal 2026 Bonus

Brian Goldsmith	87%	90%	$1,250,000	$1,250,000

Based on the application of the corporate and divisional performance metrics discussed above, Mr. Goldsmith earned a preliminary bonus of $1,106,250.

The Compensation Committee then reviewed Mr. Goldsmith’s performance during fiscal 2026 to determine whether to exercise discretion to adjust the preliminary bonus amount. In its evaluation, the Committee considered Mr. Goldsmith’s leadership in driving disciplined capital allocation, advancing strategic transactions and partnerships, optimizing the Company’s cost structure and asset base, and overseeing critical operational initiatives across the business. The Committee noted the following key contributions:

•

Operational Separation and Intercompany Execution: Led and operationalized key aspects of the separation of Lionsgate and Starz, including shared services, transition services arrangements and intercompany content agreements, ensuring business continuity and operational clarity following the Separation.

•

Strategic Transactions and Intellectual Property Expansion: Led and supported the execution of significant strategic transactions to enhance the Company’s portfolio of owned and controlled intellectual property, including the acquisition and restructuring of rights relating to key franchise properties such as The Expendables, Rambo and Saw. These transactions strengthened long-term ownership economics, enhanced creative control and positioned the Company for continued franchise development.

•

Capital Allocation and Asset Monetization: Applied disciplined, return-focused capital allocation strategies, including advancing the monetization of non-core investments and businesses. Key initiatives included the sale of certain minority interests and international assets, as well as continued efforts to optimize the value of the Company’s music publishing assets and other holdings.

•

3 Arts Growth and Strategic Development: Played a central role in expanding and strengthening the 3 Arts Entertainment platform, including supporting recent acquisitions that broadened representation into sports and media-adjacent verticals, securing dedicated financing to fund growth, and advancing strategic initiatives to enhance the long-term value and optionality of the business.

•

Library Optimization and Revenue Enhancement: Continued to enhance the value of the Company’s film and television library through targeted investments in high-return participation buyouts, improvements to rights management and renewal processes, and renegotiation of distribution arrangements to capture incremental revenue and improve margins.

•

Cost Discipline and Operational Efficiency: Drove meaningful cost savings and operational efficiencies across the organization, including initiatives to streamline overhead, restructure certain business units and optimize the Company’s global real estate footprint, contributing to improved operating leverage.

•

Data, Analytics and Technology Initiatives: Advanced the use of data analytics and technology solutions across the business, including initiatives designed to improve forecasting, enhance operational decision-making and support more efficient management of key revenue streams.

•

Organizational Leadership and Cross-Functional Execution: Provided leadership across multiple business units and corporate functions, including expanded oversight of key operational areas such as content services and facilities, strengthening operational infrastructure, improving coordination and supporting execution of the Company’s strategic priorities.

Accordingly, based on this analysis and in recognition of the breadth, scale and impact of Mr. Goldsmith’s individual contributions, the Compensation Committee approved for fiscal 2026 a cash bonus of $1,250,000 (adjusted upward from the preliminary bonus amount and at target). The Committee also considered that Mr. Goldsmith’s contributions were delivered within an overall performance framework reflecting below-target corporate results but stronger individual execution, and determined that an upward adjustment to his preliminary bonus level appropriately recognized his performance and impact during the year.

52 Lionsgate Proxy Statement

Compensation Discussion and Analysis

Bruce Tobey

Name	Corporate Performance	Divisional Performance	Fiscal 2026 Target Bonus	Fiscal 2026 Bonus

Bruce Tobey	87%	90%	$1,020,000	$1,250,000

Based on the application of the corporate and divisional performance metrics discussed above, Mr. Tobey earned a preliminary bonus of $902,700.

The Compensation Committee then reviewed Mr. Tobey’s performance during fiscal 2026 to determine whether to exercise discretion to adjust the preliminary bonus amount. In its evaluation, the Committee took into account Mr. Tobey’s leadership in executing a series of complex strategic, transactional and governance initiatives, his role in managing significant legal, regulatory and litigation matters, and his continued contributions to strengthening the Company’s organizational effectiveness and risk management framework. The Committee noted the following key contributions:

•

Separation and Financing Execution: Played a central leadership role in the completion of the separation of Lionsgate and Starz, including overseeing the related legal and governance execution. Led the completion of new credit facilities for both entities and oversaw related financing arrangements, including upsizing of the Company’s IP-backed facilities.

•

Strategic Transactions and Partnerships: Led or supported the structuring, negotiation and completion of key strategic transactions, including new arrangements relating to the Saw franchise and the acquisition of the Expendables franchise, 3 Arts Entertainment’s acquisition of A&A Management and OManagement, and the Company’s sale of interests in non-core assets.

•

Litigation, Shareholder Matters and Risk Mitigation: Directed the Company’s response to significant litigation and shareholder matters, including successfully addressing efforts to block the Separation and defeating a disclosure-only shareholder claim seeking to enjoin the shareholder vote. Helped address and resolve activist-related matters. Developed and advanced strategies to mitigate contractual and operational exposure, including with respect to long-term real estate commitments.

•

Board Engagement and Governance: Maintained regular engagement with the Board, providing updates and guidance on strategic, legal and governance matters, and led negotiations relating to the appointment of Mr. Mnuchin.

•

Key Talent and Commercial Negotiations: Played a primary role in the renegotiation of significant talent and distribution arrangements, including those relating to Michael, supporting the Company’s core content and distribution strategy.

•

AI Strategy and Governance: Led the Company’s efforts relating to artificial intelligence initiatives, including advancing internal adoption and governance frameworks and overseeing the evaluation and implementation of AI-related opportunities.

•

Organizational Leadership and Optimization: Continued to lead and support the Company’s legal function and broader organization, ensuring effective support across all business and administrative units and to the executive leadership team.

Accordingly, based on this analysis and in recognition of the breadth, complexity and impact of Mr. Tobey’s individual contributions, the Compensation Committee approved for fiscal 2026 a cash bonus of $1,250,000 (adjusted upward from the preliminary bonus amount and above target). In reaching this determination, the Committee considered Mr. Tobey’s leadership across a wide range of strategic, transactional and governance initiatives, including key financing arrangements, significant commercial transactions and partnerships, and the effective management of complex litigation, shareholder and risk-related matters. The Committee also considered that Mr. Tobey’s contributions were delivered within an overall performance framework reflecting below-target corporate results but stronger individual execution, and determined that an upward adjustment to his preliminary bonus level appropriately recognizes his performance and impact during the year.

Lionsgate Proxy Statement 53

Compensation Discussion and Analysis

Long-term Incentive Awards

The Company believes that providing executives with a meaningful equity stake is essential to delivering competitive compensation and aligning management’s interests with those of shareholders. Long-term incentive awards are intended to promote sustained performance, encourage long-term value creation and support retention. The Compensation Committee considers the mix of time-based and performance-based awards to support both retention and performance alignment.

To this end, the Company has historically granted restricted share units, stock options and/or stock appreciation rights to incentivize executives to drive shareholder value. In determining the size and composition of equity awards, the Compensation Committee considers a range of factors, including:

•	The executive’s role, responsibilities and overall compensation package;

•	Individual performance and contributions;

•	Analysis of equity participation among executives at peer group companies; and

•	The executive’s impact on the Company’s financial and operational results.

Equity Award Grant Practices

Equity award opportunities for Named Executive Officers are generally established in their employment agreements, which contemplate annual grants over the term of the agreement. Each year, the Compensation Committee evaluates the appropriate form, mix and terms of equity awards and makes final determinations based on then-current facts and circumstances, including an assessment of Company performance and, where applicable, individual performance.

The number of shares underlying equity awards is determined based on the target grant value specified in the applicable employment agreement:

•	For restricted share units, the number of shares is generally calculated by dividing the target grant value by the closing market price on the grant date; and

•

For stock options or stock appreciation rights, the number of shares is generally determined by dividing the target grant value by the per-share fair value of the award on the grant date, based on the Company’s standard valuation methodologies and assumptions used for financial reporting purposes.

The Compensation Committee’s practice has been to approve annual equity awards at its first meeting following July 1 of each year, which is generally scheduled well in advance. In addition, the Company may grant equity awards from time to time in connection with annual incentive compensation, new hires, promotions, or other special circumstances, and retains the flexibility to make such awards as it deems appropriate.

The Company does not take into account the timing of the release of material nonpublic information in determining the timing or terms of equity award grants. Similarly, the Company does not time the disclosure of material nonpublic information for the purpose of influencing the value of executive compensation.

Restricted Share Units	The Company grants restricted share units to Named Executive Officers, with award levels determined based on target grant values set forth in the Named Executive Officer’s employment agreement. Restricted share units generally vest over a multi-year service-based period following the date of grant, with the vesting of certain awards also being subject to the Compensation Committee’s assessment of Company performance and, where applicable, individual performance for each fiscal year covered by the award. Vested awards are generally settled in common shares (although awards may, in certain cases, be settled in cash). These awards are designed to promote retention through the service-based vesting period and align executives’ interests with those of shareholders by providing sustained exposure to the value of the Company’s equity over time, with performance-based awards providing an additional incentive for executives to perform at a high level and giving the Compensation Committee discretion to assess performance and determine payouts on an individual basis.

54 Lionsgate Proxy Statement

Compensation Discussion and Analysis

Stock Options

Stock options represent the right to purchase shares at a specified exercise price over a defined term. The Company grants stock options to Named Executive Officers with an exercise price equal to the closing price of a common share on the grant date and, in certain cases, at a premium to such closing price.

Because value is realized only if the Company’s share price increases above the exercise price, stock options directly align executive incentives with shareholder value creation. For this reason, the Compensation Committee considers stock options to be performance-based in nature. Stock options also serve as a retention tool, as they typically vest over a multi-year period and require continued employment through the vesting schedule. The maximum term of a stock option is 10 years from the date of grant.

Share Appreciation Rights

Share appreciation rights (“SARs”) provide the right to receive, upon exercise, an amount equal to the appreciation in the value of a common share from the grant date to the exercise date. The Company has granted a portion of long-term incentives in the form of SARs. Upon exercise, the holder receives cash or shares equal in value to the excess of the fair market value of a share on the exercise date over the base price of the SAR. The base price is set at not less than the closing price of a common share on the grant date.

Similar to stock options, SARs deliver value only if the Company’s share price appreciates following the grant date and are therefore considered performance-based by the Compensation Committee. SARs also function as a retention mechanism, as they typically vest over time and require continued employment. The maximum term of a SAR is 10 years from the date of grant.

Lionsgate Proxy Statement 55

Compensation Discussion and Analysis

Granting of Equity Awards in Fiscal 2026
The following equity awards were granted to the Named Executive Officers in fiscal 2026. In the case of these performance-based awards, the award (or a portion thereof) is treated as granted for accounting purposes on the date on which the Compensation Committee determines whether the applicable performance requirements have been met, and the discussion below relates to the vesting tranches of these awards allocated to fiscal 2026 (including the number of shares awarded by the Compensation Committee based on performance during fiscal 2026) or that were allocated to a performance period that ended during fiscal 2026. For more information on these awards, please see the executive compensation tables and narratives that follow this
Compensation Discussion and Analysis.

•
In July 2025, the Compensation Committee approved grants of equity awards to each of the Named Executive Officers pursuant to their employment agreements. For each Named Executive Officer, grants were awarded at 85% of the target value set forth in the executive’s employment agreement (reflecting actual adjusted OIBDA for fiscal 2025 reaching approximately 85% of plan, as discussed in the Company’s 2025 proxy statement). Additionally, 50% of the annual grant consisted of time-vesting restricted stock units, and 50% of the annual grant consisted of performance-based stock units, with vesting of these awards to be determined following each fiscal year covered by the award as described above and the number of units subject to each award determined by dividing the dollar amount for that award by the closing price of our common shares on the grant date. Each of these grants is scheduled to vest over a three-year period. The number of shares subject to the time-based grants are shown in the
Grants of Plan-Based Awards
table below. As noted above, the performance-based awards are not treated as granted for accounting purposes until the Compensation Committee determines whether the applicable performance requirements have been met, and accordingly, the annual grants made in fiscal 2026 that are subject to performance-based vesting are not reflected in the table.

•
In June 2025, the Compensation Committee determined the vesting of (i) a tranche covering 95,388 shares of an award of performance-based restricted share units granted to Mr. Feltheimer in July 2022, (ii) a tranche covering 196,903 shares of an award of performance-based restricted share units granted to Mr. Feltheimer in July 2023 and (iii) a tranche covering 175,799 shares of an award of performance-based restricted share units granted to Mr. Feltheimer in August 2024, in each case that were eligible to vest during fiscal 2026 based on the Compensation Committee’s assessment of the Company’s and Mr. Feltheimer’s performance during the 12-month period covered by that tranche. For these purposes, the Compensation Committee reviewed the Company’s corporate performance reflected in the Company’s Annual Report on Form 10-K for the year ended March 31, 2025, and the contributions of Mr. Feltheimer cited in the Company’s 2025 proxy statement. Accordingly, based on its review, the Compensation Committee approved the vesting of 75% of the performance-based restricted share units that were subject to these vesting tranches.

•
In June 2025, the Compensation Committee determined the vesting of (i) a tranche covering 68,916 shares of an award of performance-based restricted share units granted to Mr. Burns in July 2023 and (ii) a tranche covering 105,480 shares of an award of performance-based restricted share units granted to Mr. Burns in August 2024, in each case that were eligible to vest during fiscal 2026 based on the Compensation Committee’s assessment of the Company’s and Mr. Burns’ performance during the 12-month period covered by that tranche. For these purposes, the Compensation Committee reviewed the Company’s corporate performance reflected in the Company’s Annual Report on Form 10-K for the year ended March 31, 2025, and the contributions of Mr. Burns cited in the Company’s 2025 proxy statement. Accordingly, based on its review, the Compensation Committee approved the vesting of 100% of the performance-based restricted share units that were subject to these vesting tranches.

•
In June 2025, the Compensation Committee determined the vesting of (i) a tranche covering 59,618 shares of an award of performance-based restricted share units granted to Mr. Barge in July 2022, (ii) a tranche covering 63,994 shares of an award of performance-based restricted share units granted to Mr. Barge in July 2023, and (iii) a tranche covering 65,924 shares of an award of performance-based restricted share units granted to Mr. Barge in August 2024, in each case that were eligible to vest during fiscal 2026 based on the Compensation Committee’s assessment of the Company’s and Mr. Barge’s performance during the 12-month period covered by that tranche. For these purposes, the Compensation Committee reviewed the Company’s corporate performance reflected in the Company’s Annual Report on Form 10-K for the year ended March 31, 2025 and the contributions of Mr. Barge cited in the Company’s 2025 proxy statement. Accordingly, based on its review, the Compensation Committee approved the vesting of 75% of the performance-based restricted share units that were subject to these vesting tranches.

•
In June 2025, the Compensation Committee determined the vesting of (i) a tranche covering 55,643 shares of an award of performance-based restricted share units granted to Mr. Goldsmith in July 2022, (ii) a tranche covering 68,916 shares of an award of performance-based restricted share units granted to Mr. Goldsmith in July 2023, and (iii) a tranche covering 61,530 shares of an award of performance-based restricted share units granted to Mr. Goldsmith in August 2024, in each case that were eligible to vest during fiscal 2026 based on the Compensation Committee’s assessment of the Company’s and Mr. Goldsmith’s performance during the 12-month period covered by that tranche. For these purposes, the Compensation Committee reviewed the Company’s

Lionsgate

Proxy Statement

Compensation Discussion and Analysis

corporate performance reflected in the Company’s Annual Report on Form 10-K for the year ended March 31, 2025, and the contributions of Mr. Goldsmith cited in the Company’s 2025 proxy statement. Accordingly, based on its review, the Compensation Committee approved the vesting of 75% of the performance-based restricted share units that were subject to these vesting tranches.

•
In June 2025, the Compensation Committee determined the vesting of (i) a tranche covering 19,690 shares of an award of performance-based restricted share units granted to Mr. Tobey in July 2023, and (ii) a tranche covering 22,854 shares of an award of performance-based restricted share units granted to Mr. Tobey in August 2024, in each case that were eligible to vest during fiscal 2026 based on the Compensation Committee’s assessment of the Company’s and Mr. Tobey’s performance during the 12-month period covered by that tranche. For these purposes, the Compensation Committee reviewed the Company’s corporate performance reflected in the Company’s Annual Report on Form 10-K for the year ended March 31, 2025, and the contributions of Mr. Tobey cited in the Company’s 2025 proxy statement. Accordingly, based on its review, the Compensation Committee approved the vesting of 75% of the performance-based restricted share units that were subject to these vesting tranches.

As described below in the notes to the
Summary Compensation Table
and in the
Grants of Plan-Based Awards
, the Named Executive Officers (other than Mr. Barge) were also awarded a portion of their bonus for fiscal 2025 in the form of restricted stock units granted in July 2025 with a one-year vesting schedule. Under SEC rules, these grants are reported in the tables below as compensation for each executive for the year in which the award was granted (fiscal 2026) and not the year for which it was awarded (fiscal 2025).
Equity Awards for Fiscal 2026 Performance Granted in Fiscal 2027
In July 2026, the Compensation Committee approved grants of equity awards to each of the Named Executive Officers pursuant to their employment agreements. The target equity award values in the executives’ employment agreements were as follows: Mr. Feltheimer—$10,000,000 (subject to adjustment as described below); Mr. Burns—$500,000; Mr. Barge—$
3,750,000
; Mr. Goldsmith—$3,500,000; and Mr. Tobey—$1,200,000. Each award consisted of time-vesting restricted stock units, with the number of units determined by dividing the applicable award value by the closing price of our common shares on the grant date.
Pursuant to Mr. Feltheimer’s employment agreement, commencing with his annual equity award for fiscal 2026, the $10,000,000 target value provided in the agreement is subject to adjustment by the Compensation Committee each year based on the Company’s financial performance for the prior fiscal year against performance targets to be agreed upon by the Compensation Committee and Mr. Feltheimer. For fiscal 2026, the Compensation Committee determined that Adjusted OIBDA relative to plan would serve as the primary performance measure for determining the award values, consistent with its use in the Company’s annual incentive framework and its role as a key indicator of financial performance. Actual Adjusted OIBDA for fiscal 2026 was 96.8% of plan, which the Committee rounded to 95% for purposes of determining the award value.
Accordingly, in July 2026, the Compensation Committee approved an equity award for Mr. Feltheimer with a grant date value of $9,500,000, representing 95% of target. In making this determination, the Committee considered the Company’s overall financial performance during the fiscal year, including the impact of continued investment in content and strategic initiatives, as well as the consistency of this approach with the methodology used to assess annual incentive bonuses. The Committee determined that applying a single, objective performance measure provided a clear and transparent framework for establishing the awards, while appropriately calibrating the grant value to reflect Company performance and reinforcing alignment between long-term incentives and shareholder outcomes.
Severance and Other Benefits upon Termination of
Employment
The Company provides severance protections to the Named Executive Officers pursuant to their respective employment agreements. The Compensation Committee reviews and determines the form and level of these benefits and considers them an important element of executive compensation, consistent with market practices and supportive of the Company’s ability to attract and retain senior leadership.
As described in more detail under
Potential Payments Upon Termination or Change in Control
below, the Named Executive Officers are generally entitled to severance benefits upon a termination of employment by the Company “without cause” or, in certain circumstances, for “good reason,” in each case as defined in the applicable employment agreement. The Company believes that providing severance in these circumstances is appropriate in light of the executives’ roles and responsibilities with the Company and as part of a competitive overall compensation program. Cash severance is structured differently across the Named Executive Officers: for Messrs. Feltheimer and Burns, it is generally based on base salary for the remainder of the applicable employment term; for other Named Executive Officers, it is generally based on the greater of a specified portion of base salary for the remainder of the term or base salary for a defined post-termination period.

Lionsgate

Proxy Statement

Compensation Discussion and Analysis

The Company also recognizes that the occurrence or potential occurrence of a change in control may create uncertainty regarding the continued employment of senior executives. To mitigate this uncertainty and to align executive decision-making with shareholders’ interests, certain Named Executive Officers are eligible for enhanced severance protections if their employment is terminated by the Company without cause or, in certain cases, by the executive for good reason, in connection with a change in control. These protections are intended to encourage executives to remain focused on the Company’s business and to objectively evaluate potential transactions, notwithstanding potential personal uncertainty. In such circumstances, cash severance is generally determined based on base salary for the remainder of the employment term or, if greater, a specified amount (in the case of Messrs. Feltheimer and Burns) or a defined number of months of base salary (in the case of the other Named Executive Officers). In addition, certain Named Executive Officers (other than Messrs. Feltheimer and Burns) are eligible for similar enhanced severance protections upon a qualifying termination following specified changes in senior management, as set forth in their employment agreements.
The Company does not provide severance benefits that are payable solely upon a change in control, nor does it provide tax gross-up payments in respect of any excise taxes that may be imposed on change in control-related payments.
See
Potential Payments Upon Termination or Change in Control
below for more information on the severance benefits provided under the Named Executive Officers’ employment agreements.
Perquisites and Other Benefits
We provide certain Named Executive Officers with limited perquisites and other personal benefits, including life insurance contributions and club membership dues, which the Compensation Committee believes are reasonable, consistent with the Company’s overall compensation program, and supportive of attracting and retaining executives for key roles. The Company also maintains a fractional ownership interest in an aircraft for use, from time to time, in film promotion and other corporate purposes. As we maintain this interest for business purposes, we believe that it is appropriate to afford limited personal use of the aircraft in compliance with applicable Internal Revenue Service, the SEC and the Federal Aviation Administration regulations. Messrs. Feltheimer and Burns reimburse the Company for a portion of the costs associated with such limited personal use. These perquisites are reflected in the
All Other Compensation
column of the
Summary Compensation Table
and the accompanying footnotes below.
Clawback Policy
In accordance with SEC and NYSE requirements, the Compensation Committee has adopted an executive compensation recovery policy regarding the adjustment or recovery of certain incentive awards or payments made to current or former executive officers in the event that we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws. In general, the policy provides that, unless an exception applies, we will seek to recover compensation that is awarded to an executive officer based on the Company’s attainment of a financial metric during the three-year period prior to the fiscal year in which the restatement occurs, to the extent such compensation exceeds the amount that would have been awarded based on the restated financial results.
Policy with Respect to Section 162(m)
U.S. federal income tax law generally prohibits a publicly held company from deducting compensation paid to a current or former named executive officer that exceeds $1 million during the tax year. As one of the factors in its consideration of compensation matters, the Compensation Committee notes this deductibility limitation. However, the Compensation Committee has the flexibility to take any compensation-related actions that it determines are in the best interests of the Company and its shareholders, including awarding compensation that may not be deductible for tax purposes. There can be no assurance that any compensation will in fact be deductible.

Lionsgate

Proxy Statement

Compensation Discussion and Analysis

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The following Report of the Compensation Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any of our other filings under the Securities Act or the Exchange Act, except to the extent the report is specifically incorporated by reference in that filing.

The Compensation Committee has certain duties and powers as described in its charter. The Compensation Committee is currently composed of the five Company non-employee directors named below, each of whom the Board has determined is independent as defined by the NYSE listing standards. The Compensation Committee has reviewed and discussed with the Company’s management the disclosures contained in Compensation Discussion and Analysis of this report. Based upon this review and discussion, the Compensation Committee recommended to the Board that Compensation Discussion and Analysis be included in this proxy statement to be filed with the SEC.

Compensation Committee of the Board

Steven Mnuchin (Chair)

Michael T. Fries

Susan McCaw

Mark H. Rachesky, M.D.

Harry E. Sloan

COMPANY’S COMPENSATION POLICIES AND RISK MANAGEMENT

The Compensation Committee has reviewed the design and operation of the Company’s current compensation structures and policies as they pertain to risk and has determined that the Company’s compensation programs do not create or encourage taking risks that are reasonably likely to have a material adverse effect on the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2026, the Compensation Committee consisted of Messrs. Sloan (Chair), Fries, Rachesky and Ms. McCaw. No member who served on the Compensation Committee at any time during fiscal 2026 is or has been a former or current executive officer of the Company, or had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. None of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director or member of the Compensation Committee during fiscal 2026.

Lionsgate Proxy Statement 59

EXECUTIVE COMPENSATION INFORMATION

SUMMARY COMPENSATION TABLE

The Summary Compensation Table below quantifies the value of the different forms of compensation earned by or awarded to the Named Executive Officers for fiscals 2026, 2025 and 2024. The primary elements of each Named Executive Officer’s total compensation reported in the table are base salary, an annual bonus and long-term equity incentives. The Named Executive Officers also received the other benefits listed in column (i) of the Summary Compensation Table, as further described in footnote 3 to the table.

The Summary Compensation Table should be read in conjunction with the tables and narrative descriptions that follow. The Grants of Plan-Based Awards table and the accompanying description of the material terms of equity awards granted in fiscal 2026 (or deemed granted in fiscal 2026 under applicable accounting rules) provide information regarding the long-term equity incentives awarded to the Named Executive Officers in fiscal 2026. The Outstanding Equity Awards at Fiscal 2026 Year-End and Option Exercises and Stock Vested –Fiscal 2026 tables provide further information on the Named Executive Officers’ potential realizable value and actual value realized with respect to their equity awards.

Summary Compensation Table — Fiscals 2026, 2025 and 2024

Name and Principal Position (a)	Fiscal Year (b)	Salary ($) (c)	Bonus ($)(1) (d)	Stock Awards ($)(2) (e)		Option Awards ($)(2) (f)	Non-Equity Incentive Plan Compensation ($)(1) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($)(3) (i)	Total ($) (j)

Jon Feltheimer Chief Executive Officer	2026	$1,500,000	$6,500,000	$10,682,554	*	$0	$0	$0	$691,521	$19,374,075	**
	2025	$1,500,000	$1,200,000	$6,727,032		$0	$0	$0	$396,200	$9,823,232
	2024	$1,500,000	$11,000,000	$5,427,902		$0	$0	$0	$286,046	$18,213,948

Michael Burns Vice Chair	2026	$500,000	$2,000,000	$2,069,025	*	$0	$0	$0	$87,471	$4,656,496
	2025	$1,000,000	$3,500,000	$3,134,034		$0	$0	$0	$91,950	$7,725,984
	2024	$1,000,000	$6,000,000	$1,749,999		$0	$0	$0	$86,643	$8,836,642

James W. Barge Chief Financial Officer	2026	$1,250,000	$2,610,000	$2,418,259	*	$0	$0	$0	$15,644	$6,293,903
	2025	$1,250,000	$3,000,000	$2,858,023		$0	$0	$0	$18,144	$7,126,167
	2024	$1,166,667	$3,500,000	$3,033,711		$911,481	$0	$0	$15,236	$8,627,095

Brian Goldsmith Chief Operating Officer	2026	$1,250,000	$1,250,000	$2,712,677	*	$0	$0	$0	$16,584	$5,229,261
	2025	$1,250,000	$1,000,000	$2,876,475		$0	$0	$0	$16,384	$5,142,859
	2024	$1,250,000	$1,875,000	$3,019,557		$0	$0	$0	$14,122	$6,158,679

Bruce Tobey Executive Vice President and General Counsel	2026	$1,200,000	$1,250,000	$2,023,766	*	$0	$0	$0	$17,882	$4,491,648
	2025	$1,000,000	$1,000,000	$719,363		$0	$0	$0	$15,836	$2,735,199
	2024	$1,000,000	$1,250,000	$599,996		$0	$0	$0	$25,015	$2,875,011

*

As explained in note (1) below, these amounts include the accounting fair value of equity awards granted early in fiscal 2026 as a portion of the executive’s fiscal 2025 annual incentive bonus as follows: for Mr. Feltheimer, $4,399,000 in stock awards; for Mr. Burns, $830,000 in stock awards; for Mr. Goldsmith, $415,000 in stock awards; and for Mr. Tobey, $830,000 in stock awards.

**

The compensation reported for Mr. Feltheimer in the Summary Compensation Table reflects not only his fiscal 2026 salary and cash bonus, but also the grant date fair value of certain equity awards that, under SEC rules, are reported in the fiscal year in which the awards are considered granted for accounting purposes. As a result, the amount reported for fiscal 2026 includes certain equity awards that were awarded by the Compensation Committee in respect of fiscal 2025 performance but granted in fiscal 2026. Accordingly, the amount reported for fiscal 2026 includes: (i) a base salary of $1,500,000; (ii) a fiscal 2026 annual cash incentive bonus of $6,500,000; and (iii) the grant date fair value of certain equity awards.

These equity awards include the equity portion of Mr. Feltheimer’s fiscal 2025 annual incentive bonus which was approved by the Compensation Committee as part of his fiscal 2025 compensation but granted early in fiscal 2026. Although the award relates to fiscal 2025 performance, SEC rules require its full grant date value to be reported as fiscal 2026 compensation. The fiscal 2026 amount also includes annual time-based equity awards granted in July 2025 in respect of fiscal 2025 performance, as well as performance-based equity awards granted in prior years that vested in July 2025.

As a result, the compensation reported for fiscal 2026 is significantly higher than the amount reported for fiscal 2025 because it includes both: (i) the equity portion of Mr. Feltheimer’s fiscal 2025 annual incentive bonus, which had a grant date fair value of approximately $4.4 million; and (ii) Mr. Feltheimer’s fiscal 2026 annual incentive bonus of $6.5 million, which was paid entirely in cash.

60 Lionsgate Proxy Statement

Executive Compensation Information

The fiscal 2026 amount does not include the value of equity awards granted to Mr. Feltheimer in April 2026 in connection with the amendment of his employment agreement or annual equity awards that were approved by the Compensation Committee in respect of fiscal 2026 performance. Because those awards were granted in fiscal 2027, their grant date fair value will be reported in the Summary Compensation Table included in the Company’s 2027 proxy statement.

The same SEC reporting requirements apply to the Company’s other NEO’s, whose reported compensation reflects similar accounting treatment and timing considerations.

(1)

In accordance with SEC rules, any portion of a Named Executive Officer’s annual bonus that the Compensation Committee determined would be paid in the form of an equity award is reported in the Summary Compensation Table as compensation for the fiscal year in which the award was approved by the Compensation Committee (i.e., the year after the year in which the bonus was earned). For fiscal 2025, the bonus for each Named Executive Officer (other than Mr. Barge) was awarded partly in cash and partly in the form of equity-based awards with a one-year vesting schedule. Accordingly, the cash portion of each bonus awarded for fiscal 2025 performance was reported in the “Bonus” column in the Summary Compensation Table for fiscal 2025, and the grant date fair value of the equity awards granted to each executive as part of their fiscal 2025 bonus has been reported as compensation for fiscal 2026 in the Summary Compensation Table above.

(2)

The amounts reported in columns (e) and (f) reflect the fair value of these awards on the grant date as determined under the principles used to calculate the value of equity awards for purposes of the Company’s financial statements. The fair value of an option award is estimated on the date of grant using a closed-form option valuation model (Black-Scholes). The fair value of a stock award is determined based on the market value of the stock award on the date of grant. Under SEC rules, the entire grant date value of these awards is reported as compensation for the Named Executive Officer for the fiscal year in which the award was granted. As described in the Compensation Discussion and Analysis above under Long-Term Incentive Awards, the Compensation Committee’s practice has been to approve certain grants of restricted share units to each of the Named Executive Officers that would vest based on such company and/or individual performance criteria determined by the Compensation Committee in consultation with Mr. Feltheimer for each of the 12-month performance periods covered by these awards (with a tranche of each award being allocated to each of the performance periods for that award). The grant date for accounting purposes for each portion of the award occurs at the end of the applicable performance period when it is determined whether the performance criteria applicable to that portion of the award have been met. Under SEC rules, the value of equity awards is reported as compensation for the fiscal year in which the grant date (as determined for accounting purposes) occurs. Accordingly, to the extent the Compensation Committee determined during a particular fiscal year the performance level achieved for a particular performance period under the award, the portion of the award that relates to that performance period is reported as compensation for the fiscal year in which the determination was made (and not the fiscal year in which the award was originally approved by the Compensation Committee). For information on the assumptions used in the accounting fair value computations of equity awards, refer to Note 14(d) “Share-Based Compensation” in the Notes to Consolidated Financial Statements in the Company’s Form 10-K for fiscal 2026, filed with the SEC on May 27, 2026 (or, for fiscal years prior to fiscal 2026, the corresponding note in the Company’s Form 10-K filed for that fiscal year).

(3)	The following table outlines the amounts included in All Other Compensation in column (i) of the Summary Compensation Table for the Named Executive Officers in fiscal 2026:

Name	401(k) Contribution	Term Life Insurance Premiums (a)	Automobile Allowance	Miscellaneous (b)	Insurance Premiums	Total

Jon Feltheimer	$14,000	$2,088	$0	$674,415	$1,018	$691,521

Michael Burns	$9,385	$1,566	$13,888	$61,571	$1,061	$87,471

James W. Barge	$14,000	$626	$0	$0	$1,018	$15,644

Brian Goldsmith	$14,000	$1,566	$0	$0	$1,018	$16,584

Bruce Tobey	$15,846	$1,018	$0	$0	$1,018	$17,882

(a)

The Company is not the beneficiary of the life insurance policies, and the premiums that the Company pays are taxable as income to the applicable officer. This insurance is not split-dollar life insurance.

(b)

For Mr. Feltheimer, the amount in this column for fiscal 2026 includes $48,290 in club membership dues, $365,297 in security service costs, and $260,828 in incremental costs for the personal use of the company-leased aircraft (net of approximately $54,450 reimbursed to the Company by Mr. Feltheimer). For Mr. Burns, the amount in this column for fiscal 2026 includes $61,571 in incremental costs for the personal use of the company-leased aircraft (net of approximately $20,325 reimbursed to the Company by Mr. Burns). Personal use of the aircraft is valued using an incremental cost method that takes into account variable cost per flight hour, as well as other direct operating costs to the Company, including fuel costs, crew fees and travel expenses, trip-related repairs and maintenance, landing fees, and other direct operating costs. Incremental costs do not include certain fixed costs that do not change based on usage (e.g., maintenance not related to personal trips, flight crew salaries, and depreciation).

Lionsgate Proxy Statement 61

Executive Compensation Information

DESCRIPTION OF EMPLOYMENT AGREEMENTS

We have entered into employment agreements with each of the Named Executive Officers. Key terms of these employment agreements are briefly described below. Provisions of these agreements relating to post-termination of employment benefits are discussed under the heading Potential Payments Upon Termination or Change in Control below.

Jon Feltheimer	Employment Agreement:	August 8, 2024 (as amended on April 13, 2026)
	Title:	Chief Executive Officer
	Term Ending:	July 31, 2031
	Base Salary:	$1,500,000
Bonus:

Eligible for an annual incentive bonus to be determined at the full discretion of the Compensation Committee, with a target of $7,500,000 and maximum bonus being 200% of the target amount; any portion that exceeds $1,500,000 for a particular year may be paid in the form of fully vested existing common shares.

Other Benefits:

Eligible to participate in the Company’s usual benefit programs for executives at the same level, as well as company-provided life and disability insurance coverage, reasonable club membership dues, and limited use of the Company’s private aircraft.

Annual Equity Awards:

Eligible to receive annual grants as to common shares each year from fiscal 2026 through fiscal 2029 with a grant date value of $10,000,000, with the actual value of the annual grant to be determined by the Compensation Committee each year based on the Company’s financial performance for the prior fiscal year against performance targets to be agreed upon by Mr. Feltheimer and the Compensation Committee early in the applicable fiscal year, each with a three-year vesting period and to consist of restricted share units and/or stock options (or SARs) as determined by the Compensation Committee.

	Equity Award:	Granted an option to purchase up to 4,500,000 of the Company’s common shares at an exercise price of $11.07 per share (the closing price of a common share on the grant date) and an award of 666,667 restricted share units, each as provided in the amendment to the agreement dated April 13, 2026. Each award consists of three vesting tranches that will vest only if both (i) the stock price goal applicable to that tranche is achieved within five years after the grant date of the award and (ii) Mr. Feltheimer’s employment with the Company continues through the fifth anniversary of the grant date (or, if earlier, a termination of his employment by the Company without cause, by him for good reason, or due to his death or disability). The stock price goals for, and the number of shares subject to, the three tranches of each award are $17.50 (as to 2,500,000 options and 370,371 restricted share units), $20.00 (as to 1,000,000 options and 148,148 restricted share units) and $22.50 (as to 1,000,000 options and 148,148 restricted share units), and a particular goal will be considered met if the average per-share closing price of the Company’s common shares over a period of twenty consecutive trading days equals or exceeds the goal.

Michael Burns	Employment Agreement:	May 5, 2025
	Title:	Vice Chair
	Term Ending:	May 5, 2028
	Base Salary:	$500,000
	Bonus:	Eligible for an annual incentive bonus to be determined at the full discretion of the Compensation Committee.
Annual Equity Awards:

Eligible to receive annual grants as to common shares each year with a grant date value of $500,000, each with a three-year vesting period and to consist of restricted share units and/or options (or SARs) as determined by the Compensation Committee.

	Other Benefits:	Eligible to participate in the Company’s usual benefit programs for executives at the same level, as well as company-provided life and disability insurance coverage, and limited use of the Company’s private aircraft.

62 Lionsgate Proxy Statement

Executive Compensation Information

James W. Barge	Employment Agreement:	August 1, 2023 (as amended July 20, 2026)
	Title:	Chief Financial Officer
	Term Ending:	October 31, 2026
	Base Salary:	$1,250,000
Bonus:

Eligible for an annual incentive bonus to be determined at the full discretion of the Compensation Committee in consultation with the Company’s Chief Executive Officer, with a target amount of two hundred forty percent (240%) of his base salary.

	Other Benefits:	Eligible to participate in the Company’s usual benefit programs for executives at the same level.
Annual Equity Awards:

Eligible to receive annual grants as to common shares each year from fiscal 2024 through fiscal 2026 with a grant date value of $3,750,000, each with a three-year vesting period and to consist of restricted share units and/or options (or SARs) as determined by the Compensation Committee.

	Consulting Agreement:	Effective as of November 1, 2026 (when the term of the agreement expires), a one-year consulting agreement for finance consulting services to the Company for the monthly rate of $41,666.67.

Brian Goldsmith	Employment Agreement:	October 1, 2020
	Title:	Chief Operating Officer
	Term Ending:	September 30, 2025*
	Base Salary:	$1,250,000
Bonus:

Eligible for an annual incentive bonus to be determined at the full discretion of the Compensation Committee in consultation with the Company’s Chief Executive Officer, with a target of 100% of base salary.

	Other Benefits:	Eligible to participate in the Company’s usual benefit programs for executives at the same level.
	Annual Equity Awards:	Eligible to receive annual grants as to common shares each year from fiscal 2024 through fiscal 2026 with a grant date value of $3,500,000, each with a three-year vesting period and to consist of restricted share units and/ or stock options (or SARs) as determined by the Compensation Committee.

Bruce Tobey	Employment Agreement:	April 9, 2025
	Title:	Executive Vice President and General Counsel
	Term Ending:	March 26, 2028
	Base Salary:	$1,200,000
Bonus:

Eligible for an annual incentive bonus to be determined at the full discretion of the Compensation Committee in consultation with the Company’s Chief Executive Officer, with a target of 85% of base salary.

	Other Benefits:	Eligible to participate in the Company’s usual benefit programs for executives at the same level.
	Annual Equity Awards:	Eligible to receive annual grants as to shares each year for fiscal 2026 through fiscal 2028 with a grant date value of $1,200,000, each with a three-year vesting period and to consist of restricted share units and/or stock options (or SARs) as determined by the Compensation Committee.

*

As of the date of filing of this proxy statement, Mr. Goldsmith continues to be employed on the terms of the employment agreement discussed above and is discussing the terms of an extension with the Company.

Lionsgate Proxy Statement 63

Executive Compensation Information

GRANTS OF PLAN-BASED AWARDS

The following table presents information regarding the incentive awards granted to the Named Executive Officers during fiscal 2026. As explained in note (2) to the Summary Compensation Table above and described under Performance-Based Units below, these awards include vesting tranches of certain performance-based awards granted prior to fiscal 2026 that were considered granted under applicable accounting rules during fiscal 2026 when the relevant performance-vesting criteria were determined. These performance-based awards were granted or assumed by the Company in connection with the Separation. The other awards presented in the table below were granted under the Lionsgate Studios Corp. 2025 Performance Incentive Plan (the “2025 Plan”). Detailed information on each equity award is presented in the narrative that follows the table.

Grants of Plan-Based Awards — Fiscal 2026

Name (a)	Grant Date (b)	Estimated future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards			All Other Stock Awards: Numbers of Shares of Stock or Units (#) (i)	All Other Options Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/sh) (k)	Grant Date Fair Value of Stock and Option Awards ($)(1) (l)
		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)

Jon Feltheimer	6/30/2025	—	—	—	—	71,541	—	—	—	—	$421,854
	6/30/2025	—	—	—	—	147,677	—	—	—	—	$870,803
	6/30/2025	—	—	—	—	131,849	—	—	—	—	$777,474
	7/1/2025	—	—	—	—	—	—	731,497	—	—	$4,213,423
	7/16/2025	—	—	—	—	—	—	662,500	—	—	$4,399,000

Michael Burns	6/30/2025	—	—	—	—	68,916	—	—	—	—	$406,375
	6/30/2025	—	—	—	—	105,480	—	—	—	—	$621,978
	7/1/2025	—	—	—	—	—	—	36,575	—	—	$210,672
	7/16/2025	—	—	—	—	—	—	125,000	—	—	$830,000
James W. Barge	6/30/2025	—	—	—	—	44,713	—	—	—	—	$263,659
	6/30/2025	—	—	—	—	47,995	—	—	—	—	$283,011
	6/30/2025	—	—	—	—	49,443	—	—	—	—	$291,552
	7/1/2025	—	—	—	—	—	—	274,312	—	—	$1,580,037
Brian Goldsmith	6/30/2025	—	—	—	—	41,732	—	—	—	—	$246,081
	6/30/2025	—	—	—	—	51,687	—	—	—	—	$304,781
	6/30/2025	—	—	—	—	46,147	—	—	—	—	$272,117
	7/1/2025	—	—	—	—	—	—	256,024	—	—	$1,474,698
	7/16/2025	—	—	—	—	—	—	62,500	—	—	$415,000
Bruce Tobey	6/30/2025	—	—	—	—	14,767	—	—	—	—	$87,080
	6/30/2025	—	—	—	—	17,140	—	—	—	—	$101,072
	4/9/2025	—	—	—	—	—	—	68,614	—	—	$500,001
	7/1/2025	—	—	—	—	—	—	87,780	—	—	$505,613
	7/16/2025	—	—	—	—	—	—	125,000	—	—	$830,000

(1)

The amounts reported in column (l) reflect the fair value of these awards on the grant date as determined under the principles used to calculate the value of equity awards for purposes of the Company’s financial statements. For a discussion of the assumptions and methodologies used to value the awards reported in column (l), see footnote (2) to the Summary Compensation Table.

Each of the equity-based awards reported in the Grants of Plan-Based Awards table was granted or assumed under, and is subject to, the terms of the 2025 Plan. Each of these plans is administered by the Compensation Committee, which has authority to interpret the plan provisions and make all required determinations under the plan. This authority includes, subject to the provisions of the plan, selecting participants and determining the type(s) of award(s) that they are to receive, determining the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award, accelerating or extending the vesting or exercisability or extending the term of any or all outstanding awards, making certain adjustments to an outstanding award and authorizing the conversion, succession or substitution of an award, determining the manner in which the purchase price of an award or the Company’s common shares may be paid, making required proportionate adjustments to outstanding awards upon the occurrence of certain corporate events such as reorganizations, mergers and stock splits, and making provisions to ensure that any tax withholding obligations

64 Lionsgate Proxy Statement

Executive Compensation Information

incurred in respect of awards are satisfied. Awards granted under the plan are generally only transferable to a beneficiary of a Named Executive Officer upon their death or, in certain cases, to family members for tax or estate planning purposes.

Under the terms of the 2025 Plan, a change in control of the Company does not automatically trigger vesting of the awards then outstanding under the plan. If there is a change in control and except as otherwise provided in the applicable award agreement, each participant’s outstanding awards granted under the plan will generally be assumed by the successor company, unless the Compensation Committee provides that the award will not be assumed and will become fully vested and, in the case of option awards, exercisable. Any option awards that become vested in connection with a change in control will generally terminate to the extent they are not exercised prior to the change in control.

As described below under Potential Payments Upon Termination or Change in Control, certain equity awards granted to the Named Executive Officers are subject to accelerated vesting under the terms of their respective employment agreements in the event of a termination of their employment under certain circumstances.

Restricted Share Units

Columns (g) and (i) in the table above report awards of restricted share units granted to the Named Executive Officers during fiscal 2026, including tranches of certain performance-based awards that are treated as granted during fiscal 2026 under applicable accounting rules. Each restricted share unit represents a contractual right to receive, upon vesting of the unit, payment equal to the value of common shares (typically in an equal number of common shares, but the Compensation Committee has the discretion to settle the units in cash). The vesting terms of the awards reflected in the table are described below and generally contingent on the Named Executive Officer’s continued employment or service through the applicable vesting date (subject to accelerated vesting on certain terminations of the executive’s employment as described in Potential Payments Upon Termination or Change in Control below). The Named Executive Officer does not have the right to vote or dispose of the restricted share units, but will be credited with additional share units under the award as dividend equivalents based on the amount of dividends (if any) paid by the Company during the term of the award on a number of common shares equal to the number of outstanding and unpaid restricted share units then subject to the award. Such dividend equivalents will be paid only if and when vesting requirements applicable to the underlying share units are met.

Time-Based Units

For Messrs. Feltheimer, Burns, Barge, Goldsmith and Tobey, the awards of 731,497, 36,575, 274,312, 256,024 and 87,780 common shares, respectively, made in July 2025 and reported in column (i) in the table above, represent annual grants of time-based restricted share units. These awards are subject to a three-year vesting schedule, subject to the executive’s continued employment through the vesting dates.

For Messrs. Feltheimer, Burns, Goldsmith and Tobey, the awards of 662,500, 125,000, 62,500 and 125,000 common shares, respectively, made in July 2025 and reported in column (i) in the table above, represent the portion of each executive’s fiscal 2025 bonus paid in the form of restricted share units granted early in fiscal 2026. These awards vest after a 10-month period, subject to the executive’s continued employment through the vesting date.

For Mr. Tobey, the award of 68,614 common shares made in April 2025, and reported in column (i) in the table above, represents a grant of time-based restricted share units. These awards are subject to a three-year vesting schedule, subject to the executive’s continued employment through the vesting date.

Performance-Based Units

Column (g) in the table above reports awards of performance share units that are treated as granted to the Named Executive Officers during fiscal 2026 under applicable accounting rules. The Company’s performance share unit awards cover a period of three fiscal years, with one-third of the total award being eligible to vest based on the Compensation Committee’s assessment of Company and individual performance over the applicable fiscal year. Vesting of each tranche of the award is also contingent on the executive’s continued employment or service through the end of the applicable fiscal year. Each grant is treated as three separate annual awards for accounting purposes and, in each case, is treated as granted for accounting purposes on the date the Compensation Committee determines the level of performance achieved for the particular performance period. Accordingly, only the units eligible to vest during fiscal 2026 based on performance are reflected in the table above.

For Mr. Feltheimer, the award of 71,541 common shares made in June 2025, and reported in column (g) in the table above, represents 75% of the portion of an award of restricted share units that was eligible to vest based on Mr. Feltheimer’s and the Company’s performance during fiscal 2026. This award was originally approved by the Compensation Committee in July 2022, and covers a three-year period consisting of fiscal years 2023, 2024 and 2025.

Lionsgate Proxy Statement 65

Executive Compensation Information

For Mr. Feltheimer, the award of 147,677 common shares made in June 2025, and reported in column (g) in the table above, represents 75% of the portion of an award of restricted share units that was eligible to vest based on Mr. Feltheimer’s and the Company’s performance during fiscal 2026. This award was originally approved by the Compensation Committee in July 2023 and covers a three-year period consisting of fiscal years 2024, 2025 and 2026.

For Mr. Feltheimer, the award of 131,849 common shares made in June 2025, and reported in column (g) in the table above, represents 75% of the portion of an award of restricted share units that was eligible to vest based on Mr. Feltheimer’s and the Company’s performance during fiscal 2026. This award was originally approved by the Compensation Committee in August 2024 and covers a three-year period consisting of fiscal years 2025, 2026 and 2027.

For Mr. Burns, the award of 68,916 common shares made in June 2025, and reported in column (g) in the table above, represents 100% of the portion of an award of restricted share units that was eligible to vest based on Mr. Burns’ and the Company’s performance during fiscal 2026. This award was originally approved by the Compensation Committee in July 2023 and covers a three-year period consisting of fiscal years 2024, 2025 and 2026.

For Mr. Burns, the award of 105,480 common shares made in June 2025, and reported in column (g) in the table above, represents 100% of the portion of an award of restricted share units that was eligible to vest based on Mr. Burns’ and the Company’s performance during fiscal 2026. This award was originally approved by the Compensation Committee in August 2024 and covers a three-year period consisting of fiscal years 2025, 2026 and 2027.

For Mr. Barge, the award of 44,713 common shares made in June 2025, and reported in column (g) in the table above, represents 75% of the portion of an award of restricted share units that was eligible to vest based on Mr. Barge’s and the Company’s performance during fiscal 2026. This award was originally approved by the Compensation Committee in July 2022, and covers a three-year period consisting of fiscal years 2023, 2024 and 2025.

For Mr. Barge, the award of 47,995 common shares made in June 2025, and reported in column (g) in the table above, represents 75% of the portion of an award of restricted share units that was eligible to vest based on Mr. Barge’s and the Company’s performance during fiscal 2026. This award was originally approved by the Compensation Committee in July 2023 and covers a three-year period consisting of fiscal years 2024, 2025 and 2026.

For Mr. Barge, the award of 49,443 common shares made in June 2025, and reported in column (g) in the table above, represents 75% of the portion of an award of restricted share units that was eligible to vest based on Mr. Barge’s and the Company’s performance during fiscal 2026. This award was originally approved by the Compensation Committee in August 2024 and covers a three-year period consisting of fiscal years 2025, 2026 and 2027.

For Mr. Goldsmith, the award of 41,732 common shares made in June 2025, and reported in column (g) in the table above, represents 75% of the portion of an award of restricted share units that was eligible to vest based on Mr. Goldsmith’s and the Company’s performance during fiscal 2026. This award was originally approved by the Compensation Committee in July 2022 and covers a three-year period consisting of fiscal years 2023, 2024 and 2025.

For Mr. Goldsmith, the award of 51,687 common shares made in June 2025, and reported in column (g) in the table above, represents 75% of the portion of an award of restricted share units that was eligible to vest based on Mr. Goldsmith’s and the Company’s performance during fiscal 2026. This award was originally approved by the Compensation Committee in July 2023 and covers a three-year period consisting of fiscal years 2024, 2025 and 2026.

For Mr. Goldsmith, the award of 46,147 common shares made in June 2025, and reported in column (g) in the table above, represents 75% of the portion of an award of restricted share units that was eligible to vest based on Mr. Goldsmith’s and the Company’s performance during fiscal 2026. This award was originally approved by the Compensation Committee in August 2024 and covers a three-year period consisting of fiscal years 2025, 2026 and 2027.

For Mr. Tobey, the award of 14,767 common shares made in June 2025, and reported in column (g) in the table above, represents 75% of the portion of an award of restricted share units that was eligible to vest based on Mr. Tobey’s and the Company’s performance during fiscal 2026. This award was originally approved by the Compensation Committee in July 2023 and covers a three-year period consisting of fiscal years 2024, 2025 and 2026.

For Mr. Tobey, the award of 17,140 common shares made in June 2025, and reported in column (g) in the table above, represents 75% of the portion of an award of restricted share units that was eligible to vest based on Mr. Tobey’s and the Company’s performance during fiscal 2026. This award was originally approved by the Compensation Committee in August 2024 and covers a three-year period consisting of fiscal years 2025, 2026 and 2027.

66 Lionsgate Proxy Statement

Executive Compensation Information

OUTSTANDING EQUITY AWARDS

The following table presents information regarding the outstanding equity awards held by each of the Named Executive Officers as of March 31, 2026, including the vesting dates for the portions of these awards that had not vested as of that date.

Outstanding Equity Awards at Fiscal 2026 Year-End

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Numbers of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1) (j)

Jon Feltheimer	623,235	—	—	$18.47	10/11/2026	—		—	—	—

	556,730	—	—	$19.99	10/11/2026	—		—	—	—

	623,235	—	—	$23.09	10/11/2026	—		—	—	—

	556,730	—	—	$24.98	10/11/2026	—		—	—	—

	123,162	—	—	$23.37	6/7/2028	—		—	—	—

	123,162	—	—	$29.21	6/7/2028	—		—	—	—

	1,970,600	—	—	$8.30	8/21/2030	—		—	—	—

	—	—	—	—	—	196,902	(2)	$1,888,290	—	—

	—	—	—	—	—	351,597	(3)	$3,371,815	—	—

	—	—	—	—	—	731,497	(4)	$7,015,056	—	—

	—	—	—	—	—	662,500	(5)	$6,353,375	—	—

Michael Burns	469,300	—	—	$22.30	11/3/2026	—		—	—	—

	419,221	—	—	$24.13	11/3/2026	—		—	—	—

	469,300	—	—	$17.85	11/3/2026	—		—	—	—

	419,221	—	—	$19.31	11/3/2026	—		—	—	—

	105,027	—	—	$23.37	6/7/2028	—		—	—	—

	105,027	—	—	$29.21	6/7/2028	—		—	—	—

	1,138,021	—	—	$8.64	12/18/2030	—		—	—	—

	—	—	—	—	—	68,916	(2)	$660,904	—	—

	—	—	—	—	—	210,958	(3)	$2,023,087	—	—

	—	—	—	—	—	36,575	(4)	$350,754	—	—

	—	—	—	—	—	125,000	(5)	$1,198,750	—	—

James W. Barge	837,504	—	—	$25.60	12/28/2026	—		—	—	—

	93,603	—	—	$23.37	6/7/2028	—		—	—	—

	1,252,366	—	—	$8.79	9/26/2029	—		—	—	—

	—	—	—	—	—	63,993	(2)	$613,693	—	—

	—	—	—	—	—	131,848	(3)	$1,264,422	—	—

	—	—	—	—	—	274,312	(4)	$2,630,652	—	—

Brian Goldsmith	93,603	—	—	$23.37	6/7/2028	—		—	—	—

	310,736	—	—	$18.39	11/12/2028	—		—	—	—

	398,582	—	—	$12.17	7/1/2029	—		—	—	—

	—	—	—	—	—	68,916	(2)	$660,904	—	—

	—	—	—	—	—	123,059	(3)	$1,180,136	—	—

	—	—	—	—	—	256,024	(4)	$2,455,270	—	—

	—	—	—	—	—	62,500	(5)	$599,375	—	—

Lionsgate Proxy Statement 67

Executive Compensation Information

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Numbers of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1) (j)

Bruce Tobey	—	—	—	—	—	19,690	(2)	$188,827	—	—

	—	—	—	—	—	45,707	(3)	$438,330	—	—

	—	—	—	—	—	68,614	(6)	$658,008	—	—

	—	—	—	—	—	87,780	(4)	$841,810	—	—

	—	—	—	—	—	125,000	(5)	$1,198,750	—	—

(1)

The dollar amounts shown in columns (h) are determined by multiplying either the number of common shares or units reported in columns (g) by $9.59, the closing price of LION on March 31, 2026 (the last trading day of fiscal 2026).

(2)	The unvested portion of this award is scheduled to vest on July 3, 2026.

(3)	The unvested portion of this award is scheduled to vest in two equal annual installments on July 1, 2026 and July 1, 2027.

(4)	The unvested portion of this award is scheduled to vest in three equal annual installments on July 1, 2026, July 1, 2027 and July 1, 2028.

(5)	The unvested portion of this award is scheduled to vest on May 20, 2026.

(6)	The unvested portion of this award is scheduled to vest in three equal annual installments on April 9, 2026, April 9, 2027 and April 9, 2028.

OPTION EXERCISES AND STOCK VESTED

The following table presents information regarding the exercise of options and SARs by the Named Executive Officers during fiscal 2026 and the vesting during fiscal 2026 of other stock awards previously granted to the Named Executive Officers.

Option Exercises and Stock Vested — Fiscal 2026

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($)(1) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($)(1) (e)

Jon Feltheimer	—	$—	819,157	$4,878,506

Michael Burns	—	$—	348,792	$2,203,275

James W. Barge	—	$—	331,691	$2,002,095

Brian Goldsmith	—	$—	325,656	$1,962,216

Bruce Tobey	—	$—	83,160	$513,867

(1)

The dollar amounts shown in column (e) above for stock awards are determined by multiplying the number of shares or units, as applicable, that vested by the per-share closing price of the applicable class of existing common shares on the vesting date.

68 Lionsgate Proxy Statement

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following section describes the benefits that may become payable to the Named Executive Officers in connection with a termination of their employment with us pursuant to the terms of their respective employment agreements with the Company. In addition to the benefits described below, outstanding equity-based awards held by the Named Executive Officers may also be subject to accelerated vesting in connection with a change in control of the Company under the terms of our equity incentive plans if the awards are not assumed or otherwise continued upon the transaction, as noted under Grants of Plan-Based Awards above. None of the Named Executive Officers are entitled to any reimbursement or gross-up payment for any excise taxes imposed under Section 280G of the U.S. Internal Revenue Code of 1986. The Named Executive Officers also do not have a right to voluntarily terminate employment (other than for “good reason” in certain cases) following a change in control and receive severance and are not entitled to any “single-trigger” vesting of equity awards or other benefits upon a change in control unless the executive’s employment terminates in the circumstances described below. In each case, the Named Executive Officer’s right to receive the severance benefits described below in connection with a termination of the executive’s employment (other than as a result of death or disability) is subject to his execution of a release of claims in favor of the Company.

Jon Feltheimer

Severance Benefits — Termination of Employment. In the event Mr. Feltheimer’s employment is terminated by the Company “without cause” or by him for “good reason” (as such terms are defined in Mr. Feltheimer’s employment agreement), Mr. Feltheimer would be entitled to a cash severance payment equal to the present value of his base salary through July 31, 2031, as well as payment of his premiums for continued health coverage for up to 18 months (or such longer period as provided by state law) following his termination and his premiums for continued life and disability insurance through July 31, 2031. In addition, Mr. Feltheimer would be entitled to payment of the target amount of his annual bonus for the fiscal year in which his termination occurs. Mr. Feltheimer’s equity awards granted by the Company prior to his termination, to the extent then outstanding and unvested, would become fully vested upon his termination (and if an annual grant for the fiscal year in which his termination occurs has not previously been granted, that annual grant would be made and would fully vest upon his termination).

Severance Benefits — Termination of Employment in Connection with Change in Control. If Mr. Feltheimer’s employment is terminated by the Company “without cause” or by him for “good reason” and such termination occurs on or within 12 months following a change in control of the Company (as such terms are defined in Mr. Feltheimer’s employment agreement), Mr. Feltheimer would be entitled to the severance benefits described above, except that his cash severance would be the greater of the present value of his base salary through July 31, 2031 and $6.0 million.

Severance Benefits — Death or Disability. In the event Mr. Feltheimer’s employment with the Company terminates due to his death or “disability” (as such term is defined in Mr. Feltheimer’s employment agreement), the equity awards granted by the Company pursuant to Mr. Feltheimer’s employment agreement, to the extent then outstanding and unvested, would become fully vested as of the date of such termination. In addition, in the event Mr. Feltheimer’s employment with the Company terminates due to his disability, the Company will continue to pay the premiums for his continued life and disability insurance through July 31, 2031.

Retirement Benefits. If Mr. Feltheimer retires from his employment with the Company on at least six months written notice (or his employment continues through July 31, 2031 and terminates for any reason thereafter), his outstanding and unvested equity awards granted by the Company pursuant to his employment agreement prior to his retirement will continue to vest following his retirement date, and his vested options or SARs would be exercisable for five years following his retirement (or, if earlier, until the expiration date of the award).

April 2026 Stock Price Grants. As described in the Compensation Discussion and Analysis above, Mr. Feltheimer was granted two equity awards in April 2026 that vest based on the Company’s achieving specified stock price goals within five years after the grant date of the awards. Vesting of these awards is also subject to Mr. Feltheimer’s continued employment with the Company through the fifth anniversary of the grant date, provided that this employment requirement (but not the stock price goals) will be deemed satisfied if his employment is terminated during that five-year period by the Company without cause, by him for good reason, or due to his death or disability (as these terms are defined in his employment agreement). If a change in control of the Company occurs, each tranche of the awards as to which the stock price goal has previously been met or that is met based on the closing price of the common shares on the last trading day before the change in control will

Lionsgate Proxy Statement 69

Potential Payments Upon Termination or Change in Control

thereafter be subject only to the employment-based vesting requirement (or will be deemed vested immediately prior to the change in control if the awards are not assumed by the successor or acquiring entity in the transaction), and all other tranches of each award will terminate upon the change in control.

Michael Burns

Severance Benefits — Termination of Employment. In the event Mr. Burns’ employment is terminated by the Company “without cause” or by him for “good reason” (as such terms are defined in Mr. Burns’ employment agreement), Mr. Burns would be entitled to a lump sum cash severance payment equal to the present value of his remaining base salary through May 5, 2028, a prorated amount of the annual bonus that Mr. Burns would have received for the fiscal year in which his termination occurs, as well as payment of his premiums for continued health coverage for up to six months following his termination and payment for continued life and disability insurance through May 5, 2028. In addition, Mr. Burns’ equity awards granted by the Company pursuant to his employment agreement, to the extent then outstanding and unvested, would become fully vested upon his termination.

Severance Benefits — Termination of Employment in Connection with Change in Control. If Mr. Burns’ employment is terminated by the Company “without cause” or by him for “good reason” and such termination occurs on or within 12 months following a change in control of the Company (as such terms are defined in Mr. Burns’ employment agreement), Mr. Burns would be entitled to the severance benefits described above, except that his lump sum cash severance would be the greater of the present value of his remaining base salary through May 5, 2028 or $2.6 million.

Severance Benefits — Death or Disability. In the event Mr. Burns’ employment with the Company terminates due to his death or “disability” (as such term is defined in Mr. Burns’ employment agreement), his equity awards granted by the Company pursuant to Mr. Burns’ employment agreement, to the extent then outstanding and unvested, would become fully vested as of the date of such termination.

James W. Barge

Severance Benefits — Termination of Employment. In the event that Mr. Barge’s employment is terminated by the Company “without cause” (as such term is defined in Mr. Barge’s employment agreement), Mr. Barge will be entitled to a lump sum cash severance payment equal to the greater of (i) 50% of his base salary for the remainder of the term of the agreement or (ii) 18 months of his base salary, a prorated amount of the annual bonus that Mr. Barge would have received for the fiscal year in which his termination occurs, and payment of his COBRA premiums for up to 18 months. Additionally, in the event Mr. Barge’s employment is terminated by the Company “without cause”, or if Mr. Barge resigns for “good reason” within 12 months following a change in control or “change in management” (as such terms are defined in Mr. Barge’s employment agreement), (1) any portion of the equity awards granted under Mr. Barge’s employment agreement (to the extent such awards have been granted prior to his termination and are then outstanding) that are scheduled to vest within 12 months following his termination date will accelerate and be fully vested on his termination date, and (2) 50% of any portion of the equity awards granted under Mr. Barge’s employment agreement (to the extent such awards have been granted prior to his termination and are then outstanding) that are scheduled to vest more than 12 months and less than 24 months following his termination date will accelerate and be fully vested on his termination date.

Severance Benefits — Termination of Employment in Connection with Change in Control. In the event that Mr. Barge’s employment is terminated by the Company “without cause” or by him for “good reason” and such termination occurs on or within 12 months following a change in control or a “change in management” of the Company (as such terms are defined in Mr. Barge’s employment agreement), Mr. Barge would be entitled to the severance benefits described above, except that his lump sum cash severance payment would be equal to the greater of 100% of his base salary for the remainder of the term and 18 months of his base salary. Additionally, in the event Mr. Barge’s employment is terminated by the Company “without cause” on or within 12 months following a change in control, (a) any portion of the equity awards granted under Mr. Barge’s employment agreement (to the extent such awards have been granted prior to his termination and are then outstanding) will accelerate and be fully vested on his termination date and (b) Mr. Barge will be entitled to receive a payment equal to 50% of the value of each portion of the annual equity award grants provided in his employment agreement (as referred to above under Description of Employment Agreements) that has not previously been granted and is otherwise scheduled to be granted after his termination date under the terms of his agreement, with the value of each annual grant for these purposes to be based on the grant date value of the award and such payment to be made in cash or, at the Company’s election, common shares.

70 Lionsgate Proxy Statement

Potential Payments Upon Termination or Change in Control

Severance Benefits — Death or Disability. In the event Mr. Barge’s employment is terminated due to his death or “disability” (as such term is defined in Mr. Barge’s employment agreement), Mr. Barge will be entitled to receive a prorated bonus for the fiscal year in which his termination occurs. In addition, Mr. Barge’s equity awards granted by the Company pursuant to his employment agreement (to the extent such awards have been granted prior to his termination and are then outstanding) that are scheduled to vest within 24 months following his termination date will accelerate and be fully vested on his termination.

Brian Goldsmith

Severance Benefits — Termination of Employment. In the event Mr. Goldsmith’s employment is terminated by the Company “without cause” (as such term is defined in Mr. Goldsmith’s employment agreement), Mr. Goldsmith will be entitled to a lump sum severance payment equal to the greater of (i) 50% of his salary for the remainder of the term of the agreement or (ii) 18 months of his base salary, a prorated discretionary bonus for the fiscal year in which his termination occurs, and payment of COBRA premiums for up to 18 months. Additionally, in the event Mr. Goldsmith’s employment is terminated by the Company “without cause” or if Mr. Goldsmith resigns for “good reason” within 12 months following a change in control or “change in management” (as such terms are defined in Mr. Goldsmith’s employment agreement), (i) any portion of equity awards granted under Mr. Goldsmith’s employment agreement (to the extent such awards have been granted prior to his termination and are then outstanding) that are scheduled to vest within 12 months following his termination date will accelerate and become fully vested, and (ii) 50% of any portion of equity awards granted under Mr. Goldsmith’s employment agreement (to the extent such awards have been granted prior to his termination and are then outstanding) that are scheduled to vest more than 12 months and less than 24 months following his termination date will accelerate and become fully vested. Moreover, if Mr. Goldsmith’s employment is terminated at the end of the term of the agreement because the Company does not offer to extend the term or offers to extend the term on terms that would constitute “good reason” under the agreement, Mr. Goldsmith would be entitled to a severance payment equal to 12 months of his base salary, in addition to the pro-rated discretionary bonus and payment of COBRA premiums noted above. In addition, any portion of equity awards granted under Mr. Goldsmith’s employment agreement (to the extent such awards have been granted prior to his termination and are then outstanding) that is scheduled to vest within 12 months following his termination date will accelerate and be fully vested on his termination date.

Severance Benefits — Termination of Employment in Connection with Change in Control. In the event Mr. Goldsmith’s employment is terminated by the Company “without cause” or by him for “good reason” within twelve (12) months following the date of a change in control or a “change in management” (as such terms are defined in Mr. Goldsmith’s employment agreement), Mr. Goldsmith would be entitled to the severance benefits described above, except that his lump sum cash severance payment would be equal to the greater of 100% of his base salary for the remainder of the term and 18 months of his base salary. Additionally, in the event Mr. Goldsmith’s employment is terminated by the Company “without cause” on or within 12 months following a change in control, (a) any portion of the equity awards granted under Mr. Goldsmith’s employment agreement (to the extent such awards have been granted prior to his termination and are then outstanding) will accelerate and be fully vested on his termination date and (b) Mr. Goldsmith will be entitled to receive a payment equal to 50% of the value of each portion of the annual equity award grants provided in his employment agreement (as referred to above under Description of Employment Agreements) that has not previously been granted and is otherwise scheduled to be granted after his termination date under the terms of his agreement, with the value of each annual grant for these purposes to be based on the grant date value of the award and such payment to be made in cash or, at the Company’s election, in common shares.

Severance Benefits — Death or Disability. In the event Mr. Goldsmith’s employment is terminated due to his death or “disability” (as such term is defined in Mr. Goldsmith’s employment agreement), Mr. Goldsmith will be entitled to receive a prorated discretionary bonus for the fiscal year in which his termination occurs and payment of his COBRA premiums for up to 18 months. In addition, Mr. Goldsmith’s equity awards granted by the Company pursuant to his employment agreement (to the extent such awards have been granted prior to his termination and are then outstanding) that are scheduled to vest within 24 months following his termination date will accelerate and be fully vested on his termination.

Lionsgate Proxy Statement 71

Potential Payments Upon Termination or Change in Control

Bruce Tobey

Severance Benefits — Termination of Employment. In the event that Mr. Tobey’s employment is terminated by the Company “without cause” (as such term is defined in Mr. Tobey’s employment agreement), Mr. Tobey will be entitled to a lump sum severance payment equal to the greater of (i) 50% of his base salary for the remainder of the term of the agreement or (ii) 18 months of his base salary, a prorated amount of the bonus that Mr. Tobey would have received for the fiscal year in which his termination occurs, and payment of his COBRA premiums for up to 18 months. Additionally, in the event Mr. Tobey’s employment is terminated by the Company “without cause” or if Mr. Tobey resigns for “good reason” within 12 months following a change in control or “change in management” (as such terms are defined in Mr. Tobey’s employment agreement), (1) any portion of the equity awards granted under Mr. Tobey’s employment agreement (to the extent such awards have been granted prior to his termination and are then outstanding) that are scheduled to vest within 12 months following his termination date will accelerate and be fully vested on his termination date, and (2) 50% of any portion of the equity awards granted under Mr. Tobey’s employment agreement (to the extent such awards have been granted prior to his termination and are then outstanding) that are scheduled to vest more than 12 months and less than 24 months following his termination date will accelerate and be fully vested on his termination date. Moreover, if Mr. Tobey’s employment is terminated at the end of the term of the agreement because the Company does not offer to extend the term or offers to extend the term on terms that would constitute “good reason” under the agreement, Mr. Tobey would be entitled to a severance payment equal to 12 months of his base salary, in addition to the pro-rated bonus and payment of COBRA premiums noted above. In addition, any portion of equity awards granted under Mr. Tobey’s employment agreement (to the extent such awards have been granted prior to his termination and are then outstanding) that is scheduled to vest within 12 months following his termination date will accelerate and be fully vested on his termination date.

Severance Benefits — Termination of Employment in Connection with Change in Control. In the event that Mr. Tobey’s employment is terminated by the Company “without cause” or by him for “good reason” and such termination occurs on or within 12 months following a change in control or a “change in management” of the Company (as such terms are defined in Mr. Tobey’s employment agreement), Mr. Tobey would be entitled to the severance benefits described above, except that his lump sum cash severance payment would be equal to the greater of 100% of his base salary for the remainder of the term and 18 months of his base salary. Additionally, in the event Mr. Tobey’s employment is terminated by the Company “without cause” on or within 12 months following a change in control, (a) any portion of the equity awards granted under Mr. Tobey’s employment agreement (to the extent such awards have been granted prior to his termination and are then outstanding) will accelerate and be fully vested on his termination date and (b) Mr. Tobey will be entitled to receive a payment equal to 50% of the value of each portion of the annual equity award grants provided in his employment agreement (as referred to above under Description of Employment Agreements) that has not previously been granted and is otherwise scheduled to be granted after his termination date under the terms of his agreement, with the value of each annual grant for these purposes to be based on the grant date value of the award and such payment to be made in cash or, at the Company’s election, in common shares.

Severance Benefits — Death or Disability. In the event Mr. Tobey’s employment is terminated due to his death or “disability” (as such term is defined in Mr. Tobey’s employment agreement), Mr. Tobey will be entitled to receive a prorated bonus for the fiscal year in which his termination occurs. In addition, Mr. Tobey’s equity awards granted by the Company pursuant to his employment agreement (to the extent such awards have been granted prior to his termination and are then outstanding) that are scheduled to vest within 24 months following his termination date will accelerate and be fully vested on his termination.

72 Lionsgate Proxy Statement

Potential Payments Upon Termination or Change in Control

ESTIMATED SEVERANCE AND CHANGE IN CONTROL BENEFITS

Severance Benefits. The following charts present our estimate of the dollar value of the benefits each of the Named Executive Officers would have been entitled to receive, had their employment terminated under the circumstances described above (other than in connection with a change in control of the Company) on March 31, 2026 (with the value of equity awards calculated based on the $9.59 closing price of the Company’s common shares on March 31, 2026, the last trading day of fiscal 2026). Since this hypothetical termination would have occurred on the last day of the fiscal year, no pro-rata bonus was included in the cash severance amounts in the charts below.

	Termination by Lionsgate Without Cause(1)
Name	Cash Severance	Equity Acceleration(2)	Insurance Premiums		Total

Jon Feltheimer	$4,412,326	$40,903,698	$470,532	(3)	$45,786,556

Michael Burns	$1,958,237	$7,768,246	$100,980	(4)	$9,827,463

James W. Barge	$1,875,000	$5,754,688	$61,594	(4)	$7,691,282

Brian Goldsmith	$1,875,000	$6,146,661	$61,594	(4)	$8,083,255

Bruce Tobey	$1,800,000	$3,514,290	$61,594	(4)	$5,375,884

(1)

As described above, Messrs. Feltheimer and Burns would also be entitled to these benefits pursuant to their respective employment agreements if their employment is terminated by the executive for good reason.

(2)

These columns report the intrinsic value of the unvested portions of each executive’s awards that would accelerate in the circumstances. For stock options and SARs, this value is calculated by multiplying the amount (if any) by which the closing price of the applicable class of the Company’s common shares on the last trading day of the fiscal year exceeds the exercise price or base price of the award by the number of shares subject to the accelerated portion of the award. No value is included in the table for stock options and SARs with a per-share exercise price that is greater than or equal to the closing price of the applicable class of the Company’s shares on the last trading day of the fiscal year. For restricted share unit awards, this value is calculated by multiplying the closing price of the applicable class of the Company’s common shares on the last trading day of the fiscal year by the number of units subject to the accelerated portion of the award.

(3)	Includes $61,594 for payment of COBRA premiums and $470,532 for payment of continued life and disability insurance premiums.

(4)	Includes payment of COBRA premiums.

	Termination Due to Executive’s Death or Disability
Name	Equity Acceleration(1)	Insurance Premiums		Total

Jon Feltheimer	$30,903,698	$470,532	(2)	$31,374,230

Michael Burns	$7,268,246	$100,980	(3)	$7,369,226

James W. Barge	$7,263,785	$61,594	(3)	$7,325,379

Brian Goldsmith	$5,325,130	$61,594	(3)	$5,386,724

Bruce Tobey	$4,014,144	$61,594	(3)	$4,075,738

(1)	See note (2) to the table above for the valuation of these benefits.

(2)

Includes $61,594 for payment of COBRA premiums for a termination due to executive’s death or disability, and $470,532 payment of continued life and disability insurance premiums for a termination due to executive’s disability.

(3)	Includes payment of COBRA premiums.

Change in Control Severance Benefits. The following chart presents our estimate of the dollar value of the benefits each of the Named Executive Officers would have been entitled to receive had a change in control of the Company, or, in the case of Messrs. Barge, Goldsmith and Tobey, a change in management of the Company, occurred on March 31, 2026 and the executive’s employment with us had terminated by the Company without cause or by the executive for good reason as described above on such date. See note (2) to the table above for the valuation of equity award acceleration.

Name	Cash Severance(1)	Equity Acceleration		Insurance Premiums		Total

Jon Feltheimer	$6,000,000	$40,903,698		$470,532	(2)	$47,374,230

Michael Burns	$2,600,000	$7,768,246		$100,980	(3)	$10,469,226

James W. Barge	$3,750,000	$9,017,547	(4)	$61,594	(3)	$12,829,141

Brian Goldsmith	$3,625,000	$9,191,995	(4)	$61,594	(3)	$12,878,589

Bruce Tobey	$3,600,000	$4,794,687	(4)	$61,594	(3)	$8,456,281

Lionsgate Proxy Statement 73

Potential Payments Upon Termination or Change in Control

(1)

For Messrs. Barge, Goldsmith and Tobey, this amount includes 50% of the grant date value of the annual equity awards provided for in the executive’s employment agreement as described above that had not been granted as of March 31, 2026.

(2)	Includes $61,594 for payment of COBRA premiums and $470,532 for payment of continued life and disability insurance premiums.

(3)	Includes payment of COBRA premiums.

(4)

For Messrs. Barge, Goldsmith and Tobey, the equity acceleration value reported in this table only applies to a termination without cause. If such executives’ employment had been terminated for good reason on or within 12 months following a change in control or a “change in management,” the equity acceleration value would be the same as described above for a termination without cause not in connection with a change in control. A change in management in these Named Executive Officers’ employment agreements would generally occur when both Messrs. Feltheimer and Burns are no longer employed by the Company.

PAY RATIO DISCLOSURE

Pursuant to the Securities Exchange Act of 1934, as amended, we are required to disclose in this proxy statement the ratio of the total annual compensation of our Chief Executive Officer to the median of the total annual compensation of all of our employees (excluding our Chief Executive Officer). Based on SEC rules for this disclosure and applying the methodology described below, we have determined that our Chief Executive Officer’s total compensation for fiscal 2026 was $19,374,075, and the median of the total compensation of all of our employees (excluding our Chief Executive Officer) for fiscal 2026 was $131,000. Accordingly, we estimate the ratio of our Chief Executive Officer’s total compensation for fiscal 2026 to the median of the total compensation of all of our employees (excluding our Chief Executive Officer) for fiscal 2026 to be 148 to 1. See the discussion and related footnotes to the Summary Compensation Table above for additional context regarding total annual compensation reported for Mr. Feltheimer in fiscal 2026.

We have selected March 31, 2026, which is a date within the last three months of fiscal 2026, as the date to be used to identify the Company’s median employee. To find the median of the annual total compensation of all the Company’s employees (excluding the Company’s Chief Executive Officer), we used the amount of each employee’s total cash compensation (i.e., base salary, wages, overtime and bonus) from the Company’s payroll records. In making this determination, we did not annualize compensation for those employees who did not work for the Company for the entire fiscal year. We also did not make any cost-of-living adjustments in identifying the median employee. We believe total cash compensation for all employees will be an appropriate measure because total cash compensation data is readily available, and the Company considers this a reasonable measure of employees’ overall compensation.

As of March 31, 2026, we had a total of 915 employees, of whom 701 were based in the U.S. and 214 were based outside of the U.S. In making the determination of the median employee, we did not include 4 employees based in Australia, 2 employees based in China, 2 employees based in Luxembourg and 2 employees based in Spain, in accordance with SEC rules permitting exclusion of a de minimis number of non-U.S. employees (so that all U.S.-based employees and 204 employees based outside of the U.S. were included in this determination).

This pay ratio is an estimate calculated in a manner consistent with SEC rules based on the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions. As such, the pay ratio reported by other companies may not be comparable to the pay ratio to be reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

74 Lionsgate Proxy Statement

P
AY
V
ERSUS
P
ERFORMANCE
This section summarizes the relationship between the total compensation paid for the Company’s Chief Executive Officer and the other Named Executive Officers and the Company’s financial performance
for the fiscal years shown in the table (in this discussion, the Company’s Chief Executive Officer is also referred to as the principal executive officer or “PEO”, and the Named Executive Officers other than the Company’s Chief Executive Officer are referred to as the “Non-PEO NEOs”).

						Value of Initial Fixed $100 Investment Based On:
Fiscal Year	Summary Compensation Table Total for PEO ($)(1)(2)	Compensation Actually Paid to PEO ($)(3)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(1)(2)	Average Compensation Actually Paid to Non-PEO NEOs ($)(3)	Lionsgate TSR ($)(4)	Dow Jones U.S. Media Sector TSR ($)(4)	S&P Movies & Entertainment Index TSR ($)(4)	Lionsgate Net Income (Loss) ($Millions)(5)	Lionsgate Adjusted OIBDA ($Millions)(6)
(a)	(b)	(c)	(d)	(e)	(f)		(g)	(h)	(i)

2026	$19,374,075	$25,539,506	$5,167,827	$5,875,691	$146	$109	$161	$(198.3)	$261.3

2025	$9,823,232	$9,324,606	$5,682,552	$5,517,726	$146	$109	$161	$(362.0)	$448.1

2024	$18,213,948	$13,002,216	$6,624,357	$6,218,137	$164	$118	$133	$(1,102.9)	$517.6

2023	$21,528,409	$13,153,336	$6,429,940	$4,169,033	$182	$108	$96	$(2,010.2)	$358.1

2022	$5,585,412	$10,753,069	$4,649,415	$6,185,148	$267	$144	$124	$(188.2)	$402.2

(1)
Mr. Feltheimer was the Company’s Chief Executive Officer for each of the five fiscal years included in the table above. For fiscal year 2022, the Company’s Non-PEO NEOs were Messrs. Burns, Barge, Goldsmith and Corii Berg, the Company’s former General Counsel. For fiscal year 2023, the Company’s Non-PEO NEOs were Messrs. Burns, Barge, Goldsmith, Tobey and Berg. For fiscal years 2024, 2025 and 2026, the Company’s Non-PEO NEOs were Messrs. Burns, Barge, Goldsmith, and Tobey.

(2)
See the
Summary Compensation Table
above for detail on the total compensation for the Company’s Chief Executive Officer and the average compensation for the Non-PEO NEOs for fiscal year 2026. The total compensation for the Chief Executive Officer and the average compensation for the Non-PEO NEOs for each of the earlier fiscal years was calculated from the
Summary Compensation Table
as disclosed in the Company’s proxy statement filed with the Securities and Exchange Commission in the calendar year in which the applicable fiscal year ended.

(3)
For purposes of this table, the compensation actually paid (also referred to as “CAP”) to each of the Named Executive Officers (including, for purposes of this table, former Named Executive Officers as noted above) is equal to the NEO’s total compensation reported in the Summary Compensation Table for the applicable fiscal year and adjusted for the following with respect to that NEO:

•	Less the amounts reported in the “Stock Awards” and “Option Awards” columns of the Summary Compensation Table for the applicable fiscal year,

•	Plus the fiscal year-end value of Company option and stock awards granted in the covered fiscal year which were outstanding and unvested at the end of the covered fiscal year,

•
Plus/(less) the change in value as of the end of the covered fiscal year as compared to the value at the end of the prior fiscal year for Company option and stock awards which were granted in prior fiscal years and were outstanding and unvested at the end of the covered fiscal year,

•	Plus the vesting date value of Company option and stock awards which were granted and vested during the same covered fiscal year,

•
Plus/(less) the change in value as of the vesting date as compared to the value at the end of the prior fiscal year for Company option and stock awards which were granted in prior fiscal years and vested in the covered fiscal year,

•
Less, as to any Company option and stock awards which were granted in prior fiscal years and were forfeited during the covered fiscal year, the value of such awards as of the end of the prior fiscal year,

•	Plus the dollar value of any dividends or other earnings paid during the covered fiscal year on outstanding and unvested Company stock awards not otherwise included,

•
Plus, as to a Company option or stock award that was materially modified during the covered fiscal year, the amount by which the va lu
e of the award as of the date of the modification exceeds the value of the original award on the modification date.

In making each of these adjustments, the “value” of an option or stock award is the fair value of the award on the applicable date determined in ac co
rdan
ce
with FASB ASC Topic 718 using the valuation assumptions the Company then used to calculate the fair value of its equity awards. For more information on the valuation of the Company’s equity awards, please see the notes to the Company’s financial statements that appear in its Annual Report on Form 10-K for each fiscal year and the footnotes to the
Summary Compensation Table
that appears in the Company’s annual proxy statement.
The table above reflects the CAP (determined as noted above) for the Company’s Chief Executive Officer and, for the Company’s Non-PEO NEOs, the average of the CAPs determined for the Non-PEO NEOs for each of the fiscal years shown in the table.

Lionsgate

Proxy Statement

Pay Versus Performance

The following table provides a reconciliation of the
Summary
Compensation
Table Total
to
Compensation Actually Paid
for the PEO.

Reconciliation of Summary Compensation Table Total to Compensation Actually Paid for PEO	Fiscal Year 2026 ($)	Fiscal Year 2025 ($)	Fiscal Year 2024 ($)	Fiscal Year 2023 ($)	Fiscal Year 2022 ($)

Summary Compensation Table Total	19,374,075	9,823,232	18,213,948	21,528,409	5,585,412

Grant Date Fair Value of Option and Stock Awards Granted in Fiscal Year	(10,682,554)	(6,727,032)	(5,427,902)	(9,750,004)	(1,000,003)

Fair Value at Fiscal Year-End of Outstanding and Unvested Option and Stock Awards Granted in Fiscal Year	13,368,431	4,239,291	5,986,201	10,815,950	—

Change in Fair Value of Outstanding and Unvested Option and Stock Awards Granted in Prior Fiscal Years	915,993	(690,122)	(207,176)	(8,868,143)	3,994,288

Fair Value at Vesting of Option and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	3,112,631	2,431,535	—	—	1,000,003

Change in Fair Value as of Vesting Date of Option and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(549,070)	247,702	(5,562,855)	(572,876)	1,173,369

Fair Value as of Prior Fiscal Year-End of Option and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	—	—	—	—	—

Compensation Actually Paid	$25,539,506	$9,324,606	$13,002,216	$13,153,336	$10,753,069
The following table provides a reconciliation of the average of the
Summary
Compensation Table Total for the Non-PEO NEOs
for a fiscal year to the average of the
Compensation Actually Paid for the Non-PEO NEOs
for that fiscal year.

Reconciliation of Average Summary Compensation Table Total to Average Compensation Actually Paid for Non-PEO NEOs	Fiscal Year 2026 ($)	Fiscal Year 2025 ($)	Fiscal Year 2024 ($)	Fiscal Year 2023 ($)	Fiscal Year 2022 ($)

Summary Compensation Table Total	5,167,827	5,682,552	6,624,357	6,429,940	4,649,415

Grant Date Fair Value of Option and Stock Awards Granted in Fiscal Year	(2,305,932)	(2,396,974)	(2,328,686)	(3,272,202)	(2,759,912)

Fair Value at Fiscal Year-End of Outstanding and Unvested Option and Stock Awards Granted in Fiscal Year	2,272,890	1,542,044	1,720,364	2,430,521	1,022,759

Change in Fair Value of Outstanding and Unvested Option and Stock Awards Granted in Prior Fiscal Years	306,064	(199,971)	(98,353)	(761,350)	1,155,466

Fair Value at Vesting of Option and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	723,740	832,904	672,750	948,244	1,392,662

Change in Fair Value as of Vesting Date of Option and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(288,898)	57,171	(372,295)	(1,571,828)	724,758

Fair Value as of Prior Fiscal Year-End of Option and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	—	—	—	(34,292)	—

Compensation Actually Paid	$5,875,691	$5,517,726	$6,218,137	$4,169,033	$6,185,148

Lionsgate

Proxy Statement

Pay Versus Performance

(4)
The Company’s TSR represents cumulative total shareholder return on a fixed investment of $100 in existing common shares for the period beginning on the last trading day of fiscal year 2021 through the end of the applicable fiscal year, and is calculated assuming the reinvestment of dividends. The Dow Jones U.S. Media Sector Index TSR and the S&P Movies & Entertainment Index (which the Company also utilizes in the stock performance graph required by Item 201(e) of Regulation S-K included in its Annual Reports for each covered fiscal year) represent cumulative total shareholder return on a fixed investment of $100 in the Dow Jones U.S. Media Sector Index and the S&P Movies & Entertainment Index, respectively, for the period beginning on the last trading day of fiscal year 2021 through the end of the applicable fiscal year, and are calculated assuming the reinvestment of dividends. The following chart illustrates the CAP for the Company’s Chief Executive Officer and the average CAP for the Company’s Non-PEO NEOs for each of the last five fiscal years against the Company’s total shareholder return and the total shareholder return for each of the Dow Jones U.S. Media Sector and the S&P Movies & Entertainment Index (each calculated as described above) over that period of time.

CAP vs. TSR
Compensation Actually Paid
$30,000,000
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
Cumulative TSR (value of initial $100 investment)
$120
$100
$80
$60
$40
$20
$0
2022
2023
2024
2025
2026
PEO CAP
NEO CAP
Company TSR
Peer Group 1 TSR
Peer Group 2 TSR

(5)
This column shows the Company’s net income (loss) for each fiscal year covered by the table. The following chart illustrates the CAP for the Company’s Chief Executive Officer and the average CAP for the Company’s Non-PEO NEOs for each of the last five fiscal years against the Company’s net income for each of those years.

CAP vs. Net Income (Loss)
Compensation Actually Paid
$30,000,000
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
Net Income (Loss) (dollars in millions)
$0
-$500
-$1,000
-$1,500
-$2,000
-$2,500
2022
2023
2024
2025
2026
PEO CAP
NEO CAP
Net Income (Loss)

Lionsgate

Proxy Statement

Pay Versus Performance

(6)
This column shows the Company’s adjusted OIBDA for each fiscal year covered by the table. For years prior to fiscal year 2026, the amounts in this column represent adjusted OIBDA for Old Lionsgate Parent on a consolidated basis as it operated prior to the Separation. Accordingly, the amount reported in this column for fiscal year 2026 is lower than the amount reported for prior years because it represents adjusted OIBDA for the Company after the Separation (i.e. excluding the Starz Business). The Company considers adjusted OIBDA to be a key metric in its executive compensation program, used in determining corporate performance under fiscal year 2026 annual incentive plan and as a factor in determining the size of equity awards to be granted in the following fiscal year. See the
Compensation Discussion and Analysis
section of this report for more information regarding the use of this performance measure in the Company’s executive compensation program. The following chart illustrates the CAP for the Company’s Chief Executive Officer and the average CAP for the Company’s Non-PEO NEOs for each of the last five fiscal years against the Company’s adjusted OIBDA for each of those years.

CAP vs. Adjusted OIBDA
Compensation Actually Paid
Adjusted OIBDA (dollars in millions)
$30,000,000
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
$600
$500
$400
$300
$200
$100
$0
2022
2023
2024
2025
2026
PEO CAP
NEO CAP
Adjusted OIBDA

Following is an unranked
list
of the Company’s financial performance measures it considers most important in linking the compensation actually paid to the Company’s NEOs for fiscal 2026 with the Company’s performance.

•	Adjusted OIBDA (used in determining corporate performance for purposes of the annual incentive plan); and

•
Certain Discretionary Assessment of Achievement of Operational and Strategic Goals (used in determining individual performance for purposes of the annual incentive plan and the vesting of performance-based equity awards).

See
Compensation Discussion and Analysis
for more information regarding the use of these performance measures in the Company’s executive compensation program.
In general, the Company also views its stock price, upon which the value of all of the equity awards granted by the Company is dependent, as a key performance-based component of its executive compensation program in order to further align the interests of the Company’s senior management with the interests of the Company’s shareholders.

Lionsgate

Proxy Statement

DIRECTOR COMPENSATION

Compensation Program

The Company’s non-employee directors are compensated as follows:

Type of Compensation	Amount

Annual Equity Retainer	$150,000

Annual Cash Retainer	$100,000

Annual Board Chair Retainer	$52,000

Annual Audit & Risk Committee Chair Retainer	$30,000

Annual Compensation Committee Chair Retainer	$30,000

Annual Nominating and Corporate Governance Committee Chair Retainer	$20,000

Annual Transaction Committee Chair Retainer	$20,000

The annual equity retainer consists of an award of restricted share units granted under the Company’s equity incentive plan then in effect with a grant date value of $150,000 granted annually on the date of the Company’s annual general meeting of shareholders (with the value based on the closing price of the Company’s common shares on the date of grant, and the number of units rounded to the nearest whole unit). The restricted share units vest after one year following the date of grant and are paid in an equivalent number of the Company’s common shares. The Board retains discretion to instead grant the award in the form of a fixed amount of cash subject to the same vesting terms. The Board may also provide the Company’s non-employee directors with an election to defer payment of their vested awards in accordance with applicable tax law.

The annual cash retainer and other retainers set forth in the table above are paid, at the director’s election, in all cash, 50% in cash and 50% in the form of the Company’s common shares, or 100% in the form of the Company’s common shares. The Board retains discretion to provide for the retainers for one or more directors to be paid in a different mix of cash and the Company’s common shares as it determines appropriate. The retainers are paid in two installments each year and, if applicable, the number of the Company’s common shares to be delivered in payment of the retainer are determined by dividing the dollar amount of the retainer to be paid by the closing price of the Company’s common shares on the date of payment, and fully vested at the time of payment.

Pursuant to the Company’s policies, the Company’s non-employee directors are also reimbursed for reasonable expenses incurred in the performance of their duties.

The Board (or any committee of the Board within the authority delegated to it) has the right to amend the Company’s director compensation policy from time to time.

Director Onboarding and Education

When a new director joins the Board, management and incumbent directors provide an orientation designed to familiarize the director with the Company’s business, operations, strategic priorities and financial position. The orientation includes an overview of the Company’s corporate governance framework, ethics and compliance programs, and key policies and practices. New directors typically meet with members of senior management to discuss the Company’s strategy, business plan and risk profile, and receive relevant background materials to support their onboarding.

The Company encourages directors to participate in continuing education programs to enhance their effectiveness and deepen their understanding of the Company’s business and governance responsibilities. Directors may attend external education programs, seminars and conferences, and the Company reimburses reasonable expenses associated with such participation.

Lionsgate Proxy Statement 79

Director Compensation

Fiscal 2026 Director Compensation

The following table presents information regarding compensation earned or paid to each of the Company’s non-employee directors for services rendered during fiscal 2026. Mr. Feltheimer, who was employed by the Company, did not receive any compensation for his service on the Board.

Name (a)	Fees Earned or Paid in Cash ($)(1) (b)	Stock Awards ($)(2)(3) (c)	Option Awards ($)(3) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)

Gordon Crawford	$120,000	$149,998	$—	$—	$—	$—	$269,998

Emily Fine	$100,000	$149,998	$—	$—	$—	$—	$249,998

Michael T. Fries	$258,334	$—	$—	$—	$—	$—	$258,334

John D. Harkey, Jr.	$130,000	$149,998	$—	$—	$—	$—	$279,998

Susan McCaw	$100,000	$149,998	$—	$—	$—	$—	$249,998

Steven Mnuchin*	$17,857	$—	$—	$—	$—	$—	$17,857

Yvette Ostolaza	$120,000	$149,998	$—	$—	$—	$—	$269,998

Mark H. Rachesky, M.D.	$152,000	$149,998	$—	$—	$—	$—	$301,998

Richard Rosenblatt	$90,441	$149,998	$—	$—	$—	$—	$240,439

Harry E. Sloan	$130,000	$149,998	$—	$—	$—	$—	$279,998

*	Joined the Board in January 2026.

(1)

The amounts reported in column (b) represent director annual retainer and chair fees, for fiscal 2026, paid, at the director’s election, 100% in the form of common shares, or 100% in cash, as described above. The value of the common shares is calculated using the closing price of common shares on the date of payment. Retainers and fees are paid twice a year. During fiscal 2026, the Company’s non-employee directors who elected to receive 100% of their retainers and fees in the form of common shares received the following number of shares: Mr. Crawford, 15,405 shares, Ms. Fine, 12,837 shares, Mr. Harkey, 14,848 shares, Ms. Ostolaza, 15,405 shares, Dr. Rachesky, 20,741 shares, Mr. Rosenblatt, 5,421 shares, and Mr. Sloan, 14,848 shares. For fiscal 2026, the Board determined that Mr. Fries, Mr. Mnuchin and Ms. McCaw would receive 100% of their cash retainer and fees in the form of cash. Additionally, the Board determined that Mr. Fries would receive 100% of his equity retainer in the form of cash (so that the amount reported in this column for Mr. Fries includes cash received in lieu of any equity award).

(2)

Each non-employee director then in office received a grant of 20,107 restricted share units with respect to common share units on November 28, 2025 (other than Mr. Fries, who receives cash in lieu of equity grants). The amounts reported in column (c) reflect the fair value of these awards on the grant date as determined under the principles used to calculate the value of equity awards for purposes of the Company’s financial statements. The fair values of the restricted share units are determined based on the market value of the shares on the date of grant.

(3)	The following table presents the number of unvested stock awards held by each of the Company’s non-employee directors as of March 31, 2026.

No non-employee directors held any outstanding option awards as of that date.

Number of Unvested Restricted Share Units as of March 31, 2026
Director	LION

Gordon Crawford	20,107

Emily Fine	20,107

Michael T. Fries	—

John D. Harkey, Jr.	20,107

Susan McCaw	20,107

Steven Mnuchin*	—

Yvette Ostolaza	20,107

Mark H. Rachesky, M.D.	20,107

Richard Rosenblatt	20,107

Harry E. Sloan	20,107

*	Joined the Board in January 2026.

80 Lionsgate Proxy Statement

EQUITY COMPENSATION PLAN INFORMATION

Lionsgate currently maintains the 2025 Plan. The following table sets forth the number of common shares subject to outstanding awards, the weighted-average exercise price of outstanding stock options and SARs, and the number of shares remaining available for future award grants as of March 31, 2026.

Plan category	Number of existing common shares to be issued upon exercise of outstanding stock options, warrants and rights		Weighted- average exercise price of outstanding stock options, warrants and rights	Number of existing common shares remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column)

Equity compensation plans approved by shareholders	36,711,642	(1)	$14.70	16,544,105	(2)

Equity compensation plans not approved by shareholders	—		$—	—

Total	36,711,642	(1)	$14.70	16,544,105	(2)

(1)

Of these shares, 16,394,671 shares were subject to stock options and SARs then outstanding under the 2025 Plan, and 20,316,971 shares that were subject to restricted share unit awards then outstanding under the 2025 Plan. These amounts included 4,455,716 shares subject to outstanding restricted share unit awards for which the performance goals had not yet been established as of March 31, 2026. Such awards were considered by Old Lionsgate Parent to be outstanding but not be treated as “granted” for accounting purposes until the relevant performance goals have been set; accordingly, they were not included in the awards reported as outstanding in the notes to the financial statements in Old Lionsgate Parent’s Annual Report on Form 10-K for the year ended March 31, 2026, as the relevant performance goals had not been set at that time.

(2)

All of these shares were available for award grant purposes under the 2025 Plan. The shares available under the 2025 Plan are, subject to certain other limits under that plan, generally available for any type of award authorized under the 2025 Plan including stock options, share appreciation rights, restricted stock, restricted share units, stock bonuses and performance shares.

Lionsgate Proxy Statement 81

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table presents certain information about beneficial ownership of Lionsgate’s common shares by each person (or group of affiliated persons) who is known by Lionsgate to own beneficially more than 5% of the outstanding shares of any class of common shares. All of such information is based on publicly available filings. The security ownership information is given as of July 20, 2026 and, in the case of percentage ownership information, is based upon 297,490,930 common shares outstanding on that date. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and dispositive power with respect to all shares shown as beneficially owned by them, subject to community property laws, where applicable. In general, “beneficial ownership” includes those shares that a person has the sole or shared power to vote or dispose of, including shares that the person has the right to acquire within sixty (60) days.

	Common Shares

	Number of Shares(1)	% of Class(2)

Mark H. Rachesky, M.D.(3)	37,910,710	12.7%

Liberty 77 Capital L.P.(4)	37,548,125	12.6%

BlackRock, Inc.(5)	20,208,576	6.8%

Jericho Capital Asset Management L.P.(6)	18,815,105	6.3%

FMR LLC(7)	14,756,168	5.0%

(1)

The addresses for the listed beneficial owners are as follows: Mark H. Rachesky, M.D., c/o MHR Fund Management LLC, 1345 Avenue of the Americas, 42nd Floor, New York, NY 10105; Liberty 77 Capital L.P., 2099 Pennsylvania Ave NW, Washington, DC 20006; BlackRock Inc., 50 Hudson Yards New York, NY 10001; Jericho Capital Asset Management L.P., 1999 Avenue of the Stars, Suite 2045, Los Angeles, CA 90067; and FMR LLC, 245 Summer Street, Boston, Massachusetts 02210.

(2)

The expected percentage of total common shares beneficially owned by each person (or group of affiliated persons) is calculated by dividing: (1) the number of common shares deemed to be beneficially held by such person (or group of affiliated persons) as of July 20, 2026 (unless otherwise indicated), as determined in accordance with Rule 13d-3 under the Exchange Act by (2) 297,490,930, which is the number of common shares issued and outstanding on July 20, 2026; plus (B) the number of new common shares issuable upon the exercise of stock options and stock appreciation rights, if any, exercisable as of July 20, 2026 or within 60 days thereafter (i.e., September 18, 2026).

(3)	The information is based solely on a Schedule 13D/A filed with the SEC on July 9, 2026.

(4)	The information is based solely on a Schedule 13D/A filed with the SEC on January 27, 2026.

(5)	The information is based solely on a Schedule 13F-HR filed with the SEC on May 13, 2026.

(6)	The information is based solely on a Schedule 13G filed with the SEC on May 15, 2026.

(7)	The information is based solely on a Schedule 13G filed with the SEC on May 1, 2026.

82 Lionsgate Proxy Statement

SECURITY OWNERSHIP OF MANAGEMENT

The following table presents certain information about beneficial ownership of Lionsgate’s common shares by (i) each current director, nominee for director and current Named Executive Officer and (ii) all current directors and executive officers of Lionsgate as a group. The security ownership information is given as of July 20, 2026 and, in the case of percentage ownership information, is based upon 297,490,930 common shares issued and outstanding on that date issued. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and dispositive power with respect to all shares shown as beneficially owned by them, subject to community property laws, where applicable. In general, “beneficial ownership” includes those shares that a person has the sole or shared power to vote or dispose of, including shares that the person has the right to acquire within sixty (60) days.

	Common Shares

	Number of Shares(1)	% of Class(2)

James W. Barge(3)	3,622,716	1.2%

Michael Burns(4)	6,114,585	2.0%

Gordon Crawford	2,226,123	*

Jon Feltheimer(5)	7,665,332	2.5%

Emily Fine	131,536	*

Michael T. Fries	0	*

Brian Goldsmith(6)	2,083,368	*

John D. Harkey, Jr.	188,081	*

Susan McCaw	60,853	*

Steven Mnuchin(7)	37,548,125	12.6%

Yvette Ostolaza	127,713	*

Mark H. Rachesky, M.D.(8)	37,910,710	12.7%

Richard Rosenblatt	40,690	*

Harry E. Sloan	395,806	*

Bruce Tobey	218,520	*

All former and current executive officers and directors and director nominees, as a group (15 persons)	98,334,158	31.9%

*	Less than 1%

(1)

Pursuant to Rule 13d-3(d)(1) of the Exchange Act, amount includes vested restricted share units, and restricted share units vesting and stock options and share appreciation rights exercisable, within sixty (60) days of July 20, 2026 (i.e., September 18, 2026).

(2)

The expected percentage of total common shares beneficially owned by each person (or group of affiliated persons) is calculated by dividing: (1) the number of common shares deemed to be beneficially held by such person (or group of affiliated persons) as of July 20, 2026 (unless otherwise indicated), as determined in accordance with Rule 13d-3 under the Exchange Act by (2) 297,490,930 , which is the number of common shares issued and outstanding on July 20, 2026; plus (B) the number of new common shares issuable upon the exercise of stock options and stock appreciation rights, if any, exercisable as of July 20, 2026 or within 60 days thereafter (i.e., September 18, 2026).

(3)	Includes 2,183,473 common shares subject to stock options that are currently exercisable.

(4)	Includes 3,125,117 common shares subject to stock options that are currently exercisable.

(5)	Includes 4,576,854 common shares subject to stock options that are currently exercisable.

(6)	Includes 802,921 common shares subject to stock options that are currently exercisable.

(7)	The information is based solely on a Schedule 13D/A filed with the SEC on January 27, 2026.

(8)	The information is based solely on a Schedule 13D/A filed with the SEC on July 9, 2026.

Lionsgate Proxy Statement 83

REPORT OF THE AUDIT & RISK COMMITTEE

The following Report of the Audit & Risk Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically incorporate the report by reference in that filing.

The members of the Audit & Risk Committee are all non-employee directors. In addition, the Board has determined that each meets the current NYSE and SEC independence requirements. The full text of our current Audit & Risk Committee charter is available on our website at http://investors.lionsgate.com/governance/governance-documents or may be obtained in print, without charge, by any shareholder upon request to our Corporate Secretary.

The Audit & Risk Committee oversees the integrity of the Company’s financial statements, accounting and financial reporting processes; oversees the Company’s exposure to risk and compliance with legal and regulatory requirements; oversees the independent auditor’s qualifications and independence; oversees the performance of the Company’s internal audit function and independent auditor; oversees the development, application and execution of all the Company’s risk management and risk assessment policies and programs; prepares the reports required by applicable SEC and Canadian securities commissions’ disclosure rules; and reviews and provides oversight over the Company’s data privacy, technology and information security, including cybersecurity and back-up of information systems, policies and procedures.

The Audit & Risk Committee also recommends to the shareholders the selection of independent auditors. Management and our independent auditors are responsible for planning or conducting audits. Our management is responsible for determining that our financial statements are complete and accurate and are in accordance with generally accepted accounting principles and for assuring compliance with applicable laws and regulations and our business conduct guidelines.

The Audit & Risk Committee is also directly responsible for the appointment, compensation (including approval of the audit fee), retention and oversight of the independent registered public accounting firm that audits our financial statements and our internal control over financial reporting. The committee selected Ernst & Young LLP as our independent auditor for fiscal 2026. Ernst & Young LLP has served as our independent auditor since May 2025 (and as the independent auditor of Old Lionsgate Parent since August 2001).

In performing its oversight function, the Audit & Risk Committee reviewed and discussed our fiscal year ended March 31, 2026 audited consolidated financial statements with management and the independent auditors. The Audit & Risk Committee also discussed with our independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC, which relates to the conduct of our audit, including our auditors’ judgment about the quality of the accounting principles applied in our fiscal 2026 audited consolidated financial statements. The Audit & Risk Committee received the written disclosures and the letter from our independent auditors required by the applicable requirements of the PCAOB regarding the independent auditor’s communication with the Audit & Risk Committee concerning independence, and has discussed with our auditors their independence from management and the Company. When considering the independent auditors’ independence, the Audit & Risk Committee considered whether their provision of services to the Company beyond those rendered in connection with their audit and review of the consolidated financial statements was compatible with maintaining their independence. The Audit & Risk Committee also reviewed, among other matters, the amount of fees paid to the independent auditors for non-audit services.

The Audit & Risk Committee meets with our independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting. The Audit & Risk Committee held four meetings during fiscal 2026 (in person or via teleconference).

Based upon the review and discussions described in this report, the Audit & Risk Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended March 31, 2026 for filing with the SEC.

The Audit & Risk Committee also recommends to the shareholders the re-appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2027.

The Audit & Risk Committee of the Board

John H. Harkey, Jr. (Chair)

Gordon Crawford

Susan McCaw

84 Lionsgate Proxy Statement

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

National Instrument 58-101 Disclosure of Corporate Governance Practices (“NI 58-101”) adopted by the Canadian Securities Administrators requires us to disclose, on an annual basis, our approach to corporate governance. The Canadian Securities Administrators has also adopted National Policy 58-201 Corporate Governance Guidelines which includes recommendations on such matters as the constitution and independence of corporate boards, their functions, the effectiveness and education of board members, and other items dealing with sound corporate governance. The Board and senior management consider good corporate governance to be central to our effective and efficient operation. Set out below is a description of certain of our corporate governance practices, as required by NI 58-101.

BOARD OF DIRECTORS

NI 58-101 defines “independence” of directors and requires disclosure as to whether a board of directors is composed primarily of independent directors. An “independent director” generally is one who is independent of management and is free from any interest and any other business or other direct or indirect material relationship with Lionsgate which could, or could reasonably be expected to, interfere with the exercise of the director’s independent judgment.

The Board currently has eleven (11) members. As of the date of this proxy statement, ten (10) directors are non-employee directors and one director is non-independent as senior management of the Company. The Board undertakes an annual review of the independence of all non-employee directors. A majority of the members of the Board are independent directors. The Board is currently made up of the following directors:

Gordon Crawford	Independent

Jon Feltheimer	Non-Independent as Chief Executive Officer

Emily Fine	Independent

Michael T. Fries	Independent

John D. Harkey, Jr.	Independent

Susan McCaw	Independent

Steven Mnuchin	Independent

Yvette Ostolaza	Independent

Mark H. Rachesky, M.D.	Independent

Richard Rosenblatt	Independent

Harry E. Sloan	Independent

The Board held a total of six meetings in fiscal 2026. Additionally, the independent members of the Board held a total of six sessions in fiscal 2026 at which non-independent directors and members of management were not in attendance. The attendance (via teleconference) of the current directors at such meetings was as follows:

Director	Board Meetings Attended	Independent Board Sessions Attended

Gordon Crawford	6/6	6/6

Jon Feltheimer	6/6	—

Emily Fine	6/6	6/6

Michael T. Fries	5/6	5/6

John D. Harkey, Jr.	6/6	—

Susan McCaw	6/6	6/6

Steven Mnuchin*	1/1	1/1

Yvette Ostolaza	5/6	5/6

Mark H. Rachesky, M.D.	6/6	6/6

Richard Rosenblatt	6/6	6/6

Harry E. Sloan	6/6	6/6

*	Joined the Board in January 2026.

Lionsgate Proxy Statement 85

Statement of Corporate Governance Practices

The following directors or director nominees serve on the board of directors of other Canadian and U.S. public companies listed below.

Director	Public Company Board Membership

Gordon Crawford	None

Jon Feltheimer	Grupo Televisa, S.A.B.

Emily Fine	Starz Entertainment Corp.

Michael T. Fries	Grupo Televisa, S.A.B., Liberty Global, plc, Liberty Latin America Ltd.

John D. Harkey, Jr.	None

Susan McCaw	None

Steven Mnuchin	Flagstar Bank, N.A., Satellogic Inc.

Yvette Ostolaza	None

Mark H. Rachesky, M.D.	Telestat Corporation, Titan International, Inc., Starz Entertainment Corp.

Richard Rosenblatt	None

Harry E. Sloan	Draft Kings, Inc., Ginkgo Bioworks Holdings, Inc.

BOARD MANDATE

Pursuant to the Corporate Governance Guidelines adopted by the Board, which incorporate the Board’s mandate, the Board is responsible for overseeing the stewardship of the Company and for supervising the management of its business and affairs. In carrying out this responsibility, the Board reviews and monitors the effectiveness of the Company’s fundamental operating, financial and strategic plans, policies and decisions, including the execution of its strategy and the achievement of its objectives.

In general, the Board seeks to enhance long-term shareholder value while taking into account the interests of other stakeholders.

The full text of the Company’s Corporate Governance Guidelines is available on the Company’s website at http://investors.lionsgate.com/governance/governance-documents and may also be obtained, without charge, upon request to the Corporate Secretary at either of the Company’s principal executive offices.

POSITION DESCRIPTIONS

The Board has not adopted formal written position descriptions for the Chair of the Board, the chairs of each Board committee, or the Chief Executive Officer. Instead, the Board determines and periodically reviews the roles and responsibilities associated with these positions as it considers appropriate in light of the Company’s evolving governance practices and the best interests of the Company.

ORIENTATION AND CONTINUING EDUCATION

The Nominating and Corporate Governance Committee, with the assistance of senior management, is responsible for overseeing and making recommendations to the Board with respect to the orientation of new directors and the continuing education of incumbent directors.

The Company maintains an orientation process designed to familiarize new directors with the role of the Board, its committees and individual directors, as well as the nature and operations of the Company’s business. As part of this process, new directors meet with members of senior management and incumbent directors and are provided with relevant background materials.

Given the significant experience of the Company’s directors, the Board has not established a formal continuing education program. However, the Nominating and Corporate Governance Committee periodically assesses the need for additional education initiatives in light of evolving governance practices, regulatory developments and the composition of the Board.

Directors are expected to maintain the necessary level of expertise to perform their responsibilities effectively. The Nominating and Corporate Governance Committee provides updates on significant developments in corporate governance, as well as emerging legal and regulatory requirements. In addition, from time to time, directors participate in external programs, seminars and workshops relating to matters relevant to their service on the Board.

86 Lionsgate Proxy Statement

Statement of Corporate Governance Practices

ETHICAL BUSINESS CONDUCT

The Company has adopted a Code of Business Conduct and Ethics that applies to all directors, officers and employees. The code is available on the Company’s website at http://investors.lionsgate.com/governance/governance-documents and on SEDAR+ at www.sedarplus.ca, and may also be obtained, without charge, upon request to the Corporate Secretary at either of the Company’s principal executive offices. The Code is administered by the Company’s compliance officer (or his or her designee) and the Office of the General Counsel, under the oversight of the Nominating and Corporate Governance Committee.

The Board recognizes that transactions involving directors, director nominees or executive officers may give rise to actual or potential conflicts of interest, or the appearance thereof. To address these risks, the Company has adopted a written Related Person Transactions Policy designed to identify, review and, where appropriate, approve or ratify transactions, arrangements or relationships involving the Company and a “related person.” For purposes of the policy, a “related person” includes: (i) any person who is or was an executive officer, director, or director nominee of the Company at any time since the beginning of our last fiscal year; (ii) a person who is or was an immediate family member (as defined in the policy) of an executive officer, director, or director nominee at any time since the beginning of our last fiscal year; (iii) any person who, at the time of the occurrence or existence of the transaction, is a greater than 5% beneficial owner of our common shares; (iv) any person who, at the time of the occurrence or existence of the transaction, is an immediate family member (as defined in the policy) of the greater than 5% beneficial owner of our common shares; or (v) any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in which such person has a 10% or greater beneficial ownership interest (which we refer to as a “related person”). The policy covers any transaction where the aggregate amount is expected to exceed amounts prescribed under SEC or Canadian Securities Administrators (“CSA”) rules.

The full text of the Related Person Transaction Policy is available on our investor relations website at http://investors.lionsgate.com/governance/governance-documents or may be obtained in print, without charge, by any shareholder upon request to our Corporate Secretary, at either of our principal executive offices.

NOMINATION OF DIRECTORS

The Nominating and Corporate Governance Committee, which is composed entirely of independent directors, is responsible for identifying and reviewing potential candidates for election to the Board and for establishing and recommending criteria for Board membership. The Committee also oversees the evaluation of the performance and effectiveness of the Board as a whole, as well as that of individual directors.

The Nominating and Corporate Governance Committee is governed by a written charter adopted by the Board, which is available on our website at http://investors.lionsgate.com/governance/governance-documents, on SEDAR+ at www.sedarplus.ca or may be obtained in print, without charge, by any shareholder upon request to our Corporate Secretary, at either of our principal executive offices. For further information with respect to the Nominating and Corporate Governance Committee see Corporate Governance—Board Committees and Responsibilities above.

COMPENSATION

The Board, through the Compensation Committee, which is comprised of five independent directors, periodically reviews the adequacy and form of the compensation of directors and officers. The Compensation Committee is governed by a written charter, which is available on our website at http://investors.lionsgate.com/governance/governance-documents, on SEDAR+ at www.sedarplus.ca, or may be obtained in print, without charge, by any shareholder upon request to our Corporate Secretary, at either of our principal executive offices. For further information with respect to the Compensation Committee see Corporate Governance—Board Committees and Responsibilities above.

Lionsgate Proxy Statement 87

Statement of Corporate Governance Practices

BOARD COMMITTEES AND RESPONSIBILITIES

The Board has a standing Audit & Risk Committee, Compensation Committee, Nominating and Corporate Governance Committee and Transaction Committee.

The Audit & Risk Committee is governed by a written charter adopted by the Board, which is available on our website at http://investors.lionsgate.com/governance/governance-documents or may be obtained in print, without charge, by any shareholder upon request to the Company’s Corporate Secretary.

Pursuant to its charter, the duties and responsibilities of the Audit & Risk Committee include, among other matters, the following:

•	overseeing the integrity of the Company’s financial statements, accounting and financial reporting processes;

•	overseeing the Company’s exposure to risk and compliance with legal and regulatory requirements;

•	overseeing the independent auditor’s qualifications and independence;

•	overseeing the performance of the Company’s internal audit function and independent auditor;

•	overseeing the development, application and execution of all the Company’s risk management and risk assessment policies and programs;

•	preparing the reports required by applicable SEC and Canadian securities commissions’ disclosure rules; and

•	reviewing and providing oversight over the Company’s information technology and cybersecurity risk, policies and procedures.

The Compensation Committee is governed by a written charter adopted by the Board, which is available on Lionsgate’s website at http://investors.lionsgate.com/governance/governance-documents or may be obtained in print, without charge, by any shareholder upon request to the Company’s Corporate Secretary.

Pursuant to its charter, the duties and responsibilities of the Compensation Committee include, among other matters, the following:

•

reviewing, evaluating and making recommendations to the Board with respect to management’s proposals regarding the Company’s overall compensation policies and practices and overseeing the development and implementation of such policies and practices;

•	evaluating the performance of and reviewing and approving the level of compensation for our Chief Executive Officer and Vice Chair;

•

in consultation with our Chief Executive Officer, considering and approving the selection, retention and remuneration arrangements for other executive officers and employees of the Company with compensation arrangements that meet the requirements for Compensation Committee review, and establishing, reviewing and approving compensation plans in which such executive officers and employees are eligible to participate;

•

reviewing and recommending for adoption or amendment by the Board and, when required, the Company’s shareholders, incentive compensation plans and equity compensation plans and administering such plans and approving award grants thereunder to eligible persons; and

•	reviewing and recommending to the Board compensation for Board and committee members.

The Compensation Committee is also authorized, after considering such independence factors as may be required by the NYSE rules or applicable SEC rules, to retain independent compensation consultants and other outside experts or advisors as it believes to be necessary or appropriate to carry out its duties.

The Company’s executive officers, including the Named Executive Officers, do not have any role in determining the form or amount of compensation paid to the Named Executive Officers and the Company’s other senior executive officers (other than the Company’s Chief Executive Officer, who may make recommendations to the Compensation Committee with respect to compensation paid to the other Named Executive Officers (other than the Company’s Vice Chair)).

The Nominating and Corporate Governance Committee is governed by a written charter adopted by the Board which is available on Lionsgate’s website at http://investors.lionsgate.com/governance/governance-documents or may be obtained in print, without charge, by any shareholder upon request to the Company’s Corporate Secretary.

88 Lionsgate Proxy Statement

Statement of Corporate Governance Practices

Pursuant to its charter, the duties and responsibilities of the Nominating and Corporate Governance Committee include, among other matters, the following:

•	identifying, evaluating and recommending individuals qualified to become members of the Board, consistent with criteria approved by the Board;

•	considering and recommending to the Board the director nominees for each annual meeting of shareholders, the Board committees and the Chairpersons thereof;

•

periodically reviewing the Company’s activities and practices regarding corporate responsibility and ESG matters that are significant to the Company, oversee the Company’s public reporting on these topics and receive updates from the Company’s management committee responsible for significant ESG activities;

•	reviewing the Company’s human capital management policies, programs and initiatives focused on the Company’s culture, talent development and retention;

•	developing and recommending to the Board a set of corporate governance guidelines applicable to the Company and assisting in the oversight of such guidelines;

•	overseeing the evaluation of the Board and management; and

•	monitoring and making recommendations with respect to succession planning for the Company’s Chief Executive Officer and other officers.

The Transaction Committee is governed by a written charter adopted by the Board which is available on Lionsgate’s website at https://investors.lionsgate.com/governance/governance-documents or may be obtained in print, without charge, by any shareholder upon request to Lionsgate’s Corporate Secretary.

Pursuant to its charter, the Transaction Committee is responsible for evaluating potential strategic transactions, overseeing related communications and negotiations, and making recommendations to the Board regarding any proposed transaction.

DETERMINING BOARD COMPOSITION

The Board nominates directors for election at each annual meeting of shareholders and may appoint directors to fill vacancies between annual meetings. The Nominating and Corporate Governance Committee is responsible for identifying, evaluating, recruiting and recommending qualified candidates for nomination or appointment to the Board.

In evaluating potential candidates, the Nominating and Corporate Governance Committee considers the totality of each candidate’s qualifications. This assessment includes, among other factors:

•	relevant knowledge, skills and breadth of experience;

•	understanding of the Company’s business and industry;

•	demonstrated leadership and contributions to the business community;

•	personal qualities, including integrity, judgment and character, and a reputation for adhering to high ethical standards;

•	independence from conflicts of interest and the ability to devote sufficient time and attention to Board responsibilities;

•	ability to work constructively with the Chief Executive Officer, senior management and other directors, consistent with the culture of the Board; and

•	other factors deemed relevant.

The Nominating and Corporate Governance Committee also assesses the Board’s existing composition and anticipated needs in light of the Company’s strategy and evolving business requirements, with the objective of maintaining an appropriate balance of skills, experience and perspectives. In this regard, the Committee seeks to promote a diverse mix of director backgrounds, qualifications and viewpoints. Candidates may be identified by members of the Nominating and Corporate Governance Committee, other directors, shareholders, management or, from time to time, by third-party search firms engaged to assist in the identification and evaluation process.

Lionsgate Proxy Statement 89

Statement of Corporate Governance Practices

BOARD AND COMMITTEE EVALUATIONS

Pursuant to the Corporate Governance Guidelines and the charter of the Nominating and Corporate Governance Committee, the Nominating and Corporate Governance Committee oversees an annual evaluation of the performance of the Board, its committees and individual directors, in order to assess overall Board and committee effectiveness, the contribution of individual directors, Board dynamics, and opportunities for improvement. The results of these evaluations are reviewed and discussed by the Board and its committees in executive session, with a view toward addressing any matters identified. The evaluation process is intended to promote ongoing accountability and a systematic review of the Board’s effectiveness, as well as to support continuous enhancement of its governance practices, operations and procedures. The effectiveness of individual directors is considered annually when the directors stand for re-nomination.

NON-MANAGEMENT DIRECTOR MEETINGS

The Company has implemented governance structures and processes designed to support the Board’s independence from management. The Chair of the Board is currently Dr. Rachesky, who is an independent director. For matters requiring independence from management, decisions and evaluations are undertaken solely by the independent directors. In addition, at each regularly scheduled Board meeting, and at certain committee meetings, the independent directors meet in executive session, without members of management present, under the leadership of the Chair. These sessions provide an opportunity for open discussion of matters independent of management.

BOARD ROLE IN RISK OVERSIGHT

The Company’s management is responsible for identifying and communicating material risks to the Board and its committees, which oversee the risk management practices implemented by management. This oversight is carried out primarily through the review of regular reports from management and ongoing discussions regarding risk identification, assessment and mitigation.

The Board: At regularly scheduled Board meetings, management presents key risks facing the Company. The Company’s Chief Executive Officer and other senior executives provide strategic and operational reports, including risk assessments relating to the Company’s operating segments; the Company’s Vice Chair reports on the Company’s investment portfolio and financing activities, including current and prospective sources and uses of capital; the Company’s Chief Financial Officer addresses credit and liquidity risks, tax planning strategies, the integrity of internal controls over financial reporting, and internal audit matters; and the Company’s General Counsel provides updates on legal and regulatory risks and reviews material litigation. Additionally, the Board receives reports from its standing committees, which may include risk-related matters initially overseen at the committee level and, as appropriate, evaluated for broader Board consideration. Between meetings, the Board also receives periodic updates on specific areas of risk, such as cyclical or other risks not addressed in the ordinary course.

Board delegates certain risk oversight responsibilities to its standing committees, each of which reports regularly to the Board.

Audit & Risk Committee: The Audit & Risk Committee is primarily responsible for overseeing the Company’s risk assessment and enterprise risk management. Among other responsibilities set forth in the Audit & Risk Committee’s charter, the committee: (i) discusses, as appropriate, the Company’s guidelines and policies regarding financial risk exposure, financial statement risk assessment, and risk management with management, the internal auditor, and the independent auditor, and the Company’s plans or processes to monitor, control and minimize such risks and exposures; (ii) reviews and evaluates management’s identification of major risks to the business and their relative weight; (iii) when necessary, assesses management’s response to failures, if any, in compliance with established risk management policies and procedures; (iv) reviews the Company’s insurance policies, including directors’ and officers’ liability insurance; (v) reviews the significant internal audit reports and management’s responses; (vi) reviews the Company’s risk disclosure in SEC filings; and (vii) provides oversight over the Company’s information technology and cybersecurity risks, policies and procedures.

Compensation Committee: The Compensation Committee monitors risks related to the Company’s compensation policies and practices, including those associated with incentive-based and equity-based compensation plans, and other executive or Company-wide incentive programs.

Nominating and Corporate Governance Committee: The Nominating and Corporate Governance Committee oversees risk related to corporate governance practices, including Board independence, director and management succession planning, and the Company’s activities and practices regarding corporate responsibility and environmental, social and related governance matters.

90 Lionsgate Proxy Statement

Statement of Corporate Governance Practices

Transaction Committee. The Transaction Committee monitors and evaluates risks related to proposed corporate transactions, including strategic alignment, financial exposure, legal and regulatory compliance, and integration considerations.

STOCK PERFORMANCE GRAPH

The following graph compares our cumulative total shareholder return with those of the NYSE Composite Index and the S&P Movies & Entertainment Index for the period commencing May 7, 2025 and ending March 31, 2026. All values assume that $100 was invested on May 7, 2025 in our common shares and each applicable index and all dividends were reinvested.

The comparisons shown in the graph below are based on historical data and we caution that the stock price performance shown in the graph below is not indicative of, and is not intended to forecast, the potential future performance of our common shares.

*$100 invested on 5/7/25 in stock or 4/30/25 in index, including reinvestment of dividends. Fiscal year ending March 31.

Copyright© 2026 S&P Dow Jones Indices LLC, a division of S&P Global. All rights reserved.

ASSESSMENTS

The Nominating and Corporate Governance Committee is responsible for developing the Company’s overall approach to a corporate governance system that is effective in the discharge of the Company’s obligations to its shareholders. The Nominating and Corporate Governance Committee has the mandate and responsibility to review, on a periodic basis, the performance and effectiveness of the Board as a whole, and each individual director. The Nominating and Corporate Governance Committee annually assesses and provides recommendations to the Board on the effectiveness of the committees of the Board and the contributions of the directors.

TERM LIMITS

The Board has not established term limits as it believes that directors who have developed insight into the Company and its operations over time provide an increasing contribution to the Board as a whole. To ensure the Board continues to generate new ideas and operate effectively, the Nominating and Corporate Governance Committee evaluates individual Board member performance and takes steps, as necessary, regarding continuing director tenure.

CONSIDERATIONS OF THE REPRESENTATION OF WOMEN ON THE BOARD

The Board has not adopted a specific written policy or set mandatory targets relating to the identification and nomination of women directors and does not have a target number or percentage for the number of women on the Board. However, the Nominating and Corporate Governance Committee recognizes the benefits of having a range of perspectives and experiences and takes these considerations into account when identifying candidates. The Nominating and Corporate Governance Committee utilizes a broad concept of varied backgrounds, including professional experience, employment history and prior service on other boards. These

Lionsgate Proxy Statement 91

Statement of Corporate Governance Practices

elements, and other factors considered useful by the Nominating and Corporate Governance Committee, are reviewed in the context of the Board’s needs at a given time. Prior to the nomination of a new director, the Nominating and Corporate Governance Committee follows prudent practices, such as interviews of potential nominees conducted by members of the Board and senior management. Currently, three (3) out of eleven (11) directors on the Board are women, representing nearly 30% of the Board.

CONSIDERATIONS OF THE REPRESENTATION OF WOMEN ON THE MANAGEMENT TEAM

The Company has not adopted a specific written policy or set mandatory targets relating to the identification and recruitment of women at executive officer positions. However, the Nominating and Corporate Governance Committee recognizes the benefits of having a range of perspectives and experiences and takes these considerations into account when identifying new executive officers. The Nominating and Corporate Governance Committee utilizes a broad concept of varied backgrounds, including professional experience, employment history, prior service on other boards, as well as factors such as race, gender and national origin. These elements, and other factors considered useful by the Nominating and Corporate Governance Committee, are reviewed in the context of the Company’s needs at a given time. The Company believes these practices have contributed to a leadership team that includes substantial female representation among its executive officers and leaders of key business units. Currently, none of its Named Executive Officers are women.

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

Since the beginning of the last completed financial year, no current or former director, executive officer, employee or proposed director of the Company or any associate of such persons, or of any of its subsidiaries, has been indebted to the Company or to any of its subsidiaries, nor have any of these individuals been indebted to another entity which indebtedness is the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by the Company or any of its subsidiaries.

INTEREST OF CERTAIN PERSONS OR COMPANIES IN MATTERS TO BE ACTED UPON

Management is not aware of any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, of any director or nominee for director, executive officer, or anyone who has been a director or executive officer of the Company at any time since March 31, 2026, or of any associate or affiliate of any of the foregoing individuals, in any matter to be acted on at the Annual Meeting, other than the election of directors or the appointment of auditors, except that Named Executive Officers including directors who are a Named Executive Officer, have an interest in the resolution regarding the non-binding, advisory vote on the compensation of the Named Executive Officers as it relates to their compensation as executive officers of Lionsgate.

92 Lionsgate Proxy Statement

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We recognize that transactions we may conduct with any of our directors, director nominees or executive officers may present potential or actual conflicts of interest and create the appearance that decisions are based on considerations other than our best interests and those of our shareholders. We have established, and the Board has adopted, a written Related Person Transaction Policy to monitor transactions, arrangements or relationships, including any indebtedness or guarantee of indebtedness, in which the Company and any of the following have an interest: (i) any person who is or was an executive officer, director, or director nominee of the Company at any time since the beginning of the Company last fiscal year; (ii) a person who is or was an immediate family member (as defined in the policy) of an executive officer, director, or director nominee at any time since the beginning of the Company’s last fiscal year; (iii) any person who, at the time of the occurrence or existence of the transaction, is greater than 5% beneficial owner of our common shares; (iv) any person who, at the time of the occurrence or existence of the transaction, is an immediate family member (as defined in the policy) of the greater than 5% beneficial owner of our common shares; or (v) any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in which such person has a 10% or greater beneficial ownership interest (which we refer to in this report as a “related person”). The policy covers any transaction where the aggregate amount is expected to exceed amounts prescribed under SEC or CSA rules.

The full text of the Related Person Transaction Policy is available on our website at https://investors.lionsgate.com/governance/governance-documents or may be obtained in print, without charge, by any shareholder upon request to the Company’s Corporate Secretary, at either of our principal executive offices.

Related Party Transactions

Letter Agreement. On July 9, 2009, Old Lionsgate entered into a letter agreement (as amended from time to time, the “MHR Letter Agreement”) with Dr. Rachesky. The MHR Letter Agreement provided, subject to certain terms and conditions, including that Dr. Rachesky and certain of his affiliates hold at least 8,192,246 common shares of Old Lionsgate, subject to equitable adjustment (which amount represented approximately 7% of Old Lionsgate’s common shares outstanding as of May 22, 2009), that in the event Old Lionsgate enters into an agreement with any other person, or invites or receives a proposal, in either case which relates to the matters addressed by the MHR Letter Agreement, and that has terms or conditions that are more favorable to such other person or more restrictive to Old Lionsgate than the terms or conditions set forth in the MHR Letter Agreement or the Registration Rights Agreement with MHR Fund Management (as described below), then Old Lionsgate will offer Dr. Rachesky and certain of his affiliates the opportunity to enter into an agreement on the same terms and conditions or, as the case may be, make a competing proposal which shall be considered by Old Lionsgate in good faith before deciding whether to execute any such other agreement. Lionsgate assumed all of the obligations under and in accordance with the Letter Agreement.

Investor Rights Agreement. On May 6, 2025, Lionsgate entered into an investor rights agreement with MHR Fund Management and affiliated funds (for purposes of this section, “MHR Fund Management”), Liberty Global Ventures Limited and Liberty Global Ltd. (for purposes of this section, collectively, “Liberty”) (as amended from time to time, the “Investor Rights Agreement”). The Investor Rights Agreement provides that, among other things, (i) for so long as funds affiliated with MHR Fund Management beneficially own at least 10,000,000 of Lionsgate’s then outstanding common shares in the aggregate, Lionsgate will include three (3) designees of MHR Fund Management (at least one of whom will be an independent director and will be subject to approval by the Lionsgate Board of Directors) on its slate of director nominees for election at each future annual general meeting of Lionsgate’s shareholders, (ii) for so long as funds affiliated with MHR Fund Management beneficially own at least 7,500,000, but less than 10,000,000, of Lionsgate’s then outstanding common shares in the aggregate, Lionsgate will include two designees of MHR Fund Management on its slate of director nominees for election at each future annual general meeting of Lionsgate’s shareholders, and (iii) for so long as funds affiliated with MHR Fund Management beneficially own at least 5,000,000, but less than 7,500,000, of Lionsgate’s then outstanding common shares in the aggregate, Lionsgate will include one designee of MHR Fund Management on its slate of director nominees for election at each future annual general meeting of Lionsgate’s shareholders. Dr. Rachesky, Ms. Fine and Mr. Harkey were appointed as the designees of MHR Fund Management to the Board pursuant to the Investor Rights Agreement.

In addition, the Investor Rights Agreement provides that for so long as Liberty (together with certain of its affiliates) beneficially own at least 5,000,000 of Lionsgate’s then outstanding common shares in the aggregate, Lionsgate will include one designee of Liberty on its

Lionsgate Proxy Statement 93

Certain Relationships and Related Transactions

slate of director nominees for election to the Board at each future annual general meeting of Lionsgate’s shareholders. Mr. Fries was appointed as the designee of Liberty to the Board under the Investor Rights Agreement.

In addition, under the Investor Rights Agreement, Lionsgate has also agreed to provide MHR Fund Management and Liberty with certain pre-emptive rights on shares that Lionsgate may issue in the future for cash consideration.

Under the Investor Rights Agreement, Liberty (together with certain of its affiliates) has agreed that if it sells or transfers any of its common shares to a shareholder or group of shareholders that beneficially own 5% or more of Lionsgate’s then outstanding common shares, or that would result in a person or group of persons beneficially owning 5% or more of Lionsgate’s then outstanding common shares, any such transferee would have to agree to the restrictions and obligations set forth in the Investor Rights Agreement, including transfer restrictions, subject to certain exceptions set forth in the Investor Rights Agreement.

Voting Agreement. On May 6, 2025, Lionsgate entered into a voting agreement with Liberty and MHR Fund Management (as amended from time to time, the “Voting Agreement”). Under the Voting Agreement, Liberty has agreed to vote, in any vote of Lionsgate’s shareholders on a merger, amalgamation, plan of arrangement, consolidation, business combination, third party tender offer, asset sale or other similar transaction involving Lionsgate or any of its subsidiaries (and any proposal relating to the issuance of capital, increase in the authorized capital or amendment to any constitutional documents in connection with any of the foregoing), all of the common shares beneficially owned by them (together with certain of their affiliates) in excess of 18.5% of Lionsgate’s outstanding voting power in the aggregate in the same proportion as the votes cast by other shareholders.

In addition, each of Liberty and MHR Fund Management (together with certain of their affiliates) has agreed that as long as any of them have the right to nominate at least one representative to the Board, each of them will vote all of Lionsgate’s common shares owned by them (together with certain of their affiliates) in favor of each of the other’s respective nominees to the Board, subject to certain exceptions set forth in the Voting Agreement.

Under the Voting Agreement, Liberty (together with certain of its affiliates) has also agreed that if it sells or transfers any of its common shares to a shareholder or group of shareholders that beneficially own 5% or more of Lionsgate’s common shares, or that would result in a person or group of persons beneficially owning 5% or more of Lionsgate’s common shares, any such transferee would have to agree to the Voting Agreement, subject to certain exceptions set forth in the Lionsgate Voting Agreement.

Registration Rights Agreements. On May 6, 2025, Lionsgate entered into a registration rights agreement with each of MHR Fund Management and Liberty (together with certain of their affiliates). The two registration rights agreements described in the foregoing are referred to herein as the “Registration Rights Agreements.”

Each Registration Rights Agreement provides that the applicable investor is entitled to two demand registration rights to request that Lionsgate register all or a portion of their common shares. In addition, in the event that Lionsgate proposes to register any of Lionsgate’s equity securities or securities convertible into or exchangeable for Lionsgate’s equity securities, either for its own account or for the account of other security holders, the applicable investor will be entitled to certain “piggyback” registration rights allowing them to include their shares in such registration, subject to customary limitations. As a result, whenever Lionsgate proposes to file a registration statement under the Securities Act, other than with respect to a registration statement on Forms S-4 or S-8 or certain other exceptions, the applicable investor will be entitled to notice of the registration and have the right, subject to certain limitations, to include their shares in the registration.

The registration rights described above of Liberty will terminate on the first anniversary of the date that Liberty (together with certain of its affiliates) both (i) beneficially owns less than 5,713,774 common shares (which amount, for the avoidance of doubt, represents approximately 2% of Lionsgate’s common shares outstanding as of May 7, 2025), and (ii) ceases to have a designated representative on the Board. The registration rights described above of the applicable affiliates of MHR Fund Management will terminate on the first anniversary of the date that they both (i) beneficially own less than 28,568,868 common shares (which amount, for the avoidance of doubt, represents approximately 10% of Lionsgate’s common shares outstanding as of May 7, 2025), and (ii) ceases to have a designated representative on the Board.

Governance, Standstill and Voting Agreement. On January 26, 2026, the Company entered into a Governance, Standstill and Voting Agreement (the “Standstill Agreement”) with Liberty 77, Liberty 77 Fund L.P., a Cayman Islands exempted limited partnership, and Liberty 77 Fund International L.P., a Cayman Islands exempted limited partnership (each, a “Liberty Party,” and together, the “Liberty Parties”), and MHR Fund Management.

94 Lionsgate Proxy Statement

Certain Relationships and Related Transactions

The Standstill Agreement provides that the Company will appoint Mr. Mnuchin as a Liberty Party designated director (the “New Liberty Director”) to the Board, effective as of January 26, 2026, and will include Mr. Mnuchin on its slate of director nominees at the next annual meeting of shareholders and any subsequent annual meetings of shareholders, so long as the Liberty Parties continue to beneficially own at least five percent (5%) of the Company’s outstanding common shares and Mr. Mnuchin continues to satisfy all applicable nomination requirements under the Company’s governance documents and applicable law.

The Standstill Agreement requires each of the Liberty Parties and MHR Fund Management to vote all of the Company’s common shares owned by them (together with certain of their affiliates) in favor of each of the other’s respective nominees to the Board, subject to certain exceptions set forth in the Standstill Agreement.

The Standstill Agreement further provides that, for the period beginning on the date of the agreement and continuing until the one-year anniversary of the date that any New Liberty Director that is appointed in accordance with the Standstill Agreement is not serving on the Board, none of the Liberty Parties and MHR Fund Management will engage in customary standstill actions, including increasing their ownership in the Company above 17.5%, making unsolicited proposals, launching proxy contests, forming groups, or otherwise participating in activities that could challenge or circumvent the Company’s governance structure. The Standstill Agreement also includes customary transfer restrictions, limitations on derivative or hedging transactions, and prohibitions on certain coordinated actions, and provides for the automatic termination of these restrictions in certain circumstances, including the Company’s entry into a definitive agreement for extraordinary transactions described in the Standstill Agreement.

The Standstill Agreement also provides the Liberty Parties with pre-emptive rights and registration rights, in each case, consistent with the rights included in the Investor Rights Agreement and the Registration Rights Agreements described above, as well as certain “most favored nations” provisions to both the Liberty Parties and MHR Fund Management that terminate once the parties own less than 20,000,000 of the Company’s common shares.

Transactions with Equity Method Investees

In the ordinary course of business, we are involved in related party transactions with equity method investees. These related party transactions primarily relate to the licensing and distribution of the Company’s films and television programs, for which the impact on the Company’s consolidated balance sheets and consolidated statements of operations are as follows:

	March 31,
	2026	2025
	(Amounts in millions)

Consolidated Balance Sheets

Accounts receivable	$9.4	$11.7

Investment in films and television programs	0.7	1.1

Total due from related parties	$10.1	$12.8

Accounts payable(1)	$—	$17.6

Participations and residuals, current	17.7	11.1

Participations and residuals, noncurrent	0.3	1.8

Deferred revenue, current	0.2	0.1

Total due to related parties	$18.2	$30.6

	Year Ended March 31,
	2026	2025	2024
	(Amounts in millions)

Consolidated Statements of Operations

Revenues	$3.7	$4.0	$4.2

Direct operating expense	$2.4	$4.6	$5.0

Distribution and marketing expense	$1.5	$3.0	$0.8

(1)	Amounts primarily represent production related advances due to certain of its equity method investees.

Lionsgate Proxy Statement 95

ACCOUNTANTS’ FEES

The fees set forth below include aggregate fees billed for each of the last two fiscal years for the services discussed below to the Company, Legacy Lionsgate Studios and Old Lionsgate Parent. The Company, Legacy Lionsgate Studios and Old Lionsgate Parent are collectively referred to as “Lionsgate” in this section.

During fiscal 2026 and fiscal 2025, Lionsgate retained its independent registered public accounting firm, Ernst & Young LLP, to provide services in the categories listed below. The following are the aggregate fees billed for each of the last two fiscal years for such services:

	Years Ended March 31,
	2026	2025

Audit Fees	$6,685,823	$9,426,275

Audit-Related Fees	$124,500	$2,432,500

Tax Compliance Fees	$2,414,603	$1,819,920

Tax Planning and Advisory Fees	$2,184,790	$3,101,192

Audit Fees include fees associated with the annual audit of Lionsgate’s financial statements, the audit of the effectiveness of internal control over financial reporting, reviews of Lionsgate’s Quarterly Reports on Form 10-Q, statutory audits, and services that only the independent auditors can reasonably provide, such as services associated with SEC registration statements or other documents issued in connection with securities offerings (including consents and comfort letters). For the year ended March 31, 2025, Audit Fees also include fees associated with the integrated audit and associated quarterly reviews of Legacy Lionsgate Studios. For the years ended March 31, 2026 and 2025, Audit-Related Fees include fees associated with accounting consultations and for the year ended March 31, 2025, Audit-Related Fees also include fees associated with the carve-out audits of the Starz Business in connection with the Separation and due diligence services related to acquisitions. Tax Compliance Fees include fees associated with foreign tax return preparation and transfer pricing studies and consultations.

Pursuant to each company’s Audit & Risk Committee policy to pre-approve all permitted audit and non-audit services, each Audit & Risk Committee pre-approved all professional services provided by Ernst & Young LLP during fiscal 2026 and fiscal 2025, respectively, and determined that the provision of non-audit services in fiscal 2026 and fiscal 2025 was compatible with maintaining Ernst & Young LLP’s independence.

The Audit & Risk Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report any pre-approval decisions to the full Audit & Risk Committee at its next scheduled meeting.

96 Lionsgate Proxy Statement

HOUSEHOLDING OF PROXY MATERIALS

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more shareholders sharing the same address by delivering a single proxy statement or a single notice addressed to those shareholders. This process, which is commonly referred to as “householding”, provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent if, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if you are receiving duplicate copies of these materials and wish to have householding apply please notify your broker.

OTHER INFORMATION

Information regarding the Company is contained in its Annual Report on Form 10-K and other periodic reports required by Section 13(a) or 15(d) of the Exchange Act. Additional information relating to the Company is also available on SEDAR+ at www.sedarplus.ca. The Company makes available, free of charge through its website (http://investors.lionsgate.com), its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after such documents are electronically filed with or furnished to the SEC. These reports can be found under “SEC Filings” on our website at http://investors.lionsgate.com. The exhibits to our Annual Report on Form 10-K are available to any shareholder who submits a written request to us at 2700 Colorado Avenue, Santa Monica, California 90404, Attn: Investor Relations. The exhibits to our Annual Report on Form 10-K are also available at no charge on the SEC’s website at www.sec.gov and on SEDAR+ at www.sedarplus.ca.

OTHER BUSINESS

The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

DIRECTORS’ APPROVAL

The contents and sending of this proxy statement to shareholders of the Company have been approved by the Board.

By Order of the Board of Directors,

Jon Feltheimer

Chief Executive Officer

Santa Monica, California

Vancouver, British Columbia

July 28, 2026

Lionsgate Proxy Statement 97

EXHIBIT A

USE OF NON-GAAP FINANCIAL MEASURES

This proxy statement presents the following important financial measures utilized by the Company that are not all financial measures defined by United States generally accepted accounting principles (“U.S. GAAP”). The Company uses non-GAAP financial measures, among other measures, to evaluate the operating performance of its business. These non-GAAP financial measures are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.

Adjusted OIBDA: Adjusted OIBDA is defined as operating income (loss) before adjusted depreciation and amortization (“OIBDA”), adjusted share-based compensation (“adjusted SBC”), purchase accounting and related adjustments, restructuring and other costs, certain charges (benefits) related to the COVID-19 global pandemic, certain programming and content charges, unallocated rent costs, intersegment profit eliminations, corporate general and administrative expenses historically allocated by Old Lionsgate to Starz, and unusual gains or losses (such as goodwill and intangible assets and charges related to Russia’s invasion of Ukraine), when applicable.

•

Adjusted depreciation and amortization represents depreciation and amortization as presented on our consolidated statement of operations, less the depreciation and amortization related to the amortization of purchase accounting and related adjustments associated with recent acquisitions. Accordingly, the full impact of the purchase accounting is included in the adjustment for “purchase accounting and related adjustments”, described below.

•

Adjusted share-based compensation represents share-based compensation excluding the impact of the acceleration of certain vesting schedules for equity awards pursuant to certain severance arrangements, which are included in restructuring and other expenses, when applicable.

•

Purchase accounting and related adjustments primarily represent the amortization of non-cash fair value adjustments to certain assets acquired in recent acquisitions. These adjustments include the non-cash charge for the amortization of the recoupable portion of the purchase price and the expense associated with the noncontrolling equity interests in the distributable earnings related to 3 Arts Entertainment, all of which are accounted for as compensation and are included in general and administrative expense.

•	Restructuring and other includes restructuring and severance costs and certain transaction and other costs, when applicable.

•

COVID-19 related charges or benefits include incremental costs associated with the pausing and restarting of productions including paying/hiring certain cast and crew, maintaining idle facilities and equipment costs, and when applicable, certain motion picture and television impairments and development charges associated with changes in performance expectations or the feasibility of completing the project resulting from circumstances associated with the COVID-19 global pandemic, net of insurance recoveries, which are included in direct operating expense, when applicable. In addition, the costs include early or contractual marketing spends for film releases and events that have been canceled or delayed and will provide no economic benefit, which are included in distribution and marketing expense, when applicable.

•	Programming and content charges include certain charges as a result of changes in programming and content strategy, which are included in direct operating expenses, when applicable.

•	Unallocated rent costs represent rent cost for production facilities that were unutilized as a result of the industry strikes, and therefore such amounts are not allocated to the segments.

•

Intersegment profit eliminations relate to the licensing of products from the Company’s Studio Business to the former Media Networks segment prior to the Starz separation on May 6, 2025. Following the Starz Separation, the Company and Starz will continue to be parties to certain commercial agreements and licensing of motion pictures or television programming to Starz. As a result, the impacts of licensing motion pictures or television programming to Starz following the Starz Separation are not eliminated in consolidation and are reflected in the consolidated results from continuing operations.

•	Corporate allocation by Old Lionsgate to Starz represent corporate general and administrative expenses that were historically allocated to the Starz Business prior to the Starz Separation.

Adjusted OIBDA is calculated similar to how the Company defines segment profit and manages and evaluates its segment operations. Segment profit also excludes corporate general and administrative expense.

Total Studio Business Segment Profit: We present the sum of our Motion Picture and Television Production segment profit as our “Studio Business” segment profit. Studio Business segment profit is considered a non-GAAP financial measure, and should be considered in addition to, not as a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. We use this non-GAAP measure, among other measures, to evaluate the aggregate operating performance of our business.

Lionsgate Proxy Statement A-1

Exhibit A

The Company believes the presentation of Studio Business segment profit is relevant and useful for investors because it allows investors to view segment performance in a manner similar to the primary method used by the Company’s management and enables them to understand the fundamental performance of the Company’s businesses before non-operating items. Studio Business segment profit is considered an important measure of the Company’s performance because it reflects the aggregate profit contribution from the Company’s Motion Picture and Television Production segments, and represents a measure, consistent with our segment profit, that eliminates amounts that, in management’s opinion, do not necessarily reflect the fundamental performance of the Company’s businesses, are infrequent in occurrence, and in some cases are non-cash expenses. Following the Starz Separation, the Company and Starz will continue to be parties to certain commercial agreements. As a result, the impacts of licensing motion pictures or television programming to Starz following the Starz Separation are not eliminated in consolidation and are reflected in the consolidated results from continuing operations. As such, the presentation of Studio Business Segment Profit excludes the impact of intersegment profit eliminations from the Motion Picture and Television Production segments’ prior to the Starz separation, to reflect the performance of the business consistent with continuing operations. Not all companies calculate segment profit or total segment profit in the same manner, and segment profit and total segment profit as defined by the Company may not be comparable to similarly titled measures presented by other companies due to differences in the methods of calculation and excluded items.

Overall: These measures are non-GAAP financial measures as defined in Regulation G promulgated by the SEC and are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.

We use these non-GAAP measures, among other measures, to evaluate the operating performance of our business. We believe these measures provide useful information to investors regarding our results of operations and cash flows before non-operating items. Adjusted OIBDA is considered an important measure of the Company’s performance because this measure eliminates amounts that, in management’s opinion, do not necessarily reflect the fundamental performance of the Company’s businesses, are infrequent in occurrence, and in some cases are non-cash expenses.

These non-GAAP measures are commonly used in the entertainment industry and by financial analysts and others who follow the industry to measure operating performance. However, not all companies calculate these measures in the same manner and the measures as presented may not be comparable to similarly titled measures presented by other companies due to differences in the methods of calculation and excluded items.

A general limitation of these non-GAAP financial measures is that they are not prepared in accordance with U.S. generally accepted accounting principles. These measures should be reviewed in conjunction with the relevant U.S. GAAP financial measures and are not presented as alternative measures of operating income, as determined in accordance with U.S. GAAP. Reconciliations of the adjusted metrics utilized to their corresponding U.S. GAAP metrics are provided below.

A-2 Lionsgate Proxy Statement

Exhibit A

The following table reconciles the U.S GAAP measure, Operating income (loss), to the non-GAAP measures, Adjusted OIBDA and Total Studio Business segment profit for Old Lionsgate Parent for fiscal years ended March 31, 2025, 2024, 2023 and 2022 as historically presented prior to the Separation and for Lionsgate Studios Corp for the fiscal year and three months ended March 31, 2026:

	Old Lionsgate Parent				Lionsgate Studios Corp.
	Year Ended March 31,				Year Ended March 31,		Three Months Ended March 31,
	2022 Actual	2023 Actual	2024 Actual	2025 Actual	2026 Plan	2026 Actual	2026 Actual
	(Unaudited, amounts in millions)

Operating income (loss)	$9.0	$(1,857.7)	$(938.8)	$(68.1)	$136.1	$97.1	$117.5

Goodwill and intangible asset impairment (1)	—	1,475.0	663.9	—	—	—	—

Adjusted depreciation and amortization (2)	43.0	40.2	50.1	33.8	13.6	13.6	3.4

Restructuring and other (3)	16.8	411.9	508.5	253.5	7.8	50.9	11.2

COVID-19 related (benefit) expense (4)	(3.4)	(11.6)	(1.0)	(3.1)	—	1.0	—

Programming and content charges (5)	36.9	7.0	—	—	—	—	—

Charges related to Russia’s invasion of Ukraine (6)	5.9	—	—	—	—	—	—

Unallocated rent cost included in direct operating expense (7)	—	—	—	—	8.6	27.3	7.9

Adjusted share-based compensation expense (8)	100.0	97.8	81.2	69.0	90.3	72.5	23.2

Purchase accounting and related adjustments (9)	194.0	195.5	153.7	163.0	13.6	11.7	2.2

Intersegment eliminations (10)	—	—	—	—	—	(12.8)	—

Adjusted OIBDA	$402.2	$358.1	$517.6	$448.1	$270.0	$261.3	$165.4

Adjusted corporate general and administrative expenses					134.9	142.1	52.2

Total Studio Business Segment Profit					$404.9	$403.4	$217.6

(1)

Related to the Media Networks reporting unit, amounts in fiscal 2024 and 2023 include goodwill impairment charges of $493.9 million and $1.475 billion, respectively. Fiscal 2024 also includes a $170.0 million impairment charge related to indefinite-lived trade names.

(2)

Adjusted depreciation and amortization represent depreciation and amortization as presented on the consolidated statements of operations less the depreciation and amortization related to the non-cash fair value adjustments to property and equipment and intangible assets acquired in acquisitions which are included in the purchase accounting and related adjustments line item above, as shown in the table below:

	Old Lionsgate Parent				Lionsgate Studios Corp.
	Year Ended March 31,				Year Ended March 31,		Three Months Ended March 31,
	2022 Actual	2023 Actual	2024 Actual	2025 Actual	2026 Plan	2026 Actual	2026 Actual
	(Unaudited, amounts in millions)

Depreciation and amortization	$177.9	$180.3	$192.2	$188.1	$16.1	$17.6	$4.4

Less: Amount included in purchase accounting and related adjustments	(134.9)	(140.1)	(142.1)	(154.3)	(2.5)	(4.0)	(1.0)

Adjusted depreciation and amortization	$43.0	$40.2	$50.1	$33.8	$13.6	$13.6	$3.4

Lionsgate Proxy Statement A-3

Exhibit A

(3)	Restructuring and other includes restructuring and severance costs, certain transaction and other costs and certain other unusual charges, when applicable, as shown in the table below:

	Old Lionsgate Parent				Lionsgate Studios Corp.
	Year Ended March 31,				Year Ended March 31,		Three Months Ended March 31,
	2022 Actual	2023 Actual	2024 Actual	2025 Actual	2026 Plan	2026 Actual	2026 Actual
	(Unaudited, amounts in millions)

Restructuring and other:

Content and other impairments (a)	$—	$385.2	$377.3	$162.4	$—	$17.1	$2.3

Severance (b)	4.6	22.2	46.6	40.6	—	27.0	7.2

COVID-19 related charges included in restructuring and other (c)	1.1	0.1	—	—	—	—	—

Transaction and other costs (d)	11.1	4.4	84.6	50.5	7.8	6.8	1.7

	$16.8	$411.9	$508.5	$253.5	$7.8	$50.9	$11.2

(a)

Media Networks Restructuring: In fiscal 2023, the Company began a plan to restructure its Media Networks international business, and during the fiscal years ended March 31, 2024 and 2025, the Company continued executing its restructuring plan, which included exiting all international territories except for Canada and India, and included an evaluation of the programming on Starz’s domestic and international platforms, resulting in certain programming being removed from those platforms and written down to fair value. The Company has incurred impairment charges from the inception of the Media Networks restructuring plan through March 31, 2025 amounting to $880.1 million. As a result of these restructuring initiatives, the Company recorded content impairment charges related to the Media Networks segment in the fiscal years ended March 31, 2025, 2024 and 2023 of $136.3 million, $364.5 million, and $379.3 million, respectively.

Content and Other Impairments: Content and other impairments primarily reflect $2.3 million and $13.2 million in content impairment charges and development cost write-offs recorded during the three months and year ended March 31, 2026, respectively, in connection with the restructuring of the Motion Picture and Television Production businesses. In addition, the amounts in the years ended March 31, 2026 and 2025 include impairment charges related to certain operating lease right-of-use assets and leasehold improvements within the Television Production segment. These impairments were recognized as a result of facilities that are no longer expected to be utilized by the Company, primarily related to the integration of eOne. In the fiscal year ended March 31, 2025, content and other impairments also included content impairments of $7.7 million related to the Motion Picture and Television Production segments associated with exiting local production in certain international territories.

Content and other impairments in the fiscal year ended March 31, 2024 also include $12.8 million of development costs written off in connection with changes in strategy in the Television Production segment as a result of the acquisition of eOne.

Content and other impairments in the fiscal year ended March 31, 2023 also include an impairment of operating leases right-of-use asset related to the Studio business and corporate facilities amounting to $5.8 million associated with a portion of a facility lease that will no longer be utilized by the Company. The lease impairments reflects a decline in market conditions since the inception of the leases impacting potential sublease opportunities, and represents the difference between the estimated fair value, which was determined based on the expected discounted future cash flows of the lease assets, and the carrying value.

(b)

Severance costs were primarily related to workforce reduction actions undertaken in connection with restructuring and acquisition integration activities, as well as other cost-reduction initiatives. During the fiscal year ended March 31, 2026, the Company restructured its Lionsgate Alternative Television division in addition to departures of senior executives in both the Motion Picture and Television Production segments. During the fiscal year ended March 31, 2025, in connection with the Company’s restructuring plan, approximately 8% of its eligible U.S. employees elected to take advantage of voluntary severance and early retirement packages. A total of approximately $26.0 million in severance expense was incurred under the voluntary severance program and was recognized in restructuring and other in the fiscal year ended March 31, 2025. In the fiscal year ended March 31, 2024, amounts were due to restructuring activities including integration of the acquisition of eOne, Media Networks international restructuring and our Motion Picture and Television Production segments.

(c)

Amounts represents certain incremental general and administrative costs associated with the COVID-19 global pandemic, such as costs related to transitioning the Company to a remote-work environment, costs associated with return-to-office safety protocols, and other incremental general and administrative costs associated with the COVID-19 global pandemic.

(d)

Transaction and other costs primarily relate to transaction, integration and legal costs incurred in connection with certain strategic transactions and restructuring activities, as well as costs associated with certain legal matters. Transaction costs associated with the Starz Separation are excluded from the years ended March 31, 2026, as such amounts were classified within discontinued operations. In addition, the fiscal year ended March 31, 2026 included a gain of $2.6 million from the sale of the Company’s streaming platform in India that was not a part of the disposal group of the Starz Business.

In fiscal 2025 and 2024, amounts include costs associated with the separation of the Starz Business from the Studio Business, and acquisition and integration costs related to the acquisition of eOne. In fiscal 2024, amounts also include $49.2 million associated with the acquisition of additional interest in 3 Arts Entertainment. Due to the new arrangement representing a modification of terms of the compensation element

A-4 Lionsgate Proxy Statement

Exhibit A

under the previous arrangement which resulted in the reclassification of the equity award to a liability award, the Company recognized incremental compensation expense of $49.2 million, representing the excess of the fair value of the modified award over amounts previously expensed. In addition, transaction and other costs in fiscal 2024 includes approximately $16.6 million of a loss associated with a theft at a production of a 51% owned consolidated entity. In the quarter ended March 31, 2025, the Company recognized a benefit of $3.1 million for insurance recoveries related to the loss. The Company also expects to recover a portion of the loss from the noncontrolling interest holders of this entity. In fiscal 2025 and 2024, transaction and other costs also include a benefit of $7.1 million and $5.4 million associated with an arrangement to migrate subscribers in some of the exited territories to a third-party in connection with the Starz international restructuring. In fiscal 2023, transaction and other costs include a benefit of $11.0 million for a settlement of a legal matter related to the Media Networks segment.

(4)

Amounts represent the net incremental costs, if any, included in direct operating expense resulting from circumstances associated with the COVID-19 global pandemic. During fiscal 2025, 2024, 2023 and 2022, the Company has incurred a net benefit in direct operating expense due to insurance recoveries in excess of the incremental costs expensed in the period. These charges (benefits) are excluded from segment operating results.

(5)

Amounts represent certain unusual programming and content charges. In the fiscal year ended March 31, 2023, the amounts represent development costs written off as a result of changes in strategy across the Company’s theatrical slate in connection with certain management changes and changes in the theatrical marketplace in the Motion Picture segment. In the fiscal year ended March 31, 2022, the amounts represent impairment charges recorded as a result of a strategic review of original programming on the STARZ platform, which identified certain titles with limited viewership or strategic purpose which were removed from the STARZ service and abandoned by the Media Networks segment. These charges are excluded from segment results and included in amortization of investment in film and television programs in direct operating expense on the consolidated statement of operations.

(6)

Amounts represent charges related to Russia’s invasion of Ukraine, primarily related to bad debt reserves for accounts receivable from customers in Russia, included in direct operating expense in the consolidated statement of operations, and excluded from segment operating results.

(7)	Amounts represent rent cost for production facilities that were unutilized due to lower demand following the industry strikes and, as such, were not allocated to the Company’s segments.

(8)	The following table reconciles total share-based compensation expense to adjusted share-based compensation expense:

	Old Lionsgate Parent				Lionsgate Studios Corp.
	Year Ended March 31,				Year Ended March 31,		Three Months Ended March 31,
	2022 Actual	2023 Actual	2024 Actual	2025 Actual	2026 Plan	2026 Actual	2026 Actual
	(Unaudited, amounts in millions)

Total share-based compensation expense	$100.0	$102.0	$90.6	$74.4	$90.3	$78.0	$27.0

Less: Amount included in restructuring and other (a)	—	(4.2)	(9.4)	(5.4)	—	(5.5)	(3.8)

Adjusted share-based compensation	$100.0	$97.8	$81.2	$69.0	$90.3	$72.5	$23.2

(a)

Amounts represent share-based compensation expense recorded within restructuring and other expenses, attributable to the accelerated vesting of equity awards pursuant to certain severance arrangements.

(9)

Purchase accounting and related adjustments primarily consist of the amortization of non-cash fair value adjustments to certain assets acquired in acquisitions. The table below presents the amounts included in each financial statement line item:

	Old Lionsgate Parent				Lionsgate Studios Corp.
	Year Ended March 31,				Year Ended March 31,		Three Months Ended March 31,
	2022 Actual	2023 Actual	2024 Actual	2025 Actual	2026 Plan	2026 Actual	2026 Actual
	(Unaudited, amounts in millions)

Purchase accounting and related adjustments:

Direct operating	$0.4	$0.7	$—	$—	$—	$—	$—

General and administrative expense (a)	58.7	54.7	11.6	8.7	11.1	7.7	1.2

Depreciation and amortization	134.9	140.1	142.1	154.3	2.5	4.0	1.0

	$194.0	$195.5	$153.7	$163.0	$13.6	$11.7	$2.2

Lionsgate Proxy Statement A-5

Exhibit A

(a)

These adjustments include the accretion of the noncontrolling interest discount related to Pilgrim Media Group and 3 Arts Entertainment, the amortization of the recoupable portion of the purchase price and the expense associated with the earned distributions related to 3 Arts Entertainment, all of which are accounted for as compensation and are included in general and administrative expense, as presented in the table below. The earned distributions related to 3 Arts Entertainment represent the 3 Arts Entertainment noncontrolling equity interest in the earnings of 3 Arts Entertainment and are reflected as an expense rather than noncontrolling interest in the consolidated statement of operations due to the relationship to continued employment.

	Old Lionsgate Parent				Lionsgate Studios Corp.
	Year Ended March 31,				Year Ended March 31,		Three Months Ended March 31,
	2022 Actual	2023 Actual	2024 Actual	2025 Actual	2026 Plan	2026 Actual	2026 Actual
	(Unaudited, amounts in millions)

Amortization of recoupable portion of the purchase price	$7.7	$7.7	$1.3	$—	$—	$—	$—

Noncontrolling interest discount amortization	22.7	13.2	—	—	—	—	—

Noncontrolling equity interest in distributable earnings	28.3	33.8	10.3	8.7	11.1	7.7	1.2

	$58.7	$54.7	$11.6	$8.7	$11.1	$7.7	$1.2

(10)

Amounts relate to the licensing of products from the Company’s Studio Business to the former Media Networks segment prior to the Starz Separation in fiscal 2026. Following the Starz Separation, the Company and Starz will continue to be parties to certain commercial agreements. As a result, the impacts of licensing motion pictures or television programming to Starz following the Starz Separation are not eliminated in consolidation and are reflected in the consolidated results from continuing operations.

A-6 Lionsgate Proxy Statement

LIONSGATE STUDIOS CORP.

ATTN: INVESTOR RELATIONS

2700 COLORADO AVENUE

SANTA MONICA, CA 90404 USA

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on September 14, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on September 14, 2026. Have your proxy card in hand when you call and then follow the instructions.

TABLET OR SMARTPHONE

Scan this QR code to vote with your tablet or smartphone.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Whether or not you plan on attending the Meeting, you are urged to vote these shares by completing and returning this proxy card by mail or transmitting your voting instructions electronically via the Internet or by telephone.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T01866-P55342         KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LTIONSGATE STUDIOS CORP.

The Board of Directors recommends that you vote FOR the following director nominees:
1.	Election of Directors:		For	Withhold

	1a.	Gordon Crawford	☐	☐

	1b.	Jon Feltheimer	☐	☐

	1c.	Emily Fine	☐	☐

	1d.	Michael T. Fries	☐	☐

	1e.	John D. Harkey	☐	☐

	1f.	Susan McCaw	☐	☐

	1g.	Steven Mnuchin	☐	☐

	1h.	Yvette Ostolaza	☐	☐

	1i.	Mark H. Rachesky	☐	☐

	1j.	Richard Rosenblatt	☐	☐

	1k.	Harry E. Sloan	☐	☐

The Board of Directors recommends that you vote FOR proposals 2 and 3:		For		Withhold
2.

Appointment of Auditors: To reappoint Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending March 31, 2027 at a remuneration to be determined by the directors. See the section entitled “Proposal 2: Re-Appointment of Independent Registered Public Accounting Firm” in the Notice and Proxy Statement.

		☐		☐

		For	Against	Abstain
3.

Advisory Vote on Executive Compensation: To pass a non-binding advisory resolution to approve the compensation paid to the Company’s Named Executive Officers. See the section entitled “Proposal 3: Advisory Vote to Approve Executive Compensation” in the Notice and Proxy Statement.

		☐	☐	☐
The Board of Directors recommends you vote 1 Year on proposal 4:	1 Year	2 Years	3 Years	Abstain
4.

Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation: To pass a non-binding advisory resolution to approve the frequency of future advisory resolutions to approve the compensation of the Company’s Named Executive Officers. See the section entitled “Proposal 4: Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation” in the Notice and Proxy Statement.

	☐	☐	☐	☐

Note: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting and any continuations, adjournments or postponements thereof.

Authorized Signature(s) –– Sign Here –– This section must be completed for your instructions to be executed.

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this proxy will be voted as recommended by the Board of Directors.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual General and Special

Meeting of Shareholders to be held on September 15, 2026:

The Notice and Proxy Statement and 2026 Annual Report are available at

https://investors.lionsgate.com/financials/annual-reports.

You can also view these materials at www.proxyvote.com by using the control number.

PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED.

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T01867-P55342

LIONSGATE STUDIOS CORP.

250 Howe Street, 20th Floor

Vancouver, British Columbia V6C 3R8

THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORS

The undersigned holder of Common Shares of Lionsgate Studios Corp., a British Columbia corporation (the “Company”), hereby appoints James W. Barge, Michael Burns, Jon Feltheimer, Adrian Kuzycz and Bruce Tobey, and each of them, or in the place of the foregoing,            (print name), as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated on the reverse, all of the Common Shares of the Company that the undersigned is entitled to vote at the Annual General and Special Meeting of Shareholders of the Company (the “Meeting”), to be held at the Company’s head office in Canada at Dentons Canada LLP, 250 Howe Street, 20th Floor, Vancouver, British Columbia, V6C 3R8, Canada, on Tuesday, September 15, 2026, beginning at 10:00 a.m., local time, or at any continuations, adjournments or postponements thereof.

Notes to proxy:

1.

Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the Meeting or any continuation, adjournment or postponement thereof. If the shareholder does not want to appoint the persons named in this instrument of proxy as the shareholder’s proxy, he/she should strike out their names and insert in the blank space provided the name of the person he/she wishes to act as his/her proxy. Such other person need not be a shareholder of the Company (see above).

2.

If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual, you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy.

3.	This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy.

4.	If this proxy is not dated, it will be deemed to bear the date on which it is mailed by the Company to the holder.

5.

The securities represented by this proxy will be voted in favor or withheld from voting or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder. If the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly; however, if you do not specify how to vote in respect to any matter, your proxyholder is entitled to vote the shares as he or she sees fit. If this proxy does not specify how to vote on a matter, and if you have authorized the Company appointees to act as your proxyholder, this proxy will be voted as recommended by the Board of Directors. In particular, if your proxy does not specify how to vote, this proxy will be voted “FOR” all nominees in proposal 1, “FOR” proposals 2 and 3 and “1 YEAR” on proposal 4.

6.

This proxy confers discretionary authority in respect of amendments or variations to matters identified in the notice of meeting or other matters that may properly come before the Meeting or any continuation, adjournment or postponement thereof.

7.	This proxy should be read in conjunction with the accompanying documentation provided by the Company.

8.	The deadline for the deposit of this proxy may be waived or extended by the Chair of the Meeting at his or her discretion.

(Continued, and to be marked, dated and signed, on the other side)